                          CREDIT AND GUARANTY AGREEMENT

                            DATED AS OF MAY 13, 2002

                                      AMONG

                           MARINER HEALTH CARE, INC.,

               CERTAIN SUBSIDIARIES OF MARINER HEALTH CARE, INC.,
                                 AS GUARANTORS,

                                VARIOUS LENDERS,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                       AND
                                 UBS WARBURG LLC
                            AS JOINT LEAD ARRANGERS,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              AS SYNDICATION AGENT,

                      GENERAL ELECTRIC CAPITAL CORPORATION
                         AS COLLATERAL MONITORING AGENT
                                       AND
                               DOCUMENTATION AGENT

                                       AND

                            UBS AG, STAMFORD BRANCH,
                             AS ADMINISTRATIVE AGENT

            --------------------------------------------------------

                  $297,000,000 SENIOR SECURED CREDIT FACILITIES

            --------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

SECTION 1.           DEFINITION AND INTERPRETATION................................................................8

         1.1      Definitions.....................................................................................8
         1.2      Accounting Terms...............................................................................48
         1.3      Interpretation, etc............................................................................48

SECTION 2.           LOANS AND LETTERS OF CREDIT.................................................................49

         2.1      Term Loans.....................................................................................49
         2.2      Revolving Loans................................................................................49
         2.3      Swing Line Loans...............................................................................51
         2.4      Issuance of Letters of Credit and Purchase of Participations Therein...........................53
         2.5      Pro Rata Shares; Availability of Funds.........................................................57
         2.6      Use of Proceeds................................................................................58
         2.7      Evidence of Debt; Register; Lenders' Books and Records; Notes..................................58
         2.8      Interest on Loans..............................................................................59
         2.9      Conversion/Continuation........................................................................59
         2.10     Default Interest...............................................................................61
         2.11     Fees...........................................................................................62
         2.12     Scheduled Payments/Commitment Reductions.......................................................63
         2.13     Voluntary Prepayments/Commitment Reductions....................................................64
         2.14     Mandatory Prepayments/Commitment Reductions....................................................65
         2.15     Application of Prepayments/Reductions..........................................................66
         2.16     General Provisions Regarding Payments..........................................................69
         2.17     Ratable Sharing................................................................................72
         2.18     Making or Maintaining Eurodollar Rate Loans....................................................73
         2.19     Increased Costs; Capital Adequacy..............................................................74
         2.20     Taxes; Withholding, etc........................................................................76
         2.21     Obligation to Mitigate.........................................................................78
         2.22     Defaulting Lenders.............................................................................78
         2.23     Removal or Replacement of a Lender.............................................................79

SECTION 3.           CONDITIONS PRECEDENT........................................................................80

         3.1      Closing Date...................................................................................80
         3.2      Conditions to Each Credit Extension............................................................87

SECTION 4.           REPRESENTATIONS AND WARRANTIES..............................................................89

         4.1      Organization; Requisite Power and Authority; Qualification.....................................89
         4.2      Capital Stock and Ownership....................................................................89
         4.3      Due Authorization..............................................................................89
         4.4      No Conflict....................................................................................90
         4.5      Governmental Consents..........................................................................90

         4.6      Binding Obligation.............................................................................90
         4.7      Historical Financial Statements................................................................90
         4.8      Projections....................................................................................91
         4.9      No Material Adverse Change.....................................................................91
         4.10     No Restricted Junior Payments..................................................................91
         4.11     Adverse Proceedings, etc.......................................................................91
         4.12     Payment of Taxes...............................................................................91
         4.13     Properties.....................................................................................92
         4.14     Environmental Matters..........................................................................92
         4.15     No Defaults....................................................................................93
         4.16     Material Contracts.............................................................................93
         4.17     Material Reimbursements........................................................................93
         4.18     Health Care Permits............................................................................93
         4.19     Governmental Regulation........................................................................95
         4.20     Margin Stock...................................................................................95
         4.21     Employee Matters...............................................................................95
         4.22     Employee Benefit Plans.........................................................................95
         4.23     Certain Fees...................................................................................96
         4.24     Solvency.......................................................................................96
         4.25     Related Agreements.............................................................................96
         4.26     Compliance with Statutes, etc..................................................................97
         4.27     Disclosure.....................................................................................97
         4.28     Special Representations Relating to Eligible Receivables.......................................97
         4.29     Cash Management System.........................................................................98
         4.30     Cash Collateral Accounts.......................................................................98

SECTION 5.           AFFIRMATIVE COVENANTS.......................................................................99

         5.1      Financial Statements and Other Reports.........................................................99
         5.2      Existence.....................................................................................105
         5.3      Payment of Taxes and Claims...................................................................105
         5.4      Maintenance of Properties.....................................................................105
         5.5      Insurance.....................................................................................106
         5.6      Inspections...................................................................................107
         5.7      Lenders Meetings..............................................................................108
         5.8      Compliance with Laws..........................................................................108
         5.9      Environmental.................................................................................108
         5.10     Subsidiaries..................................................................................109
         5.11     Additional Material Real Estate Assets........................................................110
         5.12     Interest Rate Protection......................................................................111
         5.13     Observance of Agreements......................................................................112
         5.14     Cash Management System........................................................................112
         5.15     Further Assurances............................................................................112
         5.16     Filing of Agreement...........................................................................112
         5.17     Certain Post-Closing Obligations..............................................................113
         5.18     Cash Collateral Accounts......................................................................115

SECTION 6.           NEGATIVE COVENANTS.........................................................................115

         6.1      Indebtedness..................................................................................115
         6.2      Liens.........................................................................................117
         6.3      Receivables...................................................................................120
         6.4      No Further Negative Pledges...................................................................120
         6.5      Restricted Junior Payments....................................................................120
         6.6      Restrictions on Subsidiary Distributions......................................................120
         6.7      Investments...................................................................................121
         6.8      Financial Covenants...........................................................................122
         6.9      Fundamental Changes; Disposition of Assets; Acquisitions......................................128
         6.10     Disposal of Subsidiary Interests..............................................................129
         6.11     Sales and Lease-Backs.........................................................................129
         6.12     Transactions with Shareholders and Affiliates.................................................130
         6.13     Conduct of Business...........................................................................130
         6.14     Amendments or Waivers of Certain Related Agreements...........................................130
         6.15     Joint Ventures or Partnerships................................................................131
         6.16     Fiscal Year...................................................................................131
         6.17     Health Care Permits and Approvals.............................................................131
         6.18     Changes to Credit and Collection Policy Agreements............................................132

SECTION 7.           GUARANTY...................................................................................132

         7.1      Guaranty of the Obligations...................................................................132
         7.2      Contribution by Guarantors....................................................................132
         7.3      Payment by Guarantors.........................................................................133
         7.4      Liability of Guarantors Absolute..............................................................133
         7.5      Waivers by Guarantors.........................................................................135
         7.6      Guarantors' Rights of Subrogation, Contribution, etc..........................................136
         7.7      Subordination of Other Obligations............................................................137
         7.8      Continuing Guaranty...........................................................................137
         7.9      Authority of Guarantors or Company............................................................137
         7.10     Financial Condition of Company................................................................137
         7.11     Bankruptcy, etc...............................................................................137
         7.12     Discharge of Guaranty Upon Sale of Guarantor..................................................138

SECTION 8.           EVENTS OF DEFAULT..........................................................................138

         8.1      Events of Default.............................................................................138

SECTION 9.           AGENTS.....................................................................................142

         9.1      Appointment of Agents.........................................................................142
         9.2      Powers and Duties.............................................................................143
         9.3      General Immunity..............................................................................143
         9.4      Agents Entitled to Act as Lender..............................................................144
         9.5      Lenders' Representations, Warranties and Acknowledgment.......................................144
         9.6      Right to Indemnity............................................................................145

         9.7      Successor Administrative Agent and Swing Line Lender..........................................146
         9.8      Collateral Documents and Guaranty.............................................................147
         9.9      Cash Collateral Accounts......................................................................148
         9.10     Application of Proceeds.......................................................................149

SECTION 10.          MISCELLANEOUS..............................................................................150

         10.1     Notices.......................................................................................150
         10.2     Expenses......................................................................................150
         10.3     Indemnity.....................................................................................151
         10.4     Set-Off.......................................................................................152
         10.5     Amendments and Waivers........................................................................152
         10.6     Successors and Assigns; Participations........................................................155
         10.7     Independence of Covenants.....................................................................158
         10.8     Survival of Representations, Warranties and Agreements........................................159
         10.9     No Waiver; Remedies Cumulative................................................................159
         10.10    Marshalling; Payments Set Aside...............................................................159
         10.11    Severability..................................................................................159
         10.12    Obligations Several; Independent Nature of Lenders' Rights....................................160
         10.13    Headings......................................................................................160
         10.14    APPLICABLE LAW................................................................................160
         10.15    CONSENT TO JURISDICTION.......................................................................160
         10.16    WAIVER OF JURY TRIAL..........................................................................161
         10.17    Confidentiality...............................................................................161
         10.18    Usury Savings Clause..........................................................................162
         10.19    Counterparts..................................................................................162
         10.20    Effectiveness.................................................................................162

APPENDICES:                A-1        Term Loan Commitments
                           A-2        Revolving Commitments
                           B          Notice Addresses

SCHEDULES:                 1.1(i)     Closing Date Guarantors
                           1.1(ii)    Closing Date Subsidiaries of Company which are not Guarantors
                           1.1(iii)   Closing Date Non-Material Guarantor Subsidiaries
                           1.1(iv)    Certain Adjustments to EBITDA
                           1.1(v)     Potential Transfers to prepetition creditors
                           1.1(vi)    Existing Purchase Options or Similar Call Rights in respect of
                                      Securities of a Joint Venture
                           3.1(k)     Notifications
                           3.1(l)(i)  Closing Date Mortgaged Properties
                           3.1(l)(ii) Jurisdictions of Local Counsel Real Estate Opinions
                           4.1        Jurisdictions of Organization and Qualification
                           4.2        Capital Stock and Ownership
                           4.7        Closing Date Contingent Liabilities
                           4.10       Restricted Junior Payments
                           4.12       Taxes
                           4.13(a)    Title Deficiencies
                           4.13(b)    Real Estate Assets
                           4.16       Material Contracts
                           4.17       Material Reimbursements
                           4.18(a)    Health Care Permit Deficiencies
                           4.18(b)    Health Care Permits
                           4.21       Collective Bargaining Agreements
                           4.29       Cash Management System
                           6.1        Certain Indebtedness
                           6.2        Certain Liens
                           6.6        Certain Restrictions
                           6.7(g)     Certain Closing Date Investments
                           6.7(l)     Captive Insurance Subsidiary Permitted Investments
                           6.9        Certain Divestitures
                           6.12       Certain Affiliate Transactions

EXHIBITS:                  A-1        Funding Notice
                           A-2        Conversion/Continuation Notice
                           A-3        Issuance Notice
                           B-1        Term Loan Note
                           B-2        Revolving Loan Note
                           B-3        Swing Line Note
                           C          Compliance Certificate
                           D          Opinions of Counsel
                           E          Assignment Agreement
                           F          Certificate Re Non-bank Status

                           G-1        Closing Date Certificate
                           G-2        Solvency Certificate
                           H          Counterpart Agreement
                           I          Pledge and Security Agreement
                           J          Mortgage
                           K          Landlord Consent and Estoppel
                           M          Intercreditor Agreement
                           N          Borrowing Base Certificate

                          CREDIT AND GUARANTY AGREEMENT

                  This CREDIT AND GUARANTY AGREEMENT, dated as of May 13, 2002 is entered into by and among MARINER HEALTH CARE, INC. (F/K/A MARINER POST-ACUTE NETWORK, INC.), a Delaware corporation ("COMPANY"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as a Joint Lead Arranger (in such capacity, a "JOINT LEAD ARRANGER"), and as Sole Syndication Agent (in such capacity, "SYNDICATION AGENT"), UBS WARBURG LLC ("UBSW"), as a Joint Lead Arranger (in such capacity, a "JOINT LEAD ARRANGER", and together with GSCP, the "JOINT LEAD ARRANGERS"), UBS AG, STAMFORD BRANCH ("UBS") as Administrative Agent and as Swing Line Lender (together with its permitted successors in such capacities, "ADMINISTRATIVE AGENT" or "SWING LINE LENDER", respectively), GENERAL ELECTRIC CAPITAL CORPORATION ("GECC"), as Collateral Monitoring Agent (together with its permitted successors in such capacity, "COLLATERAL MONITORING AGENT"), and as Documentation Agent (in such capacity, "DOCUMENTATION AGENT"), and for the limited purposes of Sections 9.1, 9.6(b) and 10.3 hereof, RESIDENTIAL FUNDING CORPORATION DBA GMAC-RFC HEALTH CAPITAL ("GMAC"), as Joint Collateral Agent (together with its permitted successors in such capacity, "JOINT COLLATERAL AGENT").

                                    RECITALS:

                  WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

                  WHEREAS, the Company has reorganized under Chapter 11 of the Bankruptcy Code as of the Effective Date (as defined in the Plan of Reorganization);

                  WHEREAS, Lenders have agreed to extend certain credit facilities to Company, in an aggregate amount not to exceed $297,000,000, consisting of $212,000,000 aggregate principal amount of Term Loans, and up to $85,000,000 aggregate principal amount of Revolving Commitments, the proceeds of which will be used to fund obligations under the Plan of Reorganization and for general corporate purposes of the Company and its Subsidiaries;

                  WHEREAS, Company has agreed to secure all of its Obligations and its Rollover Note Obligations by granting to Joint Collateral Agent, for the benefit of Secured Parties and subject to the provisions of the Intercreditor Agreement, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Guarantor Subsidiaries and all intercompany debt; and

                  WHEREAS, Guarantors have agreed to guarantee the obligations of Company hereunder and to secure their respective Obligations and Rollover Note Obligations by granting to Joint Collateral Agent, for the benefit of Secured Parties and subject to the provisions of the Intercreditor Agreement, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Subsidiaries which are or become Guarantors and all intercompany debt.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.        DEFINITION AND INTERPRETATION

                  1.1 DEFINITIONS. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

                  "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

                  "ADMINISTRATIVE AGENT" as defined in the preamble hereto.

                  "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Guarantor Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Company or any of its Subsidiaries, threatened against or affecting Company or any of its Guarantor Subsidiaries or any property of Company or any of its Guarantor Subsidiaries.

                  "AFFECTED LENDER" as defined in Section 2.18(b).

                  "AFFECTED LOANS" as defined in Section 2.18(b).

                  "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 15.0% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGENT" means each of the Joint Lead Arrangers, Syndication Agent, Administrative Agent, Collateral Monitoring Agent and Documentation Agent.

                  "AGGREGATE AMOUNTS DUE" as defined in Section 2.17.

                  "AGGREGATE PAYMENTS" as defined in Section 7.2.

                  "AGREEMENT" means this Credit and Guaranty Agreement, dated as of May 13, 2002 as it may be amended, supplemented or otherwise modified from time to time.

                  "APPLICABLE MARGIN" means (i) with respect to Revolving Loans that are Eurodollar Rate Loans (a) from the Closing Date until the commencement of the first interest period occurring after the date of delivery of the Compliance Certificate and the financial statements for the second full fiscal quarter after the Closing Date, 3.0% per annum; and (b) thereafter, a percentage, per annum, determined by reference to the Total Debt Leverage Ratio in effect from time to time as set forth below:

============================= ==========================
 TOTAL DEBT LEVERAGE RATIO        APPLICABLE MARGIN
----------------------------- --------------------------
   Greater than 2.75:1.00               3.00%
----------------------------- --------------------------
   Less than or equal to
         2.75:1.00
   Greater than 2.25:1.00               2.75%
----------------------------- --------------------------
   Less than or equal to
         2.25:1.00
   Greater than 1.75:1.00               2.50%
----------------------------- --------------------------

============================= ==========================
 TOTAL DEBT LEVERAGE RATIO        APPLICABLE MARGIN
----------------------------- --------------------------
   Less than or equal to
         1.75:1.00                      2.25%
============================= ==========================

and (ii) with respect to Swing Line Loans and Revolving Loans that are Base Rate Loans, an amount equal to (a) the Applicable Margin for Eurodollar Rate Loans as set forth in clause (i)(a) or (i)(b) above, as applicable, minus (b) 1.00% per annum. No change in the Applicable Margin shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to
Section 5.1(d) calculating the Total Debt Leverage Ratio. At any time Company has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be determined as if the Total Debt Leverage Ratio were in excess of 2.75:1.00. Within one Business Day of receipt of the applicable information under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

                  "APPLICABLE REVOLVING COMMITMENT FEE PERCENTAGE" means a percentage per annum, determined by reference to Facility Usage from time to time as set forth below:

========================= ==============================
                              APPLICABLE REVOLVING
        FACILITY                   COMMITMENT
         USAGE                   FEE PERCENTAGE
------------------------- ------------------------------
 Less than or equal to                1.00%
          1/3
------------------------- ------------------------------
   Less than 2/3 but
    greater than 1/3                  0.75%
------------------------- ------------------------------
 Greater than or equal
         to 2/3                       0.50%
------------------------- ------------------------------


                  "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute

Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

                  "APPROVED CAPTIVE INSURANCE SUBSIDIARY" means any captive insurance subsidiary formed by Company and approved by Administrative Agent and Syndication Agent pursuant to Section 5.10(b).

                  "ASSET SALE" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Company or any Guarantor), in one transaction or a series of transactions, of all or any part of Company's or any of its Guarantor Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Company's Subsidiaries, other than (i) inventory (or other assets) sold or leased in the ordinary course of business (excluding any such sales by operation or divisions discontinued or to be discontinued), (ii) sales of other assets for aggregate consideration of less than $1,000,000 with respect to any transaction or series of related transactions and less than $2,500,000 in the aggregate during any Fiscal Year, and (iii) sub-leases of any non-performing or under-performing Health Care Facility, or any Health Care Facility located in a non-core market, on arms length commercial terms at fair market value, (giving due regard to the value of divesting an unprofitable Health Care Facility), and in any event for aggregate consideration (excluding periodic rental payments, percentage rent and other customary payments under the sub-lease characterized as "additional rents" or security deposits, but including any other lump sum payments) since the Closing Date of less than $1,000,000; provided, however, that in no event shall the surrender, assignment, sub-lease, transfer or conveyance of any such assets or properties identified on Schedule 1.1(v) to the relevant prepetition creditor identified on such Schedule (or their successor, assign or designee) in the Cases as contemplated in the Plan of Reorganization be deemed to constitute an Asset Sale.

                  "ASSIGNMENT AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

                  "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer, chief accounting officer or treasurer.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

                  "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the District of Delaware.

                  "BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Base Rate.

                  "BENEFICIARY" means each Agent, Issuing Bank, Lender and Lender Counterparty.

                  "BORROWING BASE" means, at any date of determination, an amount equal to the sum of (i) eighty percent (80%) of the net amount of ISG Eligible Receivables, plus (ii) twenty-five percent (25%) of SHG Eligible Receivables, plus (iii) THE PRODUCT OF (x) fifty percent (50%) AND (y) THE DIFFERENCE OF (a) the Net Value of Eligible Real Estate AND (b) ISG ELIGIBLE RECEIVABLES. The Borrowing Base shall be computed as of the Closing Date and the last day of each subsequent fiscal month; provided, that so long as no Event of Default has occurred and is continuing under Section 8.1(d) (with respect to Section 5.1(s) or 5.1(t)), the Borrowing Base in effect at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered in accordance with Sections 5.1(s) and 5.1(t), absent any error in such Borrowing Base Certificate. For purposes hereof, "the net amount of Eligible Receivables" at any time shall be the face amount of such Eligible Receivables less (without duplication to the extent deducted under the definition of Receivable or Eligible Receivable) any and all rebates, discounts, credits, allowances, sales or excise taxes of any nature at any time issued, owing, claimed, granted, outstanding or payable in connection with such Receivables at such time.

                  "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Exhibit N annexed hereto, with such modifications to form and presentation as the Collateral Monitoring Agent may request from time to time, delivered to Administrative Agent by Company on the Closing Date pursuant to
Section 3.1(u) and thereafter pursuant to Section 5.1(s).

                  "BORROWING BASE DEFICIENCY CASH COLLATERAL ACCOUNT" as defined in Section 9.9(a).

                  "BORROWER" means the Company as defined herein.

                  "BREAKAGE COST CASH COLLATERAL ACCOUNT" as defined in Section 9.9(a).

                  "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State in which the chief executive office of Company is located as of the relevant date of determination, or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close, and
(ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term "Business Day" shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

                  "CASES" means those certain cases pending under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court filed on January 18, 2000 by (i) Company and certain of its Subsidiaries which cases are jointly administered as Case No. 00 00113 and (ii) Mariner Health Group, Inc. and certain of its Subsidiaries which cases are jointly administered as Case No. 00 00214.

                  "CASH" means money, currency or a credit balance in any demand or Deposit Account.

                  "CASH BOOK BALANCE" means, as of any date of determination, the aggregate Cash and Cash Equivalents of Company and the Guarantor Subsidiaries in the Concentration Accounts (other than the Insurance Concentration Account), minus, without duplication, (y) the aggregate amount of checks issued by Company out of such Concentration Accounts but not yet collected, and (z) the aggregate amount of checks and electronic funds transfers approved for payment within the next 1 Business Day but not yet issued or sent by Company.

                  "CASH COLLATERAL ACCOUNTS" as defined in Section 9.9(a).

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "CASH MANAGEMENT SYSTEM" as defined in Section 5.14.

                  "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit F.

                  "CHAMPUS" means, collectively, the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, order, guidelines or requirements pertaining to such program including
(a) all federal statutes (whether set forth in 10 U.S.C. Sections 1071-1106 or elsewhere) affecting such program; and (b) all rules, regulations (include 32 C.F.R. Section 199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended.

                  "CHAMPUS RECEIVABLE" shall mean a Receivable payable to a Credit Party pursuant to CHAMPUS.

                  "CHAMPVA" shall mean, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in 38 U.S.C. Section 1713 or elsewhere) affecting such program or, to the extent applicable to CHAMPVA; and (b) all rules, regulations (including 38 C.F.R.
Section 17.54), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "CHAMPVA RECEIVABLE" shall mean a Receivable payable to a Credit Party pursuant to CHAMPVA.

                  "CHANGE OF CONTROL" means, at any time after the Effective Date, (i) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (a) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Company or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Company; (ii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Company cease to be occupied by Persons who either (a) were members of the board of directors of Company on the Closing Date or (b) were nominated for election by the board of directors of Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or (iii) any "change of control" or similar concept shall occur with respect to the Rollover Notes or Refinancing Notes that would require Company to tender for (or otherwise give rise to an accelerated repayment of) the Rollover Notes or the Refinancing Notes, as applicable.

                  "CLASS" means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Term Loan Exposure, (b) Lenders having Revolving Exposure (including Swing Line Lender) and (ii) with respect to Loans, each of the following classes of Loans: (a) Term Loans, and (b) Revolving Loans (including Swing Line Loans).

                  "CLOSING DATE" means the date on which the Term Loans are made being May 13, 2002.

                  "CLOSING DATE CERTIFICATE" means a Closing Date Certificate substantially in the form of Exhibit G-1.

                  "CLOSING DATE RESTRUCTURING CHOW APPROVAL" means any "change of ownership" approval or related Health Care Permit required to be obtained from a state Governmental Authority by any Credit Party with respect to any Health Care Facility in connection with the implementation on or about the Closing Date of the Corporate Restructuring Program and/or the change of control occurring as of the Closing Date with respect to the Company.

                  "CLOSING DATE MORTGAGED PROPERTY" as defined in Section
3.1(l).

                  "CMS" shall mean The Centers for Medicare and Medicaid Services, formerly known as the Health Care Financing Administration, the entity within the United States Department of Health and Human Services responsible for administering the Medicare program and the federal aspects of the Medicaid programs, directly and through its fiscal intermediaries and agents, and any successor entities.

                  "COLLATERAL" means, collectively, all the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                  "COLLATERAL AGENT" shall mean where used in the Mortgages only, the Joint Collateral Agent. Such term is not otherwise used in this Agreement.

                  "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Mortgages, the Landlord Consent and Estoppel Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Joint Collateral Agent, for the benefit of Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

                  "COLLATERAL MONITORING AGENT" as defined in the preamble hereto.

                  "COLLATERAL QUESTIONNAIRE" means a certificate in form satisfactory to the Administrative Agent and Syndication Agent that provides information with respect to the personal or mixed property of each Credit Party.

                  "COMPANY" as defined in the preamble hereto.

                  "COMMITMENT" means any Revolving Commitment or Term Loan Commitment.

                  "COMPLIANCE CERTIFICATE" means a Compliance Certificate substantially in the form of Exhibit C.

                  "CONCENTRATION ACCOUNTS" shall have the meaning ascribed to such term in the Pledge and Security Agreement.

                  "CONFIRMATION ORDER" means the Findings of Fact, Conclusions of Law, and Order Confirming Debtors' Joint Plan of Reorganization entered by the Bankruptcy Court on April 3, 2002.

                  "CONSOLIDATED ADJUSTED EBITDA" means, for any period, an amount determined for Company and the Guarantor Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) (for any period ending on or prior to December 31, 2002 only) to the extent deducted in determining Consolidated Net Income, any non-recurring charge or restructuring charge in connection with the implementation of the Plan of Reorganization and (g) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), minus (ii) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period), all as may be adjusted pursuant to the terms of Schedule 1.1(iv).

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures of Company and the Guarantor Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of Company and the Guarantor Subsidiaries excluding, to the extent included, any expenditures incurred by the Company and the Guarantor Subsidiaries used in the "purchase of property and equipment" from (or reimbursed by) Net Insurance/Condemnation Proceeds or from Net Asset Sale Proceeds and including to the extent not otherwise included any expenditures incurred by the Company and the Guarantor Subsidiaries in the buyback of Capital Leases.

                  "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash.

                  "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and the Guarantor Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

                  "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and the Guarantor Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

                  "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA (after subtracting therefrom, without duplication, any amounts deducted under item (f) of such definition), plus (b) the Consolidated Working Capital Adjustment, plus (c) an amount equal to 110% of the amount of accrued insurance obligations included under "current liabilities" on the most recent annual audited balance sheet of the Company and its consolidated Subsidiaries (which for the avoidance of doubt for these purposes shall be deemed to include all Approved Captive Insurance Subsidiaries), and minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding (i) repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of (y) any related financings with respect to such expenditures and (z) any sales of assets used to finance such expenditures), (c) Consolidated Cash Interest Expense, and (d) provisions for taxes based on income of Company and the Guarantor Subsidiaries and payable (or paid) in cash in such period, (e) the aggregate Cash purchase price of all Permitted Acquisitions consummated during such period and not included in clause (b) of this clause (ii), and (f) the sum of (I) the Insurance Concentration Account balance as at the end of such period, and (II) the aggregate Cash and Cash Equivalent balances, and fair market value of Investments other than Cash and Cash Equivalents, if any, held by Approved Captive Insurance Subsidiaries as at the end of such period to the extent available to satisfy the "current liabilities" referred to above, provided that for purposes of this definition, the net amount described in this clause (ii)(f) shall not exceed the amount of accrued insurance obligations added back for the period in question pursuant to clause (i)(c) of this definition. Notwithstanding anything to the contrary set forth herein, for purposes of the Company's 2002 Fiscal Year and Consolidated Excess Cash Flow shall be determined solely for the period from and including June 1, 2002 to December 31, 2002.

                  "CONSOLIDATED FIXED CHARGES" means, for any period, the sum, without duplication, of the amounts determined for Company and the Guarantor Subsidiaries on a consolidated basis equal to (i) Consolidated Cash Interest Expense, (ii) scheduled payments of principal on Consolidated Total Debt, (iii) Consolidated Rent Expense, and (iv) the portion of taxes based on income actually paid in cash and provisions for cash income taxes.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and the Guarantor Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and the Guarantor Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.11(d) payable on or before the Closing Date.

                  "CONSOLIDATED NET INCOME" means, for any period, (i) the net income (or loss) of Company and the Guarantor Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person in which any other Person (other than Company or any of the Guarantor Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of the Guarantor Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Guarantor Subsidiary or is merged into or consolidated with Company or any of the Guarantor Subsidiaries or that Person's assets are acquired by Company or any of the Guarantor Subsidiaries, (c) the income of any Guarantor Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Guarantor Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses, (f) the income (or loss) of any Person which ceases during such period to be a Guarantor Subsidiary of the Company or assets sold or otherwise disposed of by the Company or any of its consolidated Guarantor Subsidiaries during such period and (g) (to the extent not included in clause (f)) for any period ending on or prior to December 31, 2002, the net income (or loss) of Sellco Assets.

                  "CONSOLIDATED RENT EXPENSE" for any period, the aggregate amount of fixed and contingent rentals payable by Company and the Guarantor Subsidiaries for such period with respect to leases of real and personal property, net of rental income from any subleases relating to any of the aforementioned leases, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED SENIOR DEBT" means Consolidated Total Debt excluding (i) any Indebtedness not secured by a Lien on assets of Company and the Guarantor Subsidiaries and (ii) the Rollover Notes.

                  "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (excluding, $21.2 million of Indebtedness in respect of the Letters of Credit outstanding on the Closing Date for so long as they remain cash collateralized and listed on Schedule 6.1(e) and also, at any time on or prior to December 31, 2002, the Indebtedness evidenced by the Sellco Mortgage Loans) of Company and the Guarantor Subsidiaries determined on a consolidated basis in accordance with GAAP, but in any event excluding Designated Non-Recourse Debt.

                  "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities (excluding the amount of insurance obligations otherwise included as Consolidated Current Liabilities).

                  "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period (or with respect to the Company's 2002 Fiscal Year, as of June 30, 2002) exceeds (or is less than) Consolidated Working Capital as of the end of such period.

                  "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CONTRIBUTING GUARANTORS" as defined in Section 7.2.

                  "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

                  "CONVERSION/CONTINUATION NOTICE" means a
Conversion/Continuation Notice substantially in the form of Exhibit A-2.

                  "CORPORATE RESTRUCTURING PROGRAM" means the program generally described in the documentary supplement to the Plan and made a part of the Plan pursuant to which Mariner Health Group, Inc. and Mariner Post-Acute Network, Inc. and certain of their subsidiaries and affiliates (the "RESTRUCTURING DEBTORS") shall (i) establish new subsidiaries or other entities, (ii) acquire, merge with, or dissolve various other Restructuring Debtors, or (iii) transfer some or all of the assets of certain Restructuring Debtors to newly-created entities or to one or more of the other surviving Restructuring Debtors, as described in the Plan.

                  "COUNTERPART AGREEMENT" means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to
Section 5.10.

                  "CREDIT AND COLLECTION POLICY" shall mean those credit and collection policies and practices relating to Receivables in existence on the Closing Date, as the same may be amended or otherwise changed from time to time in accordance with Section 6.18

                  "CREDIT DATE" means the date of a Credit Extension.

                  "CREDIT DOCUMENT" means any of this Agreement, the Notes, if any, the Intercreditor Agreement, the Collateral Documents, any documents or certificates executed by Company in favor of Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Issuing Bank or any Lender in connection herewith. Neither the Rollover Notes nor the Rollover Note Indenture will be deemed to be a Credit Document.

                  "CREDIT EXTENSION" means the making of a Loan or the issuing of a Letter of Credit.

                  "CREDIT PARTY" means the Company and each Guarantor.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Company's and its Subsidiaries' operations.

                  "DEBTOR RELIEF LAWS" shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

                  "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

                  "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.13 or Section
2.14 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

                  "DEFAULTING LENDER" as defined in Section 2.22.

                  "DEFAULTED LOAN" as defined in Section 2.22.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DESIGNATED NON-RECOURSE DEBT" means Indebtedness of Non-Guarantor Subsidiaries of Company that is not guaranteed or secured by and is otherwise non-recourse to the Company or any of the Guarantors.

                  "DIP FACILITY" shall mean collectively, each of the following debtor-in-possession financing agreements: (i) that certain Debtor-in-Possession Credit Agreement dated as of January 20, 2000, among, inter alia, Mariner Health Group, Inc. and certain of its subsidiaries and affiliates, First Union National Bank, as syndication agent and PNC Bank, National Association, as administrative agent and collateral agent, and any financial institutions party thereto as a lender; and (ii) the Revolving Credit and Guaranty Agreement dated January 18, 2000, among Mariner Post-Acute Network, Inc. as borrower, and certain of its subsidiaries and affiliates as guarantors, the lenders party thereto, JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), a New York banking corporation, and J.P. Morgan Securities Inc. (formerly known as Chase Securities Inc.).

                  "DOCUMENTATION AGENT" as defined in the preamble hereto.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

                  "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, none of the Company, any Subsidiary of Company nor any Affiliate of Company (unless also a Lender, an Affiliate of any Lender or a Related Fund) shall be an Eligible Assignee; provided, however, that any Eligible Assignee with respect to the Revolving Loan Commitment and the Revolving Credit Exposure shall be in the business of making revolving loans.

                  "ELIGIBLE RECEIVABLE" shall mean a Receivable which the Collateral Monitoring Agent, in its reasonable discretion based upon customary credit considerations of the Collateral Monitoring Agent deems to be an Eligible Receivable. Without limiting the generality of the foregoing, (A) no Receivable of a Non-Material Guarantor Subsidiary is to be an Eligible Receivable, and (B) no Receivable of a Credit Party is to be an Eligible Receivable if: (i) it arises out of a sale made by such Credit Party to any director, officer, employee or Subsidiary; (ii) it is unpaid more than one hundred twenty (120) days after the original invoice due date; (iii) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached; (iv) the account debtor is also such Credit Party's creditor or supplier, or has commenced a litigation disputing liability with respect to such Receivable, or the Receivable otherwise is subject to any right of setoff by the account debtor, to the extent of the amount of any offset, dispute or claim; (v) the account debtor has voluntarily or involuntarily become subject to any Debtor Relief Laws; (vi) it arises from a transaction with an account debtor outside the United States; (vii) the Collateral Monitoring Agent, in its reasonable discretion based upon customary credit considerations of the Collateral Monitoring Agent, believes that collection of such Receivable is doubtful or will be delayed by reason of the account debtor's financial condition; (viii) except in the case of a Government Receivable, it is the obligation of an account debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof; (ix) the account debtor is located in any state in which such Credit Party is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Credit Party has qualified as a foreign corporation authorized to transact business in such state or has filed all required reports;
(x) except in the case of Government Receivables, the Joint Collateral Agent does not have a duly perfected first priority security interest therein or the Receivable is otherwise subject to any Lien, other than a Permitted Lien; (xi) the Receivable is evidenced by chattel paper or an instrument, or has been reduced to judgment; (xii) such Credit Party has made any agreement with the account debtor for any deduction therefrom (but only to the extent of such deduction), except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Receivable; (xiii) the Receivable is due from a credit card clearing house;
(xiv) except in the case of Government Receivables, such Credit Party's right to receive payment under the Receivable is not absolute or is contingent upon the fulfillment of any condition whatsoever; (xv) such Credit Party is not able to bring suit or otherwise enforce its remedies against the account debtor through judicial process; (xvi) the Receivable represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to contract under which the account debtor's obligation to pay that invoice is subject to such Credit Party's completion of further performance under such contract; or (xvii) the Receivable or any portion thereof is a private pay patient account representing amounts not covered by third party payers to the extent not so covered. In determining which accounts are Eligible Receivables, the Collateral Monitoring Agent may rely on all statements and representations made by any Credit Party with respect to any Receivable or Receivables.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Company, any of its Guarantor Subsidiaries or any of their respective ERISA Affiliates.

                  "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to occupational safety and health, natural resources or the environment (but excluding, in any event claims pertaining to any violation or alleged violation of applicable laws, rules, regulations and ordinances specifically governing the operation of health care facilities not commonly thought of as "environmental laws").

                  "ENVIRONMENTAL LAWS" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility (other than laws, rules, regulations and ordinances specifically governing the operation of health care facilities and that are not commonly though of as "environmental laws").

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of

Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Guarantor Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Company, any of its Guarantor Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Guarantor Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Guarantor Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Guarantor Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Guarantor Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EURODOLLAR RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

                  "EVENT OF DEFAULT" means each of the conditions or events set forth in Section 8.1.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXCLUDED ENTITIES" means the Joint Ventures existing as of the Closing Date and identified as such on Schedule 1.1 (iii).

                  "FACILITY" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Guarantor Subsidiaries or any of their respective predecessors or Affiliates.

                  "FACILITY USAGE" means a fraction, calculated as of the last day of each Fiscal Quarter, the numerator or which is equal to the average daily Total Utilization of Revolving Commitments and the denominator of which is equal to the average daily aggregate Revolving Commitments of all Lenders during such Fiscal Quarter (or portion thereof.)

                  "FAIR SHARE CONTRIBUTION AMOUNT" as defined in Section 7.2.

                  "FAIR SHARE" as defined in Section 7.2.

                  "FAIR SHARE SHORTFALL" as defined in Section 7.2.

                  "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

                  "FINANCIAL OFFICER CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer, chief accounting officer or treasurer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

                  "FINANCIAL PLAN" as defined in Section 5.1(i).

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

                  "FIXED CHARGE COVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) the sum of Consolidated Adjusted EBITDA plus Consolidated Rental Expenses for the four-Fiscal Quarter Period then ending, to
(ii) Consolidated Fixed Charges for such four-Fiscal Quarter Period.

                  "FLOOD HAZARD PROPERTY" means any Real Estate Asset subject to a mortgage in favor of Joint Collateral Agent, for the benefit of Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

                  "FUNDING DEFAULT" as defined in Section 2.22.

                  "FUNDING GUARANTOR" as defined in Section 7.2.

                  "FUNDING NOTICE" means a notice substantially in the form of Exhibit A-1.

                  "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

                  "GECC" as defined in the preamble hereto:

                  "GMAC" means Residential Funding Corporation dba GMAC-RFC Health Capital.

                  "GOVERNMENTAL ACTS" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

                  "GOVERNMENT RECEIVABLES" shall mean, collectively, any and all Receivables which are (a) Medicare Receivables, (b) Medicaid Receivables, (c) TRICARE Receivables, (d) CHAMPVA Receivables, (e) CHAMPUS Receivables, or (f) any other Receivables payable by a Governmental Authority and approved by the Collateral Monitoring Agent in its sole discretion.

                  "GRANTOR" as defined in the Pledge and Security Agreement.

                  "GSCP" as defined in the preamble hereto.

                  "GUARANTEED OBLIGATIONS" as defined in Section 7.1.

                  "GUARANTOR" means each wholly-owned Domestic Subsidiary of Company that (i) is a debtor in the Cases and which survives the consummation of the Company's Corporate Restructuring Program or (ii) is formed in accordance with the Company's Corporate Restructuring Program, other than the Non-Guarantor Subsidiaries. The Subsidiaries of the Company which are Guarantors on the Closing Date are listed on Schedule 1.1(i). The Subsidiaries of the Company in existence on the Closing Date which are not Guarantors by reason of failing to satisfy the aforementioned criteria are listed on Schedule 1.1(ii).

                  "GUARANTOR SUBSIDIARY" means each Subsidiary of Company that is a Guarantor.

                  "GUARANTY" means the guaranty of each Guarantor set forth in
Section 7.

                  "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HEALTH CARE FACILITY" any facility which provides any level of geriatric care, home care, medical care (including, without limitation, sub-acute care), assisted living or rehabilitative services, whether licensed as a skilled nursing facility, intermediate care facility, personal care facility, out-patient clinic or hospital (including, without limitation, any long-term acute care hospital) or any products or services reasonably related thereto.

                  "HEALTH CARE PERMIT" means any and all licenses, provisional licenses, JCAHO and/or other accreditations, franchising rights to conduct business, approvals by a Governmental Authority, authorizations, certificates of need, consents, qualifications, operating authority, and/or any other permit that is related to the provision of health care services required by any applicable Governmental Authority or otherwise necessary for a Credit Party or any of its Subsidiaries to operate their business or to own, lease, operate or manage a Health Care Facility of the Company or any of its Subsidiaries.

                  "HEDGE AGREEMENT" means an Interest Rate Agreement entered into with a Lender Counterparty in order to satisfy the requirements of this Agreement.

                  "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

                  "HISTORICAL FINANCIAL STATEMENTS" means as of the Closing Date, (i) the audited financial statements of Company and its consolidated Subsidiaries, for the stub Fiscal Year ended December 31, 2001, and the prior Fiscal Years ended September 30, 2001 and 2000, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Company and its consolidated Subsidiaries as at the most recent Fiscal Quarter ending no less than forty-five (45) days prior to the Closing Date consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the period ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer, chief accounting officer or treasurer of Company that they fairly present, in all material respects, the financial condition of Company and its consolidated Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

                  "INCREASED-COST LENDERS" as defined in Section 2.23.

                  "INDEBTEDNESS", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the monetary obligation of the obligor thereof will be paid or discharged, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; and (ix) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement and Currency Agreement be deemed "Indebtedness" for any purpose under Section 6.8; and (xi) any obligation under any lease (a "synthetic lease") treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes or creditors rights purposes.

                  "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

                  "INDEMNITEE" as defined in Section 10.3.

                  "INSTALLMENT" as defined in Section 2.12(b).

                  "INSURANCE CONCENTRATION ACCOUNT" as defined in the Pledge and Security Agreement.

                  "INTERCREDITOR AGREEMENT" means the Intercreditor and Collateral Agency Agreement dated the date hereof among the Company, the Administrative Agent, the Joint Collateral Agent and the Rollover Note Trustee substantially in the form of Exhibit M, as it may be amended, supplemented or otherwise modified from time to time.

                  "INTEREST PAYMENT DATE" means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

                  "INTEREST PERIOD" means, in connection with a Eurodollar Rate Loan, an interest period of one-, three- or six-months, as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of the Term Loan shall extend beyond the Term Loan Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Company's and its Subsidiaries' operations and not for speculative purposes.

                  "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor);
(ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company (other than the PHCMI Debtors) from any Person (other than Company or any Guarantor), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than Company or any Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "ISG ELIGIBLE RECEIVABLES" means Eligible Receivables arising from the Credit Parties' Inpatient Services Group, their core business of inpatient services at skilled nursing and assisting living facilities.

                  "ISG HEALTH CARE FACILITY" means a Health Care Facility belonging to the Credit Parties' Inpatient Services Group, their core business of inpatient services at skilled nursing and assisting living facilities.

                  "ISSUANCE NOTICE" means an Issuance Notice substantially in the form of Exhibit A-3.

                  "ISSUING BANK" means UBS (so long as it remains a Revolving Lender) or any Revolving Lender(s) designated by Company from time to time and that has agreed in writing to act as an Issuing Bank hereunder, together with its permitted successors and assigns in such capacity.

                  "JOINT COLLATERAL AGENT" as defined in Section 9.1.

                  "JCAHO" shall mean the Joint Commission on Accreditation of Healthcare Organizations.

                  "JOINT LEAD ARRANGER" as defined in the preamble hereto.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a landlord consent and estoppel agreement in the form of Exhibit K with such amendments and modifications as may be approved by Collateral Monitoring Agent and Administrative Agent.

                  "LEASEHOLD PROPERTY" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Monitoring Agent and Administrative Agent in their sole discretion as not being required to be included in the Collateral.

                  "LENDER" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

                  "LENDER COUNTERPARTY" means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement including, without limitation, each such Affiliate that enters into a joinder agreement with the Joint Collateral Agent.

                  "LETTER OF CREDIT" means a commercial or standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

                  "LETTER OF CREDIT SUBLIMIT" means the lesser of (i) $50,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

                  "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Company.

                  "LEVERAGE RATIOS" means each of the Senior Debt Leverage Ratio and the Total Debt Leverage Ratio.

                  "LIEN" means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and
(ii) in the case of Securities (other than Securities of a Joint Venture subject to rights of first refusal or put or call rights as identified on Schedule 1.1(vi) in favor of other participants in such Joint Venture), any purchase option, call or similar right of a third party (other than Company or any Guarantor Subsidiary) with respect to such Securities.

                  "LOAN" means a Term Loan, a Revolving Loan, or a Swing Line Loan. "LOANS" means the Term Loans, the Revolving Loans, and the Swing Line Loans.

                  "LTM EBITDA" means as of the date of determination thereof with respect to any Swapped Asset or any asset exchanged for a Swapped Asset unadjusted EBITDA for the prior twelve fiscal months calculated solely for such Swapped Asset or exchanged asset in accordance with GAAP.

                  "MANAGEMENT AGREEMENT" shall mean all management agreements to which any Credit Party is a party providing for (i) the operation and management by a third party of a Health Care Facility owned or leased by such Credit Party or (ii) the operation and management by such Credit Party of a healthcare facility owned or leased by a third party.

                  "MARGIN STOCK" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and the Guarantor Subsidiaries taken as a whole; (ii) a significant portion of the industry or business segment in which Company or the Guarantor Subsidiaries operate or rely upon if such effect or development is reasonably likely to have a material adverse effect on Company and the Guarantor Subsidiaries taken as a whole; (iii) the ability of any Credit Party (other than a Non-Material Guarantor Subsidiary) to fully and timely perform its Obligations; (iv) the legality, validity, binding effect or enforceability against a Credit Party (other than a Non-Material Guarantor Subsidiary) of a Credit Document to which it is a party; or (v) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

                  "MATERIAL CONTRACT" means any contract or other written agreement to which a Credit Party (other than the Non-Guarantor Subsidiaries) is or becomes a party (other than the Credit Documents) (i) which Company files, or is required to file as an exhibit to reports filed by Company with the SEC or
(ii) pursuant to the terms of which, any Credit Party or a Subsidiary thereof could reasonably be expected to (A) recognize future revenues in excess of $20,000,000 per annum, (B) incur liabilities or obligations in excess of $20,000,000 per annum or (C) likely suffer damages or losses in excess of $20,000,000 by reason of the breach or termination thereof.

                  "MATERIAL LEASE" any lease agreement with respect to a Health Care Facility or Health Care Facilities for which either (a) total revenues for such Health Care Facility or Health Care Facilities for the most recent Fiscal Quarter or Fiscal Year for which the relevant financial information is available represent 3% or more of the Consolidated Net Income of the Company and its Guarantor Subsidiaries during such period or (b) the portion of Consolidated Adjusted EBITDA contributed by the operation of such Health Care Facility or Health Care Facilities for the most recent Fiscal Quarter or Fiscal Year for which the relevant financial information is available represents 3% or more of Consolidated Adjusted EBITDA during such period.

                  "MATERIAL REAL ESTATE ASSET" means (i) (a) any fee-owned Real Estate Asset having a fair market value (as reasonably determined by Company) in excess of $1,000,000 as of the date of the acquisition thereof (but without duplication, net of the outstanding principal amount of any Mortgage Loan thereon (otherwise permitted hereunder) being assumed by any Credit Party in connection with such acquisition), and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease during any calendar year are less than $250,000 per annum or (ii) any Real Estate Asset that the Requisite Lenders have reasonably determined is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Credit Parties, taken as a whole.

                  "MAXIMUM REVOLVING CREDIT AMOUNT" means, at anytime of determination the lesser of (i) the aggregate amount of all Revolving Commitments then in effect and (ii) the amount by which the aggregate Borrowing Base exceeds the outstanding principal amount of Term Loans as of such date of determination.

                  "MEDICAID" shall mean collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting such program; (b) all state statutes, regulations and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "MEDICAID PROVIDER AGREEMENT" shall mean an agreement entered into between a health care facility, supplier or physician and CMS or any federal or state agency or other entity administering Medicaid in such state, or any other grant of authority by CMS or any federal or state agency or other entity administering Medicaid in such state, under which the health care facility, supplier or physician is authorized to provide medical goods and services to Medicaid recipients and to be reimbursed by Medicaid for such goods and services.

                  "MEDICAID RECEIVABLE" shall mean a Receivable payable to a Credit Party (i) pursuant to a Medicaid Provider Agreement or (ii) pursuant to an assignment to such Credit Party under a Medicaid Provider Agreement.

                  "MEDICARE" shall mean collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections

1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines pertaining to such program including
(a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "MEDICARE PROVIDER AGREEMENT" shall mean an agreement entered into between a health care facility, supplier or physician and CMS or any federal or state agency or other entity administering Medicare in such state, or other grant of authority by CMS or any federal or state agency or other entity administering Medicare in such state, under which the health care facility, supplier or physician is authorized to provide medical goods and services to Medicare patients and to be reimbursed by Medicare for such goods and services.

                  "MEDICARE RECEIVABLE" shall mean a Receivable payable to a Credit Party (i) pursuant to a Medicare Provider Agreement or (ii) pursuant to an assignment to such Credit Party under a Medicare Provider Agreement.

                  "MOODY'S" means Moody's Investor Services, Inc.

                  "MORTGAGE" means a Mortgage substantially in the form of Exhibit J, as it may be amended, supplemented or otherwise modified from time to time.

                  "MORTGAGE LOAN" shall mean a loan made to a Credit Party for which the primary collateral is a Real Estate Asset of such Credit Party, excluding Indebtedness secured by the Mortgages.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

                  "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Company or any of its Guarantor Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) brokers' fees, commissions, legal fees, transfer taxes, recording costs and other customary transaction costs, (b) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (d) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Company or any of its Guarantor Subsidiaries in connection with such Asset Sale.

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means an amount equal to: (i) any Cash payments or proceeds received by any Credit Party (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of any Credit Party by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by any Credit Party in connection with the adjustment or settlement of any claims of any Credit Party in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

                  "NET VALUE OF ELIGIBLE REAL ESTATE" shall mean the aggregate net value of all Real Estate Assets, excluding Real Estate Assets which are not currently utilized for ongoing operations or are subject to a Mortgage Loan or a permitted sub-lease to a third party or are SHG Health Care Facilities, based
(i) upon a price per licensed bed enterprise valuation of (x) $45,000 per bed with respect to Real Estate Assets that are ISG Health Care Facilities owned and operated by a Credit Party and (y) $22,500 per bed with respect to Real Estate Assets that are ISG Health Care Facilities leased to and operated by a Credit Party as such amounts per bed may be (A) increased from time to time by the Collateral Monitoring Agent in its sole discretion or (B) decreased from time to time by the Collateral Monitoring Agent, as the Collateral Monitoring Agent may in its reasonable discretion deem appropriate based upon changed market condition or other changes in circumstances and (ii) in case of Real Estate Assets other than Health Care Facilities, the value of such Real Estate Assets as set forth in appraisal report in form and substance reasonably satisfactory to the Collateral Monitoring Agent or if no such report is obtained, a value to be determined by the Collateral Monitoring Agent in its sole discretion. Notwithstanding anything herein to the contrary, for purposes of determining the Net Value of Eligible Real Estate, as used herein, Real Estate Assets shall not include any interest of any Credit Party in any owned real property to the extent that the Joint Collateral Agent has not been granted a first priority perfected Mortgage on such real property, with such amendments and modifications as may be reasonably agreed by the Administrative Agent.

                  "NON-GUARANTOR SUBSIDIARIES" means the PHCMI Debtors, MPN Insurance Co. Ltd., GCI Indemnity, Inc., Pendleton Nursing & Rehabilitation Center, Inc. and such other Subsidiaries as may be created or acquired from time to time as permitted by this Agreement, which are not required to guarantee the Obligations pursuant to Section 5.10. The Non-Guarantor Subsidiaries in existence on the Closing Date which are not Guarantors by reason of satisfaction of the aforementioned criteria are listed on Schedule 1.1(iii).

                  "NON-MATERIAL GUARANTOR SUBSIDIARY" means a Guarantor Subsidiary designated by the Company in accordance with the provisions of this definition and each of its Subsidiaries. Company may at the time of delivery of a Compliance Certificate pursuant to Section 5.1(d) designate a Guarantor Subsidiary a "Non-Material Guarantor Subsidiary" provided: (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) Company shall have delivered a certificate of designation of an Authorized Officer evidencing, and further representing and warranting (and setting forth in reasonable detail the relevant information) compliance with the designation requirements contained herein, (iii) such Guarantor together with its Subsidiaries, as of the end of the most recent Fiscal Quarter either individually or when aggregated with all existing and (contemporaneously therewith) proposed Non-Material Guarantor Subsidiaries accounted for less than 5% of the Company's and its Subsidiaries consolidated total assets, shareholders' equity or operating income (calculated for the four most recent Fiscal Quarters), determined in each case in accordance with GAAP. A Guarantor Subsidiary which has been duly and validly designated as a Non-Material Guarantor Subsidiary shall cease to be deemed as such for the purposes of this Agreement at any time that it together with its Subsidiaries, either individually, or when aggregated with the Non-Material Guarantor Subsidiaries designated at any time prior to its designation collectively account for 5% or more of the Company's and its Subsidiaries' consolidated (a) total assets, or (b) shareholders' equity or (c) operating income (calculated for the four most recent Fiscal Quarters), determined in each case in accordance with GAAP. It is hereby acknowledged that the Company shall be deemed to designate on the Closing Date (in the order thereon listed) the Non-Material Guarantor Subsidiaries listed on Schedule 1.1(iii). The Company hereby represents and warrants that as of the Closing Date, the conditions of this provision to the valid designation of each Subsidiary listed on such Schedule 1.1(iii) are satisfied.

                  "NON-US LENDER" as defined in Section 2.20(c).

                  "NOTE" means a Term Note, a Revolving Loan Note or a Swing Line Note.

                  "NOTICE" means a Funding Notice, an Issuance Notice, or a Conversion/Continuation Notice.

                  "OBLIGATIONS" means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties, under any Credit Document or Hedge Agreement (including, without limitation, with respect to a Hedge Agreement, obligations owed thereunder to any Person who was a Lender or an Affiliate of a Lender at the time such Hedge Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

                  "OBLIGEE GUARANTOR" as defined in Section 7.7.

                  "OMEGA" means Omega Healthcare Investors, Inc., a Maryland corporation.

                  "OMEGA LOAN" means that certain Mortgage Loan in the principal amount of $59,688,449.83, evidenced by an amended and restated promissory note dated September 1, 2001, executed by PHCMI and payable to the order of Omega, and guaranteed by the other PHCMI Debtors.

                  "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED ACQUISITION" means any acquisition by Company or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person, or of one or more Health Care Facilities of any Person; provided,

                           (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                           (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

                           (iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned 100% by Company or a Guarantor Subsidiary thereof, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

                           (iv) Company and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended, (as determined in accordance with Section 6.8(e));

                           (v)      Company shall have delivered to
         Administrative Agent (A) at least 5 Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8; and

                           (vi) any Person or assets or division as acquired in accordance herewith (y) shall be in same business or lines of business in which Company and/or its Subsidiaries are engaged as of the Closing Date or (subject to Section 6.8(e)) in any other healthcare business or line of business deemed in the reasonable business judgment of the Company's Board of Directors to be reasonably related to such existing business or lines of business and (z) unless expressly approved by the Company's Board of Directors, shall have generated positive cash flow for the four quarter period most recently ended prior to the date of such acquisition.

                  "PERMITTED LIENS" means each of the Liens permitted pursuant to Section 6.2.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

                  "PHCMI DEBTORS" means, collectively, (i) Professional Health Care Management, Inc. ("PHCMI"), (ii) all of the subsidiaries of PHCMI that are indebted to Omega, and any affiliates, successors or assigns thereof, and (iii) Living Centers-PHCMI, Inc. a wholly owned subsidiary of the Company that is also indebted to Omega, whether or not Living Centers-PHCMI, Inc. is at the time of determination a Subsidiary of PHCMI.

                  "PLAN" OR "PLAN OF REORGANIZATION" means the Second Amended Joint Plan of Reorganization for Mariner Post-Acute-Network, Inc., Mariner Health Group, Inc., and their respective Debtor Affiliates, dated as of February 1, 2002 as modified on March 25, 2002 for Confirmation, filed with the Bankruptcy Court and confirmed by the Confirmation Order with respect to the Cases, with such amendments as may be reasonably acceptable to the Syndication Agent, Requisite Lenders and Collateral Monitoring Agent.

                  "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement to be executed by Company, the Joint Collateral Agent and each Guarantor substantially in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

                  "PREPAYMENT DATE" as defined in Section 2.15(b)(v).

                  "PRIME RATE" means the rate of interest per annum that Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PRINCIPAL OFFICE" means, for each of Administrative Agent, Swing Line Lender and Issuing Bank, such Person's "Principal Office" as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender.

                  "PROJECTIONS" as defined in Section 4.8.

                  "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders. For all other purposes with respect to each Lender, "Pro Rata Share" means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure and the Revolving Exposure, by (B) an amount equal to the sum of the aggregate Term Loan Exposure, and the aggregate Revolving Exposure.

                  "REAL ESTATE ASSET" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party (other than a Non-Material Guarantor Subsidiary) in any real property.

                  "RECEIVABLES" shall mean all rights to receive payment from an obligor for services rendered or goods sold by the Credit Parties in the ordinary course of business, including but not limited to those which, consistent with such Credit Party's past accounting practice are classified as
(i) Medicare Receivables, (ii) CHAMPUS Receivables, (iii) CHAMPVA Receivables,
(iv) Medicaid Receivables, (v) TRICARE Receivables, (vi) Blue Cross/Blue Shield patient receivables, (vii) non-contract patient receivables due from commercial insurance companies, (viii) contract patient receivables due from health maintenance organizations, prepaid plans, exclusive provider organizations, preferred provider organizations and other managed care programs or (ix) private patient receivables representing balances due from patients for deductibles, coinsurance, copayments and services not otherwise covered by third party payors, which in any instance is not evidenced by an instrument or chattel paper. Such amounts shall include all interest, finance charges or other amounts legally payable by an obligor in respect thereof. Calculations, regarding the amount of any "Receivables" for purposes of this definition shall be reduced (without duplication) by the following adjustments determined in a manner consistent with the Credit and Collection Policy: (i) contractual adjustments and discounts to the extent necessary to reduce patient receivables to their respective net realizable values based upon government mandated or contractually agreed upon reimbursement levels, (ii) patient credit balances resulting from duplication of payments, (iii) reserves for potential or actual payables to other non-governmental third party payors and (iv) to the extent not reflected in the foregoing adjustments, any other reserves and adjustments which are reflected on such Credit Party's books and records (other than reserves relating to uncollectible accounts).

                  "RECORD DOCUMENT" means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Monitoring Agent.

                  "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

                  "REFINANCING NOTES" as defined in Section 6.1(k).

                  "REFINANCING NOTE INDENTURE" means the trust indenture in form and substance reasonably satisfactory to the Administrative Agent and Syndication Agent pursuant to which any Refinancing Notes may be issued in accordance with the terms of this Agreement, as such indenture may be further amended, amended and restated, supplemented, modified, extended, renewed or replaced from time to time in accordance with Section 6.14 of this Agreement.

                  "REFUNDED SWING LINE LOANS" as defined in Section 2.3(b)(iv).

                  "REGISTER" as defined in Section 2.7(b).

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REIMBURSEMENT APPROVALS" shall mean, with respect to all Third Party Payor Arrangements, any and all certifications, provider numbers, provider agreements (including, without limitation, Medicare Provider Agreements and Medicaid Provider Agreements), participation agreements, accreditations (including JCAHO accreditation) and/or any other agreements with or approvals by organizations and Governmental Authorities.

                  "REIMBURSEMENT DATE" as defined in Section 2.4(d).

                  "RELATED AGREEMENTS" means, collectively, all documents, instruments and agreements now or hereafter evidencing, guaranteeing or securing the Indebtedness evidenced by the Rollover Notes, any Refinancing Notes and the other Indebtedness identified in Schedule 6.1 as "Mortgage Loans."

                  "RELATED FUND" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

                  "RELEVANT ENTITY" as defined in Section 8.1(g).

                  "REORGANIZATION" means the Plan of Reorganization and the transactions contemplated thereby.

                  "REPLACEMENT LENDER" as defined in Section 2.23.

                  "REQUIREMENT OF LAW" as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "REQUISITE CLASS LENDERS" means, at any time of determination,
(i) for the Class of Lenders having Term Loan Exposure, Lenders holding more than 50% of the aggregate Term Loan Exposure of all Lenders; and (ii) for the Class of Lenders having Revolving Exposure, Lenders holding more than 50% of the aggregate Revolving Exposure of all Lenders.

                  "REQUISITE LENDERS" means one or more Lenders having or holding Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the sum of (i) the aggregate Term Loan Exposure or Term Loan Commitment of all Lenders, and (ii) the aggregate Revolving Exposure or Revolving Commitment of all Lenders.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding (excluding any cash payments in lieu of fractional shares upon the exercise of such warrants or options); and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the Rollover Notes or the Refinancing Notes.

                  "REVOLVING COMMITMENT" means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and "Revolving Commitments" means such commitments of all Lenders in the aggregate. The amount of each Lender's Revolving Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $85,000,000.

                  "REVOLVING COMMITMENT PERIOD" means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

                  "REVOLVING COMMITMENT TERMINATION DATE" means the earliest to occur of (i) May 13, 2007; (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14, and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

                  "REVOLVING EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender's Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit),
(c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

                  "REVOLVING LOAN" means a Loan made by a Lender to Company pursuant to Section 2.2(a).

                  "REVOLVING LOAN NOTE" means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

                  "RIGHTS" shall mean, with respect to the Government Receivables of any Credit Party, the right to receive proceeds therefrom, as permitted by Applicable Law.

                  "ROLLOVER NOTEHOLDERS" means those entities holding Rollover Notes.

                  "ROLLOVER NOTES" means those certain notes issued under the Rollover Note Indenture and defined as "Junior Lender Notes" in the Plan of Reorganization.

                  "ROLLOVER NOTE INDENTURE" means the Indenture dated May 13, 2002 pursuant to which the Company has issued up to $150,000,000 of its Second Priority Secured Notes due 2009 in accordance with the Plan of Reorganization, as such indenture may be further amended, amended and restated, supplemented, modified, extended, renewed or replaced from time to time in accordance with
Section 6.14 of this Agreement.

                  "ROLLOVER NOTE OBLIGATIONS" means all principal and accrued and unpaid interest on the Rollover Notes, and all other monetary obligations of the Credit Parties under the Rollover Note Indenture, including the obligation to pay the fees and expenses of the Rollover Note Trustee.

                  "ROLLOVER NOTE TRUSTEE" means The Bank of New York, a New York banking corporation or its successor as trustee for the benefit of the Rollover Noteholders pursuant to the Rollover Note Indenture.

                  "SEC" means the federal Securities and Exchange Commission, or any successor entity thereto.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

                  "SECURED PARTIES" has the meaning assigned to that term in the Pledge and Security Agreement.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

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                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute. "SELLCO ASSETS" means the assets listed on Schedule 1.1(v) and Schedule 6.9, collectively.

                  "SELLCO MORTGAGE LOANS" means the eight (8) Mortgage Loans listed under Part (b) of Schedule 6.1.

                  "SENIOR DEBT LEVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter or other date of determination of (i) Consolidated Senior Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date (or if such date of determination is not the last of a Fiscal Quarter, for the four-Fiscal Quarters period ending as of the most recently concluded Fiscal Quarter) which ratio shall, in any event, exclude (i) Designated Non-Recourse Debt and (ii) income of and distributions in respect of Capital Stock or other equity interests made by Non-Guarantor Subsidiaries, except to the extent of the amount of dividends or other distributions actually received in Cash by the Company or any Guarantor from any such Non-Guarantor Subsidiary.

                  "SHG ELIGIBLE RECEIVABLES" means Eligible Receivables arising from the Credit Parties' Specialty Hospital Group, the long term acute care hospitals business of the Credit Parties.

                  "SHG HEALTH CARE FACILITY" means a Health Care Facility belonging to the Credit Parties' Specialty Hospital Group, the long term acute care hospitals business of the Credit Parties.

                  "SOLVENCY CERTIFICATE" means a Solvency Certificate of the chief financial officer, chief accounting officer or treasurer of Company substantially in the form of Exhibit G-2.

                  "SOLVENT" means, with respect to any Credit Party, that as of the date of determination both (i) (a) the sum of such Credit Party's debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party's present assets; (b) such Credit Party's capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such

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contingent liabilities meet the criteria for accrual under Statement of
Financial Accounting Standard No. 5).

                  "SUBJECT TRANSACTION" as defined in Section 6.8(e).

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding. In no event shall any Excluded Entity be deemed to constitute a Subsidiary unless and until Company or any Subsidiary thereof shall acquire all of the issued and outstanding equity interests in such Excluded Entity.

                  "SUPERMAJORITY LENDERS" means one or more Lenders having or holding Term Loan Exposure and/or Revolving Exposure and representing more than 662/3% of the sum of (i) the aggregate Term Loan Exposure or Term Loan Commitment of all Lenders, and (ii) the aggregate Revolving Exposure or Revolving Commitment of all Lenders.

                  "SWING LINE LENDER" means UBS in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

                  "SWING LINE LOAN" means a Loan made by Swing Line Lender to Company pursuant to Section 2.3.

                  "SWING LINE NOTE" means a promissory note in the form of Exhibit B-3, as it may be amended, supplemented or otherwise modified from time to time.

                  "SWING LINE SUBLIMIT" means the lesser of (i) $10,000,000, and
(ii) the aggregate unused amount of Revolving Commitments then in effect.

                  "SYNDICATION AGENT" as defined in the preamble hereto.

                  "TAX" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by any Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income,

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profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

                  "TERM LOAN" means a Term Loan made by a Lender to Company pursuant to Section 2.1(b)(ii).

                  "TERM LOAN COMMITMENT" means the commitment of a Lender to make or otherwise fund a Term Loan and "Term Loan Commitments" means such commitments of all Lenders in the aggregate. The amount of each Lender's Term Loan Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $212,000,000.

                  "TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender's Term Loan Commitment.

                  "TERM LOAN MATURITY DATE" means the earlier of (i) May 13, 2008, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

                  "TERM LOAN NOTE" means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

                  "TERMINATED LENDER" as defined in Section 2.23.

                  "THIRD PARTY PAYOR ARRANGEMENTS" shall mean any and all arrangements with Medicare, Medicaid, CHAMPUS, CHAMPVA, TRICARE and any other Governmental Authority, or quasi-public agency, Blue Cross, Blue Shield, any and all managed care plans and organizations, including but not limited to health maintenance organizations and preferred provider organizations, private commercial insurance companies, employee assistance programs and/or any other third party arrangements, plans or programs for payment or reimbursement in connection with health care services, products or supplies.

                  "TOTAL DEBT LEVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter or other date of determination of (i) Consolidated Total Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date (or if such date of determination is not the last of a Fiscal Quarter, for the four-Fiscal Quarters period ending as of the most recently concluded Fiscal Quarter) which ratio shall, in any event, exclude
(i) Designated Non-Recourse Debt and (ii) income of and distributions in respect of capital stock or other equity interests made by Non-Guarantor Subsidiaries, except to the extent of the amount of dividends or other distributions actually received in cash by the Company or any Guarantor Subsidiary from any such Non-Guarantor Subsidiary.

                  "TOTAL UTILIZATION OF COMMITMENTS" means, as at any date of determination, the sum of (i) outstanding Term Loans and (ii) the Total Utilization of Revolving Commitments.

                  "TOTAL UTILIZATION OF REVOLVING COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the Letter of Credit Usage.

                  "TRICARE" shall mean, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, which program was formerly known as the Civilian Health and Medical Program of the Uniformed Services (CHAMPUS), and all laws, rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "TRICARE RECEIVABLE" shall mean a Receivable payable to a Credit Party pursuant to TRICARE.

                  "TYPE OF LOAN" means (i) with respect to the Term Loan or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

                  "UBS" as defined in the preamble hereto.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                  1.2 ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to
Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the audited Historical Financial statements.

                  1.3 INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2.        LOANS AND LETTERS OF CREDIT

                  2.1      TERM LOANS.

                           (a)      Loan Commitments. Subject to the terms and
conditions hereof, each Lender severally agrees to make, on the Closing Date, a Term Loan to Company in an amount equal to such Lender's Term Loan Commitment. Company may make only one borrowing under the Term Loan Commitment which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender's Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's Term Loan Commitment on such date.

                           (b)      Borrowing Mechanics for Term Loans.

                                    (i)      Company shall deliver to
         Administrative Agent a fully executed Funding Notice no later than 12:00 p.m. (New York City time) one (1) Business Day prior to the Closing Date. Promptly upon receipt by Administrative Agent of such Certificate, Administrative Agent shall notify each Lender of the proposed borrowing. Term Loans borrowed on the Closing Date shall initially be Base Rate Loans.

                                    (ii)     Each Lender shall make its Term
         Loan, as the case may be, available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loan available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of the Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent's Principal Office or to such other account as may be designated in writing to Administrative Agent by Company.

                  2.2      REVOLVING LOANS.

                           (a)      Revolving Commitments. During the Revolving

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Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Company in the aggregate amount up to but not exceeding such Lender's Revolving Commitment; provided, after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Maximum Revolving Credit Amount then in effect and in no event shall the Total Utilization of Revolving Commitments exceed the aggregate amount of all Revolving Commitments then in effect. Subject to the terms and conditions hereof, amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender's Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

                           (b)      Borrowing Mechanics for Revolving Loans.

                                    (i)      Except pursuant to Sections
         2.3(b)(iv) and 2.4(d), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount, and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

                                    (ii)     Whenever Company desires that
         Lenders make Revolving Loans, Company shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three (3) Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one (1) Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

                                    (iii)    Notice of receipt of each Funding
         Notice in respect of Revolving Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 2:00 p.m. (New York City time) on the same day as Administrative Agent's receipt of such Notice from Company.

                                    (iv)     Each Lender shall make the amount
         of its Revolving Loan available to Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein,

                                      S-50
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         Administrative Agent shall make the proceeds of such Revolving Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Company at the Administrative Agent's Principal Office or such other account as may be designated in writing to Administrative Agent by Company.

                  2.3      SWING LINE LOANS.

                           (a)      Swing Line Loans Commitments. During the
Revolving Commitment Period, subject to the terms and conditions hereof, Swing Line Lender hereby agrees to make Swing Line Loans to Company in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Commitments exceed (i) the Revolving Commitments then in effect or (ii) the Maximum Revolving Credit Amount then in effect. Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Revolving Commitment Period. Swing Line Lender's Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Commitments shall be paid in full no later than such date.

                           (b)      Borrowing Mechanics for Swing Line Loans.

                                    (i)      Swing Line Loans shall be made in
         an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

                                    (ii)     Whenever Company desires that Swing
         Line Lender make a Swing Line Loan, Company shall deliver to Administrative Agent a Funding Notice no later than 12:00 p.m. (New York City time) on the proposed Credit Date.

                                    (iii)    Swing Line Lender shall make the
         amount of its Swing Line Loan available to Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to the account of Company at the Administrative Agent's Principal Office, or to such other account as may be designated in writing to Administrative Agent by Company.

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

                                    (iv)     With respect to any Swing Line
         Loans which have not been voluntarily prepaid by Company pursuant to
         Section 2.13, Swing Line Lender may at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 11:00 a.m. (New York City time) at least one
         (1) Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by Company) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to Company on such Credit Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which the Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than Swing Line Lender shall be immediately delivered by the Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender to Company, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans to Company and shall be due under the Revolving Loan Note issued by Company to Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17.

                                    (v)      If for any reason Revolving Loans
         are not made pursuant to Section 2.3(b)(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one (1) Business Day's notice from Swing Line Lender, each Lender holding a Revolving Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of Swing Line Lender. In order to evidence such participation each Lender holding a

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         Revolving Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender holding a Revolving Commitment fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

                                    (vi)     Notwithstanding anything contained
         herein to the contrary, (1) each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are -------- subject to the condition that Swing Line Lender believed in good faith that all conditions under
         Section 3.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (2) Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (B) at a time when a Funding Default exists unless Swing Line Lender has entered into arrangements satisfactory to it and Company to eliminate Swing Line Lender's risk with respect to the Defaulting Lender's participation in such Swing Ling Loan, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the outstanding Swing Line Loans.

                  2.4 ISSUANCE OF LETTERS OF CREDIT AND PURCHASE OF PARTICIPATIONS THEREIN.

                           (a)      Letters of Credit. During the Revolving
Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit for the account of Company in the aggregate amount up to but not exceeding the Letter of Credit Sublimit at any time outstanding; provided, (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed (1) the aggregate amount of all Revolving Commitments then in effect or (2) the Maximum Revolving Credit Amount then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; (v) in no event shall any Letter of Credit have an expiration date later than the earlier of (1) the Revolving Commitment Termination Date and (2) the date which is one year from the date of issuance of such Letter of Credit; (vi) in no event shall any Letter of Credit be issued if, after giving effect to the issuance thereof, the Total Utilization of Commitments exceeds the Borrowing Base then in effect. Subject to the foregoing, Issuing Bank may agree that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless Issuing Bank elects not to extend for any such additional period; provided, Issuing Bank shall not, without the prior written consent of the Requisite Lenders, extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; provided, further, in the event a Funding Default exists, Issuing Bank shall not be required to issue any Letter of Credit unless Issuing Bank has entered into arrangements satisfactory to it and Company to eliminate Issuing Bank's risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage.

                           (b)      Notice of Issuance. Whenever Company desires
the issuance of a Letter of Credit, it shall deliver to Administrative Agent an Issuance Notice no later than 12:00 p.m. (New York City time) at least three (3) Business Days or such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit only in accordance with Issuing Bank's standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, Issuing Bank shall promptly notify each Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender's respective participation in such Letter of Credit pursuant to Section 2.4(e).

                           (c)      Responsibility of Issuing Bank With Respect
to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between Company and Issuing Bank, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank's rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of Issuing Bank to Company. Notwithstanding anything to the contrary contained in this Section 2.4(c), Company shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank.

                           (d)      Reimbursement by Company of Amounts Drawn or
Paid Under Letters of Credit. In the event Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify Company and Administrative Agent, and Company shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that Company intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.4(d) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.4(d).

                           (e)      Lenders' Purchase of Participations in
Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Company shall fail for any reason to reimburse Issuing Bank as provided in Section 2.4(d), Issuing Bank shall promptly notify each Lender of the unreimbursed amount of such honored drawing and of such Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Commitments. Each Lender shall make available to Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice (provided Issuing Bank shall have given such notice by 10:00 a.m. (New York City time)), not later than 12:00 p.m. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Bank is located) after the date notified by Issuing Bank. In the event that any Lender fails to make available to Issuing Bank on such business day the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.4(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.4(e) shall be deemed to prejudice the right of any Lender to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank. In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.4(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.4(e) with respect to such honored drawing such Lender's Pro Rata Share of all payments subsequently received by Issuing Bank from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

                           (f)      Obligations Absolute. The obligation of
Company to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to
Section 2.4(d) and the obligations of Lenders under Section 2.4(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against Company, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its

Subsidiaries and the beneficiary for which any Letter of Credit was procured);
(iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question.

                           (g)      Indemnification. Without duplication of any
obligation of Company under Section 10.2 or 10.3, in addition to amounts payable as provided herein, Company hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable and documented fees and out-of-pocket disbursements of counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank or (2) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

                  2.5      PRO RATA SHARES; AVAILABILITY OF FUNDS.

                           (a)      Pro Rata Shares. All Loans shall be made,
and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

                           (b)      Availability of Funds. Unless Administrative
Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit

Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

                  2.6 USE OF PROCEEDS. The proceeds of the Term Loan made on the Closing Date shall be applied by Company to fund its obligations under the Plan of Reorganization. The proceeds of the Revolving Loans or Swing Line Loans made, and Letters of Credit issued, on or after the Closing Date shall be applied by Company for general corporate purposes of Company and its Subsidiaries, including working capital and Permitted Acquisitions; provided that no more than $35,000,000 of borrowings under the Revolving Facility may be used to finance Permitted Acquisitions. Without limiting the generality of the foregoing, Letters of Credit may, among other things, be issued for purposes of replacing or backing any letters of credit previously issued under the DIP Facilities or under the prepetition syndicated credit facilities of Company and Mariner Health Group, Inc to the extent consistent with the Plan of Reorganization. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act. Without limiting the generality of the foregoing, the parties hereto acknowledge that a portion of the proceeds of the Term Loan is being used, directly or indirectly, to refinance prepetition Indebtedness of the Company relating to the Health Care Facility known as Superior Woods in Ypsilanti, Michigan, and to the Health Care Facilities operated by the PHCMI Debtors.

                  2.7 EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES.

                           (a)      Lenders' Evidence of Debt. Each Lender shall
maintain on its internal records an account or accounts evidencing the Indebtedness of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Commitments or Company's Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, absent manifest error the recordations in the Register shall govern.

                           (b)      Register. Administrative Agent shall
maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Revolving Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Commitments or Company's Obligations in respect of any Loan. Company hereby designates Administrative Agent to serve as Company's agent solely for purposes of maintaining the Register as provided in this Section 2.7, and Company hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute "INDEMNITEES."

                           (c)      Notes. If so requested by any Lender by
written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a Note or Notes to evidence such Lender's Term Loan, Revolving Loan or Swing Line Loan, as the case may be.

                  2.8      INTEREST ON LOANS.

                           (a)      Except as otherwise set forth herein, each
Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

                                    (i)      in the case of Revolving Loans:

                                             (1)      if a Base Rate Loan, at
         the Base Rate plus the Applicable Margin; or

                                             (2)      if a Eurodollar Rate Loan,
         at the Adjusted Eurodollar Rate plus the Applicable Margin;

                                    (ii)     in the case of Swing Line Loans, at
         the Base Rate plus the Applicable Margin; and

                                    (iii)    in the case of Term Loans:

                                             (1)      if a Base Rate Loan, at
         the Base Rate plus 2.25% per annum; or

                                             (2)      if a Eurodollar Rate Loan,
         at the Adjusted Eurodollar Rate plus 3.25% per annum.

                                    (iv)     In the event the Company shall not
         have obtained prior to the Closing Date a minimum senior secured credit rating of B1 from Moody's and B+ from S&P, the rate of interest with respect to any Class of Loan otherwise calculated in accordance with this Section 2.8(a) shall be increased) by 0.25% per annum from the Closing Date until such time as both such ratings shall have been obtained.

                           (b)      The basis for determining the rate of
interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as Base Rate Loans only), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be, provided that the Term Loans initially shall be made as Base Rate Loans and until a date which is at least thirty (30) days after the Closing Date, the Term Loans shall be maintained as either (y) Eurodollar Rate Loans having an Interest Period of no longer than one month or (z) Base Rate Loans. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

                           (c)      In connection with Eurodollar Rate Loans
there shall be no more than seven (7) Interest Periods outstanding at any time. In the event Company fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

                           (d)      Interest payable pursuant to Section 2.8(a)
shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate

Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                           (e)      Except as otherwise set forth herein,
interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and
(iii) at maturity, including final maturity; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

                           (f)      Company agrees to pay to Issuing Bank, with
respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Company at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

                           (g)      Interest payable pursuant to Section 2.8(f)
shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.8(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.4(e) with respect to such honored drawing such Lender's Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company.

                  2.9      CONVERSION/CONTINUATION.

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

                           (a)      Subject to Section 2.18 and so long as no
Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

                                    (i)      to convert at any time all or any
         part of any Term Loan or Revolving Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Company shall pay all amounts due under Section 2.18 in connection with any such conversion; or

                                    (ii)     upon the expiration of any Interest
         Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

                           (b)      The Company shall deliver a
Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

                  2.10 DEFAULT INTEREST. Upon the occurrence and during the continuance of (i) an Event of Default under Section 8.1(a), the principal amount of all Loans and, to the extent permitted by applicable law, any interest payments on the Loans and any fees or other amounts owed hereunder not paid when due, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans and (ii) at any time following the occurrence and during the continuance of an Event of Default (other than an Event of Default under Section 8.1(a)) the Administrative Agent may, and at the direction of Requisite Lenders shall, declare that the principal amount of all Loans shall bear interest (retroactively from the occurrence of such Event of Default and including post petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans; provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

                  2.11     FEES.

                           (a)      Company agrees to pay to Lenders having
Revolving Exposure:

                                    (i)      a Commitment fee equal to (1) the
         average daily unused Revolving Commitments of the Lender during the preceding calendar quarter multiplied by (2) the Applicable Revolving Commitment Fee Percentage; and

                                    (ii)     Letter of Credit fees for the
         account of Revolving Lenders only, equal to (i) the Applicable Margin then in effect for Eurodollar Rate Loans made under the Revolving Facility, times (ii) the average daily maximum amount available to be drawn (and then undrawn) under all outstanding Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.11(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

                           (b)      Company agrees to pay directly to Issuing
Bank, for its own account, the following fees:

                                    (i)      a fronting fee to be separately
         agreed upon between Company and Issuing Bank (but in no event more than 0.250% per annum), times the average aggregate daily maximum amount available to be drawn (and then undrawn) under all Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination); and

                                    (ii)     such documentary and processing
         charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank's standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

                           (c)      All fees referred to in Section 2.11(a) and
2.11(b)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.

                           (d)      In addition to any of the foregoing fees,
Company agrees to pay to Agents and Lenders such other fees in the amounts and at the times separately agreed upon by the Company and such Agents and/or such Lenders.

                  2.12     SCHEDULED PAYMENTS/COMMITMENT REDUCTIONS.

                  (a) Revolving Commitments. The Revolving Commitments hereunder shall be permanently reduced to zero and cancelled on the Revolving Commitment Termination Date.

                  (b) Term Loan Scheduled Installments. The principal amounts of the Term Loan shall be repaid in consecutive quarterly installments (each, an "INSTALLMENT") in the aggregate amounts representing a percentage of the aggregate principal amount of the Term Loans outstanding as of the Closing Date set forth below on the last day of each Fiscal Quarter commencing June 30, 2002, and on May 13, 2008 in an amount representing the entire aggregate principal amount of the Term Loans outstanding as of such date.

============================ =====================================
FISCAL QUARTER                      TERM LOAN INSTALLMENTS
---------------------------- -------------------------------------
June 30, 2002                               0.25%
---------------------------- -------------------------------------
September 30, 2002                          0.25%
---------------------------- -------------------------------------
December 31, 2002                           0.25%
---------------------------- -------------------------------------
March 31, 2003                              0.25%
---------------------------- -------------------------------------
June 30, 2003                               0.25%
---------------------------- -------------------------------------
September 30, 2003                          0.25%
---------------------------- -------------------------------------
December 31, 2003                           0.25%
---------------------------- -------------------------------------
March 31, 2004                              0.25%
---------------------------- -------------------------------------
June 30, 2004                               0.25%
---------------------------- -------------------------------------
September 30, 2004                          0.25%
---------------------------- -------------------------------------
December 31, 2004                           0.25%
---------------------------- -------------------------------------
March 31, 2005                              0.25%
---------------------------- -------------------------------------
June 30, 2005                               0.25%
---------------------------- -------------------------------------
September 30, 2005                          0.25%
---------------------------- -------------------------------------
December 31, 2005                           0.25%
---------------------------- -------------------------------------
March 31, 2006                              0.25%
---------------------------- -------------------------------------
June 30, 2006                               0.25%
---------------------------- -------------------------------------

============================ =====================================
FISCAL QUARTER                      TERM LOAN INSTALLMENTS
---------------------------- -------------------------------------
September 30, 2006                          0.25%
---------------------------- -------------------------------------
December 31, 2006                           0.25%
---------------------------- -------------------------------------
March 31, 2007                              0.25%
---------------------------- -------------------------------------
June 30, 2007                               0.25%
---------------------------- -------------------------------------
September 30, 2007                          0.25%
---------------------------- -------------------------------------
December 31, 2007                           0.25%
---------------------------- -------------------------------------
March 31, 2008                              0.25%
---------------------------- -------------------------------------


Notwithstanding the foregoing, the Installments shall be reduced in connection with any voluntary or mandatory prepayment of the Term Loans in accordance with Sections 2.13, 2.14, and 2.15, as applicable, and all other amounts owed hereunder with respect thereto shall, in any event, be paid in full on the Term Loan Maturity Date.

                  2.13     VOLUNTARY PREPAYMENTS/COMMITMENT REDUCTIONS.

                           (a)      Voluntary Prepayments.

                                    (i)     Any time and from time to time:

                                            (1)      with respect to Base Rate
         Loans, Company may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount;

                                            (2)      with respect to Eurodollar
         Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (provided that Company shall pay any related breakage costs related to prepaying Eurodollar Rate Loans on any Business Day other than the last day of the related interest period); and

                                            (3)      with respect to Swing Line
         Loans, Company may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $100,000 or an integral multiple thereof.

                                    (ii)     All such prepayments shall be made:

                                             (1)      upon not less than one
         Business Day's prior written or telephonic notice in the case of Base Rate Loans;

                                             (2)      upon not less than three
         Business Days' prior written or telephonic notice in the case of Eurodollar Rate Loans; and

                                             (3)      upon written or telephonic
         notice on the date of prepayment, in the case of Swing Line Loans;

in each case given to Administrative Agent or Swing Line Lender, as the case may be, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loan or Revolving Loans, as the case may be, by telefacsimile or telephone to each Lender) or Swing Line Lender, as the case may be. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

                           (b)      Voluntary Commitment Reductions.

                                    (i)      Company may, upon not less than
         three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $2,500,000 in excess of that amount.

                                    (ii)     Company's notice to Administrative
         Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

                  2.14     MANDATORY PREPAYMENTS/COMMITMENT REDUCTIONS.

                           (a) Asset Sales. No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds, Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to such

Net Asset Sale Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Asset Sale Proceeds allocated for investment pursuant to this clause (ii) but not yet so reinvested do not exceed $5,000,000, Company shall have the option, directly or through one or more of its Guarantor Subsidiaries, to invest Net Asset Sale Proceeds within one hundred eighty (180) days of receipt thereof in long-term useful assets of the general type used in the business of Company and its Guarantor Subsidiaries (provided that "long-term" assets for such purpose shall mean any property having a remaining useful life of at least 5 years); provided further, pending any such investment all such Net Asset Sale Proceeds shall be applied to prepay Revolving Loans to the extent outstanding on the date of such Asset Sale (without a reduction in Revolving Commitments).

                           (b)      Insurance/Condemnation Proceeds. No later
than the first Business Day following the date of receipt by Company or any of its Subsidiaries, or Joint Collateral Agent as loss payee, of any Net Insurance/Condemnation Proceeds on account of any separate loss of any property or assets of the Company or its Subsidiaries in excess of $2,000,000, Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) Company shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within three hundred-sixty (360) days of receipt thereof in the repair, restoration or replacement of the applicable assets thereof or in other long term useful assets of the general type used in the business of Company and its Subsidiaries (provided that "long-term" assets for such purpose shall mean any property having a remaining useful life of at least 5 years), provided further, pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be applied to prepay Revolving Loans to the extent outstanding on the date of such Asset Sale (without a reduction in Revolving Commitments) or, in the case of proceeds arising in connection with a Health Care Facility subject to a Mortgage Loan or Lease which prohibits such prepayment, shall be paid into a restricted account for use as required by the applicable Mortgage Loan documents or lease, subject to arrangements reasonably satisfactory to the Collateral Monitoring Agent).

                           (c)      Issuance of Equity Securities. At any time
when the Total Debt Leverage Ratio is greater than 2.0:1.0, on the date of receipt by Company of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Company or any of its Subsidiaries (other than pursuant to any employee stock or stock option compensation plan), Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to 75.0% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

                           (d)      Issuance of Debt. On the second Business Day
after the date of receipt by Company or any of its Subsidiaries of any Cash proceeds from incurrence of any Indebtedness of Company or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1, including any Refinancing Notes), Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

                           (e)      Consolidated Excess Cash Flow. In the event
that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2002), Company shall, on the earlier of the date on which the Company's annual Compliance Certificate is delivered, or is required to be delivered, prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to 75.0% of such Consolidated Excess Cash Flow.

                           (f)      Prepayments Relating to the Borrowing Base.
Company shall immediately prepay Revolving Loans (and after all Revolving Loans have been repaid, deposit in a collateral account (subject to arrangements reasonably satisfactory to the Administrative Agent) same day funds in an amount equal to the Letter of Credit Usage, if any, until such time as the Letters of Credit shall have been terminated and the Letter of Credit Usage has been reduced to zero or until no payment is otherwise required under this clause (f)) in such amounts as shall be necessary so that at all times the Total Utilization of Commitments shall not exceed the Borrowing Base then in effect. After giving effect to such prepayment of Revolving Loans, to the extent that the Total Utilization of Commitments still exceeds the Borrowing Base, the Company will immediately prepay Term Loans to the extent necessary to eliminate such excess (the "DEFICIENCY AMOUNT"), or (provided no Default or Event of Default exists and is continuing) at the election of the Company, at any time following establishment of the Borrowing Base Deficiency pursuant to Section 9.9, deposit Dollars in the Borrowing Base Deficiency Cash Collateral Account in an amount equal to the Deficiency Amount.

                           (g)      Revolving Loans and Swing Loans. Company
shall from time to time prepay first, the Swing Line Loans, and second, the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

                           (h)      Prepayment Certificate. Concurrently with
any prepayment of the Loans and/or reduction of the Revolving Commitments pursuant to Sections 2.14(a) through 2.14(e), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans and/or the Revolving Commitments shall be permanently reduced in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

                  2.15     APPLICATION OF PREPAYMENTS/REDUCTIONS.

                           (a)      Application of Voluntary Prepayments by Type
of Loans. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by Company in the applicable notice of prepayment; provided, in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

                  FIRST, to repay outstanding Swing Line Loans to the full extent thereof;

                  SECOND, to repay outstanding Revolving Loans to the full extent thereof; and

                  THIRD, to prepay the Term Loans to the full extent thereof.

                  Any prepayment of any Term Loan pursuant to Section 2.13(a) shall be further applied to reduce the scheduled remaining Installments of principal on such Term Loan in inverse order of maturity.

                           (b)      Application of Mandatory Prepayments by Type
of Loans.

                                    (i)      Any amount required to be paid
         pursuant to Sections 2.14(a) through 2.14(e) shall be applied as follows:

                  FIRST, to prepay Term Loans on a pro rata basis applied on a pro rata basis and reduce the remaining scheduled Installments in inverse order of maturity;

                  SECOND, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Commitments by the amount of such prepayment;

                  THIRD, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Commitments by the amount of such prepayment;

                  FOURTH, to prepay outstanding reimbursement obligations with respect to Letters of Credit and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment;

                  FIFTH, to cash collateralize Letters of Credit and to further permanently reduce the Revolving Loan Commitments by the amount of such cash collateralization; and

                  SIXTH, to repay any other outstanding Obligations.

                                    (ii)     Any amount required to be paid
         pursuant to Section 2.14 (f) shall be applied, first, to the prepayment of Revolving Loans (without reduction of the Revolving Commitments) outstanding on such date, and, second, to the prepayment of Term Loans or otherwise as provided in
         Section 2.14(f). Each such prepayment of the Term Loans shall be applied to reduce scheduled Installments in inverse order of maturity and may not be reborrowed.

                                    (iii)    If a Default or an Event of Default
         has occurred and is then continuing, at any time a prepayment is required under Section 2.15(b)(i) or 2.15(b)(ii), then such prepayment shall be applied to the outstanding principal balance (in inverse order of maturity in the case of Term Loans) of Term Loans and Revolving Loans ratably to each Class of Loans in accordance with each Lender's proportionate share of each Class of such Loans.

                                    (iv)     All prepayments of Loans under this
         Section 2.15(b) shall, as regards a Type of Loan, be applied first to Base Rate Loans, and subject to Section 2.15(b)(v) hereof, then to Eurodollar Loans in the order of the scheduled expiry of Interest Periods with respect thereto (i.e. those Eurodollar Loans with Interest Periods which end sooner would be paid before those with Interest Periods which end later).

                                    (v)      If on any day on which Loans would
         otherwise be required to be prepaid pursuant to this Section 2.15, (each a "PREPAYMENT DATE"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of Base Rate Loans which are of the Class required to be prepaid, and no Default or Event of Default exists or is continuing, then on such Prepayment Date, then, at any time following the establishment of the Breakage Cost Cash Collateral Account pursuant to Section 9.9, at the election of Company,
         (i) Company shall deposit Dollars into the Breakage Cost Cash Collateral Account in an amount equal to such excess, and only the outstanding Base Rate Loans which are of the Class required to be prepaid shall be required to be prepaid on such Prepayment Date and
         (ii) on the last day of each Interest Period after such Prepayment Date in effect with respect to a Eurodollar Loan which is of the Class required to be prepaid, the Administrative Agent is irrevocably authorized and directed to apply funds from the Breakage Cost Cash Collateral Account (and liquidate investments held in the Breakage Cost Cash Collateral Account as necessary) to prepay such Eurodollar Loans for which the Interest Period is then ending to the extent funds are available in the Breakage Cost Cash Collateral Account.

                                    (vi)     The Administrative Agent is hereby
         irrevocably authorized and directed to apply all funds from the Borrowing Base Deficiency Cash Collateral Account deposited therein pursuant to Section 2.14(f) (and liquidate investments held in such account as necessary) to prepay Term Loans, in each case subject to
         Section 2.18, if (i) at any time, requested in writing by the Company, or (ii) following the making of a deposit in an amount equal to the Deficiency Amount, the next Borrowing Base Certificate required to be delivered hereunder does not then evidence a Borrowing Base in excess of the then Total Utilization of Commitments.

                  2.16     GENERAL PROVISIONS REGARDING PAYMENTS.

                           (a)      All payments by Company of principal,
interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Administrative Agent's Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

                           (b)      All payments in respect of the principal
amount of any Loan (other than voluntary prepayments of Revolving Loans) shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

                           (c)      Administrative Agent shall promptly
distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

                           (d)      Notwithstanding the foregoing provisions
hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                           (e)      Subject to the provisos set forth in the
definition of "INTEREST PERIOD", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

                           (f)      Company hereby authorizes the Administrative
Agent to charge any of Company's accounts with the Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses and other Obligations due and payable hereunder (subject to sufficient funds being available in its accounts for that purpose), Administrative Agent shall promptly notify Company of each occasion on which Administrative Agent so charges any of Company's accounts, including the amount of such charge and how such amounts were applied to the Obligations.

                           (g)      Administrative Agent shall deem any payment
by or on behalf of Company hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (I) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

                           (h)      If an Event of Default shall have occurred
and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in compliance with the terms of the Intercreditor Agreement in accordance with the application arrangements described in Section 9.10.

                  2.17 RATABLE SHARING. Lenders hereby agree among themselves that, except as may otherwise be provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

                  2.18     MAKING OR MAINTAINING EURODOLLAR RATE LOANS.

                           (a)      Inability to Determine Applicable Interest
Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (I) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

                           (b)      Illegality or Impracticability of Eurodollar
Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans
(I) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

                           (c)      Compensation for Breakage or
Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company.

                           (d)      Booking of Eurodollar Rate Loans. Any Lender
may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

                           (e)      Assumptions Concerning Funding of Eurodollar
Rate Loans. Calculation of all amounts payable to a Lender under this Section
2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (I) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

                  2.19     INCREASED COSTS; CAPITAL ADEQUACY.

                           (a)      Compensation For Increased Costs and Taxes.
Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (I) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) to the extent such increased costs of capital are due to changes in applicable law or regulatory policy first occurring after the execution of the Commitment Letter, as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                           (b)      Capital Adequacy Adjustment. In the event
that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive issued or made after the date hereof regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  2.20     TAXES; WITHHOLDING, ETC.

                           (a)      Payments to Be Free and Clear. All sums
payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender or a franchise Tax) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                           (b)      Withholding of Taxes. If any Credit Party or
any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender (which term shall include Issuing Bank for purposes of this Section 2.20(b)) under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty
(30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                           (c)      Evidence of Exemption From U.S. Withholding
Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (I) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (I) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this
Section 2.20(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and

Company of its inability to deliver any such forms, certificates or other evidence. Company shall not be required to pay any additional amount to any Non-US Lender under Section 2.20(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.20(c), or (2) to notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.20(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.20(c) shall relieve Company of its obligation to pay any additional amounts pursuant to Section 2.19(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

                  2.21 OBLIGATION TO MITIGATE. Each Lender (which term shall include Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.19, or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (I) above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

                  2.22 DEFAULTING LENDERS. Anything contained herein to the contrary notwithstanding, in the event that any Lender defaults (a "DEFAULTING LENDER") in its obligation to fund (a "FUNDING DEFAULT") any Revolving Loan or its portion of any unreimbursed payment under Section 2.3(b)(iv) or 2.4(e) (in each case, a "DEFAULTED LOAN"), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "LENDER" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (I) any voluntary prepayment of the Revolving Loans shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender's Revolving Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the Revolving Commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fee pursuant to Section 2.11 with respect to such Defaulting Lender's Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.22, performance by Company of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.22. The rights and remedies against a Defaulting Lender under this Section 2.22 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

                  2.23 REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (a) any Lender (an "INCREASED-COST LENDER") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19 or 2.20, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five (5) Business Days after Company's request for such withdrawal; or (b) any Lender shall become a Defaulting Lender, the Default Period for such Defaulting Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days after Company's request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20 or otherwise as if it were a prepayment; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Company may not make such election with respect to any Terminated Lender that is also (x) an Issuing Bank unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued thereby to be cancelled and (y) the Collateral Monitoring Agent, unless a replacement Collateral Monitoring Agent agrees to be appointed as Collateral Monitoring Agent and assumes the duties and responsibilities of the Collateral Monitoring Agent hereunder and under the Credit Documents. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3.        CONDITIONS PRECEDENT

                  3.1 CLOSING DATE. The obligation of any Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

                           (a)      Credit Documents. Administrative Agent shall
have received each Credit Document originally executed and delivered by each applicable Credit Party and required to be delivered on the Closing Date, and provision for the receipt by Administrative Agent of sufficient copies of each such Credit Document sufficient for each Lender shall have been made to the satisfaction of the Administrative Agent.

                           (b)      Consents and Approvals. All governmental and
third party approvals (including that of the Bankruptcy Court) necessary or reasonably advisable (in

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

the Administrative Agent's, Collateral Monitoring Agent's or Syndication Agent's judgment) in connection with the confirmation, consummation and implementation of the Plan of Reorganization, the financing and transactions contemplated hereby or otherwise referred to herein, including the Loans, and the continuing operations of Company and its Subsidiaries, shall have been obtained and be in full force and effect (or in the case of any Closing Date Restructuring CHOW Approvals, duly applied for) and in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority, which without limitation, would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the Related Agreements, the Reorganization or the financing thereof, and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

                           (c)      Confirmation Order and Plan.

                                    (i)      The Plan of Reorganization shall be
         in full force and effect and any amendments or waivers of the terms thereof shall be reasonably acceptable to the Lenders;

                                    (ii)     The Bankruptcy Court shall have
         entered the Confirmation Order in form and substance satisfactory to the Syndication Agent and Collateral Monitoring Agent (it being acknowledged by the Syndication Agent and Collateral Monitoring Agent that the Confirmation Order entered by the Bankruptcy Court on April 3, 2002 was in form and substance satisfactory to them); the Confirmation Order shall be in full force and effect, shall not have been stayed, reversed, vacated or otherwise modified (unless otherwise reasonably satisfactory to the Syndication Agent and Collateral Monitoring Agent); there shall be no appeal or petition for rehearing or certiorari pending in respect of the Confirmation Order or motion to revoke confirmation of the Plan of Reorganization, absent the consent of Syndication Agent and Collateral Monitoring Agent; and, unless Syndication Agent and Collateral Monitoring Agent in their sole discretion shall have otherwise agreed, the time to file any appeal or petition for rehearing or certiorari shall have lapsed; and

                                    (iii)    The transactions contemplated by
         the Plan of Reorganization to be concluded on the Effective Date of the Plan of Reorganization (as defined in Section 1A(58) of the Plan) shall have been consummated substantially contemporaneously with the initial funding of the Term Loans on the Closing Date pursuant to documentation satisfactory to the Syndication Agent and Collateral Monitoring Agent.

                                    (iv)     The Syndication Agent and
         Collateral Monitoring Agent shall have received satisfactory evidence that the Company's and each of its Subsidiaries' obligations with respect to the DIP Facilities have been terminated and discharged and any collateral in respect thereof released, other than (A) indemnification and reimbursement obligations which may survive the Effective Date as general unsecured obligations of Company and its Subsidiaries that were debtors in the Cases, and (B) cash collateral for outstanding letters of credit issued under the DIP Facilities, as required under the terms of the applicable DIP Facilities.

                           (d)      Board of Directors. The Company's Board of
Directors shall have been selected and appointed pursuant to the Plan of Reorganization, and shall be in numbers sufficient to constitute a quorum for the conduct of business.

                           (e)      Performance. The Lenders shall have received
evidence reasonably satisfactory to Lenders that after giving effect to consummation of the Plan of Reorganization, including without limitation the issuance of the Rollover Notes and incurrence of the Term Loans and of the Indebtedness listed on Schedule 6.1 that the ratio of Consolidated Total Debt to Consolidated Adjusted EBITDA (for the four fiscal quarter period most recently ended) of the Company and its Guarantor Subsidiaries shall be less than 3.7:1.

                           (f)      Payments of Amounts Due. All costs, fees,
expenses (including, without limitation, invoiced legal fees and expenses, title premiums, survey charges and recording taxes and fees) and other compensation contemplated hereby payable to the Lead Arranger, the Administrative Agent, the Syndication Agent, the Joint Collateral Agent or the Lenders shall have been paid to the extent due.

                           (g)      Organizational Documents; Incumbency.
Administrative Agent shall have received (i) sufficient copies of each Organizational Document executed and delivered by each Credit Party, as applicable, for each Lender; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party;
(iii) resolutions of the Board of Directors or similar governing body of each Credit Party adopted prior to the Closing Date, approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents and the Related Agreements to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent and Collateral Monitoring Agent may reasonably request.

                           (h)      Organizational and Capital Structure. The
organizational structure and capital structure of Company and its Subsidiaries, after giving effect to the Reorganization, shall be as set forth on Schedule 4.1.

                           (i)      Related Agreements. The Administrative Agent
and Syndication Agent have received a fully executed or conformed copy of each
(i) Related Agreement and any documents executed in connection therewith, together with copies of

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each of the opinions of counsel delivered to the parties under the Related
Agreements as executed on the Closing Date and (ii) all documents evidencing the Indebtedness and Liens existing as of the Closing Date and permitted pursuant to Sections 6.1(h) or 6.2(o). Each Related Agreement shall be in full force and effect, shall include terms and provisions consistent with the Plan of Reorganization, and otherwise satisfactory to the Syndication Agent and Collateral Monitoring Agent.

                           (j)      No Litigation. There shall not exist any
action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent, the Collateral Monitoring Agent and Syndication Agent, singly or in the aggregate, materially impairs the Reorganization, the financing thereof or any of the other transactions contemplated by the Credit Documents or the Related Agreements, or that could reasonably be expected to have a Material Adverse Effect.

                           (k)      Health Care Permits. As of the Closing Date,
except as set forth on Schedule 3.1(k) hereto, during the last twenty-four (24) months, no Credit Party nor any Subsidiary of a Credit Party has been notified by JCAHO or any relevant Governmental Authority or other Person with respect to any Health Care Permit, or any Reimbursement Approval necessary to operate its business as currently being conducted, of such Governmental Authority's or other Person's actual revocation, suspension, termination, rescission, or non-renewal, of such Health Care Permit or Reimbursement Approval.

                           (l)      Real Estate Assets. In order to create in
favor of Joint Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in certain Real Estate Assets, Company and the Guarantor Subsidiary shall have used their commercially reasonable best efforts to obtain and deliver to the Administrative Agent and Joint Collateral Agent, in the case of each Leasehold Property, (I) a Landlord Consent and Estoppel and
(II) evidence that such Leasehold Property is a Recorded Leasehold Interest, and Joint Collateral Agent shall have received from Company and each applicable
Guarantor:

                                    (i)      fully executed and notarized
         Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.1(l)(i) (being all real property owned by each Credit Party in fee simple and such leasehold interests in real property as are listed thereon each, a "CLOSING DATE MORTGAGED PROPERTY");

                                    (ii)     an opinion of counsel (which
         counsel shall be reasonably satisfactory to Administrative Agent and Collateral Monitoring Agent) in each of the ten (10) states listed on
         Schedule 3.1(l)(ii) in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Administrative Agent and Collateral Monitoring Agent may reasonably request, in each case in

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         form and substance reasonably satisfactory to Administrative Agent and
         Collateral Monitoring Agent;

                                    (iii)    (a) ALTA mortgagee title insurance
         policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Administrative Agent and Collateral Monitoring Agent (it being acknowledged that Chicago Title Insurance Company is so satisfactory) with respect to Closing Date Mortgaged Properties constituting at least 85% in number of Facilities and 85% in number of total beds of all Closing Date Mortgaged Properties which are fee interests (each, a "TITLE POLICY") (it being agreed that this condition shall be deemed satisfied to the extent that this condition would otherwise have been satisfied except only for failure to deliver such Title Policies with respect to Closing Date Mortgaged Properties exclusively in the State of Texas, which as of the Closing Date there exists no reasonable grounds for doubting that such Title Policies will be obtained within a reasonable amount of time following the Closing Date), in amounts not less than the lower of (i) the fair market value of each Closing Date Mortgaged Property and (ii) $1,000,000, together with a title report issued by a title company with respect thereto, dated not more than thirty (30) days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein (other than Permitted Liens of the type described in Section 6.2(e)), each in form and substance reasonably satisfactory to Administrative Agent and Collateral Monitoring Agent and (b) evidence satisfactory to Administrative Agent and Collateral Monitoring Agent that such Credit Party has paid to the title company or to the appropriate Governmental Authorities (or made adequate provision for such payment, in the reasonable judgment of Administrative Agent and Collateral Monitoring Agent) all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Closing Date Mortgaged Property in the appropriate real estate records; and

                                    (iv)     evidence of flood insurance with
         respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Administrative Agent and Collateral Monitoring Agent.

                           (m)      Personal Property Collateral. In order to
create in favor of Joint Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, Administrative Agent and Collateral Monitoring Agent shall have received:

                                    (i)      evidence satisfactory to the
         Administrative Agent and Collateral Monitoring Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral

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         Documents (including, without limitation, their obligations to authorize the filing of and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein).

                                    (ii)     A completed Collateral
         Questionnaire dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby, including (A) (1) lien searches conducted in connection with the DIP Facilities and (2) any additional lien searches requested by the Syndication Agent with respect to the Company and its Guarantor Subsidiaries, and such search shall reveal no liens on any of the assets of the Company or such Guarantor Subsidiaries except for liens permitted by the Credit Documents or Liens to be discharged on or prior to the Closing Date pursuant to documentation (duly executed if required) (which may include the Plan of Reorganization and the Confirmation Order) satisfactory to the Syndication Agent and Collateral Monitoring Agent, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

                                    (iii)    opinions of counsel (which counsel
         shall be reasonably satisfactory to Administrative Agent and Collateral Monitoring Agent) with respect to the creation and perfection of the security interests in favor of Joint Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party is "located" (for the purposes of the UCC) as Administrative Agent and Collateral Monitoring Agent may reasonably request, in each case addressing the matters set out in Exhibit D of the Pledge and Security Agreement and otherwise in form and substance reasonably satisfactory to Collateral Monitoring Agent; and

                                    (iv)     evidence that each Credit Party
         shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Joint Collateral Agent or the Collateral Monitoring Agent or made arrangements for such filing or recording reasonably satisfactory to the Administrative Agent and Collateral Monitoring Agent.

                           (n)      Environmental Reports. The Lenders shall
have received such reports and other information as any may have been reasonably requested, in form, scope and substance satisfactory to the Agents, regarding environmental matters relating to any Facilities which are the subject of any Environmental Claim.

                           (o)      Financial Statements; Projections. Lenders
shall have received from Company (i) the Historical Financial Statements, (ii) pro forma

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consolidated balance sheets of Company and its consolidated Subsidiaries as at the Closing Date plus the separate, consolidated balance sheet of the PHCMI Debtors as at the Closing Date, and reflecting the consummation of the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Lenders, and (iii) the Projections.

                           (p)      Evidence of Insurance. Syndication Agent,
Collateral Monitoring Agent and Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect and that Joint Collateral Agent, for the benefit of Secured Parties has been named as additional insured and loss payee thereunder to the extent required under Section 5.5.

                           (q)      Opinions of Counsel to Credit Parties.
Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Powell, Goldstein, Frazer & Murphy, LLP, counsel for Credit Parties, in the form of Exhibit D and as to such other matters as the Agents may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Agents (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

                           (r)      Opinions of Counsel to Syndication Agent.
Lenders and the Agents shall have received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Syndication Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent.

                           (s)      Fees. Company shall have paid (i) to
Syndication Agent, Administrative Agent, Collateral Monitoring Agent, Joint Collateral Agent and Lenders the fees payable on the Closing Date referred to in
Section 2.11(d) and (ii) to Joint Collateral Agent, such fees separately agreed upon by the Company and the Joint Collateral Agent.

                           (t)      Solvency Certificate. On the Closing Date,
Syndication Agent, Collateral Monitoring Agent and Administrative Agent shall have received a Solvency Certificate demonstrating that, after giving effect to the consummation of the Reorganization, Company and the Guarantor Subsidiaries (other than Non-Material Guarantor Subsidiaries) are and will be Solvent.

                           (u)      Borrowing Base Certificate. Company shall
have delivered to Collateral Monitoring Agent and Administrative Agent a Borrowing Base Certificate dated as of the Effective Date demonstrating a Borrowing Base as of such date of not less than $297,000,000.

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

                           (v)      Closing Date Certificate. Company shall have
delivered to Syndication Agent and Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

                           (w)      Closing Date. Lenders shall, simultaneously
with the satisfaction hereof, have made the Term Loans to Company on or before May 15, 2002 in one borrowing of an amount no less than $200,000,000.

                           (x)      Issuance of Rollover Notes. Company shall
have issued the Rollover Notes in the aggregate principal amount of up to $150,000,000 pursuant to the Rollover Note Indenture, and the Rollover Note Trustee, on behalf of the Rollover Noteholders, shall have duly executed and delivered to Joint Collateral Agent and Administrative Agent a counterpart of the Intercreditor Agreement.

                           (y)      Completion of Proceedings. All partnership,
corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent or Syndication Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

Each Lender, by delivering its signature page to this Agreement and/or funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

                  3.2      CONDITIONS TO EACH CREDIT EXTENSION.

                           (a)      Conditions Precedent. The obligation of each
Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, or Swing Line Lender to make any Swing Line Loan on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with
Section 10.5, of the following conditions precedent:

                                    (i)      Administrative Agent shall have
         received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

                                    (ii)     Administrative Agent and Collateral
         Monitoring Agent shall each have received a fully executed and delivered Borrowing Base Certificate with respect to such Credit Extension;

                                    (iii)    after making the Credit Extensions
         requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

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

                                    (iv)     as of such Credit Date, the
         representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                                    (v)      as of such Credit Date, no Event of
         Default or Default shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension;

                                    (vi)     after making the Credit Extensions
         requested on such Credit Date, the Total Utilization of Commitments shall not exceed the Borrowing Base then in effect;

                                    (vii)    on or before the date of issuance
         of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit;

                                    (viii)   as of such Credit Date, the
         Leverage Ratios set forth in Section 6.8 determined as of such date after giving pro forma effect to the contemplated Credit Extension shall not exceed the maximum Leverage Ratios permitted as of the last day of the immediately preceding Fiscal Quarter pursuant to Section 6.8; and

                                    (ix)     unless Syndication Agent otherwise
         agrees, as of such Credit Date, the Cash Book Balance will not exceed $25,000,000; provided, however that the terms and conditions of this
         Section 3.2(a)(x) shall not apply with respect to any issuance of a Letter of Credit pursuant to the terms of this Agreement.

                  Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender such request is warranted under the circumstances.

                           (b)      Notices. Any Notice shall be executed by an
Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent nor any

Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

SECTION 4.        REPRESENTATIONS AND WARRANTIES

                  In order to induce the Agents, Lenders, Swing Line Lender and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent, Lender, Swing Line Lender and Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Reorganization):

                  4.1 ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION. Company and each of the Guarantor Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

                  4.2 CAPITAL STOCK AND OWNERSHIP. The Capital Stock of Company and each of the Guarantor Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on
Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Company or any of the Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Company or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Company or any of the Subsidiaries of any additional membership interests or other Capital Stock of Company or any of the Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Company or any of the Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Company and each of the Subsidiaries in their respective Subsidiaries as of the Closing Date. Schedule
4.2 further correctly sets forth as of the Closing Date the Joint Ventures in which the Company or any of the Subsidiaries has an interest, and the extent of such interest and the material agreements relating thereto.

                  4.3 DUE AUTHORIZATION. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

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

                  4.4 NO CONFLICT. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Company or any of the Guarantor Subsidiaries, any of the Organizational Documents of Company or any of the Guarantor Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of the Guarantor Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of Company or any of the Guarantor Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of the Guarantor Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Joint Collateral Agent, on behalf of Secured Parties); (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Company or any of the Guarantor Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and except for any Landlord Consents and Estoppels or other approvals or consents permitted hereunder to be obtained after the Closing Date; (e) violate any provision of any material Health Care Permit, Reimbursement Approval, Management Agreement, indenture, agreement, bond, note, mortgage, deed of trust, or other similar instrument to which such Credit Party is a party or by which such Credit Party or any of its respective properties or assets are bound or to which such Credit Party is subject; and (f) conflict with, result in a breach of, or constitute (with due notice) or lapse of time or both) a default under or create any right to terminate, any such Health Care Permit, Reimbursement Approval, Management Agreement, indenture, agreement, bond, note, mortgage, deed of trust, or other instrument.

                  4.5 GOVERNMENTAL CONSENTS. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Joint Collateral Agent for filing and/or recordation, as of the Closing Date.

                  4.6 BINDING OBLIGATION. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability (whether considered in a proceeding at law or in equity).

                  4.7 HISTORICAL FINANCIAL STATEMENTS. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, except as disclosed on Schedule 4.7 neither Company nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is, in the reasonable business judgment of the Company's senior management, material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole.

                  4.8 PROJECTIONS. On and as of the Closing Date, the projections of Company and the Guarantor Subsidiaries for the full Fiscal Years ended December 31, 2002 and 2003 as provided to the Lenders (the "PROJECTIONS") are based on good faith estimates and assumptions made by the management of Company; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Company believed that the Projections were reasonable and attainable.

                  4.9 NO MATERIAL ADVERSE CHANGE. Since December 31, 2001, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

                  4.10 NO RESTRICTED JUNIOR PAYMENTS. Since December 31, 2001, neither Company nor any of the Guarantor Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.5 or as disclosed on Schedule 4.10.

                  4.11 ADVERSE PROCEEDINGS, ETC. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of the Subsidiaries
(a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  4.12     PAYMENT OF TAXES. Except as otherwise permitted under
Section 5.3 or as disclosed on Schedule 4.12, all tax returns and reports of Company and Guarantor Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Except as disclosed on Schedule 4.12 Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

                  4.13     PROPERTIES.

                           (a)      Title. Except as set forth on Schedule
4.13(a), each of Company and the Guarantor Subsidiaries has (i) good and insurable legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as expressly approved by the Bankruptcy Court or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

                           (b)      Real Estate. As of the Closing Date,
Schedule 4.13(b) contains a true, accurate and complete list of (i) all Real Estate Assets owned in fee simple by any Credit Party, and (ii) all Real Estate Assets leased or sub-leased by any Credit Party (which lease or sub-lease is being assumed by such Credit Party under the Plan), regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each lease or sub-lease relating to a Real Estate Asset listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any material default that has occurred and is continuing thereunder, which is not being cured in connection with consummation of the Plan.

                  4.14 ENVIRONMENTAL MATTERS. Neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries has received and is currently the subject of any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law, except as has been disclosed in writing to the Administrative Agent. There are and, to each of Company's and its Subsidiaries' knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries nor, to any Credit Party's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, except as has been disclosed in writing to the Administrative Agent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

                  4.15 NO DEFAULTS. Neither Company nor any of the Guarantor Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

                  4.16 MATERIAL CONTRACTS. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

                  4.17 MATERIAL REIMBURSEMENTS. (a) Each Credit Party and each Subsidiary of a Credit Party has obtained and holds in full force and effect all Reimbursement Approvals necessary to carry on its respective business as now being, or now intended to be, conducted, other than those the absence of which could not reasonably be expected to have a Material Adverse Effect, (b)
Schedule 4.17 contains a true, correct and complete list of all the material Reimbursements Approvals in effect on the Closing Date. For the purposes of this
Section 4.17(b), a Reimbursement Approval shall be deemed "material" if the Credit Parties or a Subsidiary thereof could reasonably expect that any Credit Party or a Subsidiary would, pursuant to the terms thereof, (i) recognize future revenues in excess of $20,000,000 per annum, (ii) incur liabilities or obligations in excess of $20,000,000 per annum or (c) likely suffer damages or losses in excess of $20,000,000 by reason of breach or termination thereof.

                  4.18     HEALTH CARE PERMITS

                           (a)      Except as disclosed on Schedule 4.18(a):

                                    (i)      Except as, in the aggregate, could
         not reasonably be expected to have a Material Adverse Effect: (i) each of Company and its Guarantor Subsidiaries now has (after giving effect to the Reorganization), or in the case of Closing Date Restructuring CHOW Approvals not received by the Closing Date, has applied for, and has no reason to believe it will not be able to maintain in effect (and obtain within 180 days of the Closing Date, in the case of Closing Date Restructuring CHOW Approvals), all Health Care Permits necessary for the lawful conduct of its business or operations wherever now conducted and as planned to be conducted, including, without limitation, the ownership and operation of its Health Care Facilities pursuant to all Requirements of Law, (ii) all such Health Care Permits (except for Closing Date Restructuring CHOW Approvals not yet obtained) are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, (iii) Company and each of the Guarantor Subsidiaries is substantially complying with the requirements of each such Health Care Permit, and no event has occurred, and no condition exists, which, with the giving of notice, the passage of time, or both, would constitute a violation thereof,
         (iv) neither Company nor any of the Guarantor Subsidiaries, has received any written notice of any violation of any Requirement of Law,
         (v) no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time, or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Health Care Permit, other than those the absence of which could not reasonably be expected to have a Material Adverse Effect, (vi) there is no claim filed with any Governmental Authority of which Company or any of the Guarantor Subsidiaries has been notified in writing challenging the validity of any such Health Care Permit and
         (vii) the continuation, validity and effectiveness of all such Health Care Permits will not be adversely affected by the Reorganization or the execution and performance of any of the Credit Documents.

                                    (ii)     Except as, in the aggregate, could
         not reasonably be expected to have a Material Adverse Effect (i) all Health Care Facilities owned, leased, managed or operated by Company or any of its Subsidiaries are entitled to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent that the Company or any of its Guarantor Subsidiaries has decided to participate in any such program, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto; and (ii) there are no proceedings pending or, to the knowledge of Company, any proceedings threatened or investigations pending or threatened, by any Governmental Authority with respect to the Company's or any of the Guarantor Subsidiaries' participation in the Medicare, Medicaid or related reimbursement programs.

                           (b)      Schedule 4.18(b) contains a true, correct
and complete list of all the material Health Care Permits in effect on the Closing Date. For the purposes of this Section 4.18(b), a Health Care Permit shall be deemed "material" if the Credit Parties or a Subsidiary thereof could reasonably expect that any Credit Party or a Subsidiary would, pursuant to the terms thereof, (i) recognize future revenues in excess of $20,000,000 per annum,
(ii) incur liabilities or obligations in excess of $20,000,000 per annum or (c) likely suffer damages or losses in excess of $20,000,000 by reason of breach or termination thereof.

                  4.19 GOVERNMENTAL REGULATION. Neither Company nor any of the Guarantor Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Company nor any of the Guarantor Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

                  4.20 MARGIN STOCK. Neither Company nor any of the Guarantor Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

                  4.21 EMPLOYEE MATTERS. Neither Company nor any of the Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Company or any of the Subsidiaries, or to the best knowledge of Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Company or any of the Subsidiaries or to the best knowledge of Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Company or any of the Subsidiaries and (c) to the best knowledge of Company, no union representation question existing with respect to the employees of Company or any of the Subsidiaries and, to the best knowledge of Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 4.21 hereto, there are no collective bargaining agreements or Multiemployer Plans covering the employees of any Credit Party or any Subsidiary of a Credit Party and no Credit Party nor any Subsidiary of a Credit Party has suffered any strikes, walkouts or work stoppages within the last three (3) years.

                  4.22 EMPLOYEE BENEFIT PLANS. Company, each of the Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Company, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Company, any of its Subsidiaries or any of their ERISA Affiliates, (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA. is zero. Company, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

                  4.23 CERTAIN FEES. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

                  4.24 SOLVENCY. Each Credit Party (other than a Non-Material Guarantor Subsidiary) is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

                  4.25     RELATED AGREEMENTS.

                           (a)      Delivery. Company has delivered to
Administrative Agent and Syndication Agent complete and correct copies of (i) each Related Agreement and of all exhibits and schedules thereto as of the date hereof and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Related Agreement entered into after the date hereof.

                           (b)      Representations and Warranties. Except to
the extent otherwise expressly set forth herein or in the schedules hereto, and subject to the qualifications set forth therein, each of the representations and warranties given by any Credit Party in any Related Agreement is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates). Notwithstanding anything in the Related Agreement to the contrary, the representations and warranties of each Credit Party set forth in this Section
4.25 (b) shall, solely for purposes hereof, survive the Closing Date for the benefit of Lenders.

                           (c)      Governmental Approvals. All Governmental
Authorizations and all other authorizations, approvals and consents of any other Person required by the Related Agreements or the Plan or to consummate the Reorganization have been obtained and are in full force and effect.

                           (d)      Conditions Precedent. On the Closing Date,
contemporaneously with the funding of the Term Loans (i) all of the conditions to effecting or consummating the Reorganization set forth in the Related Agreements and the Plan have been duly satisfied or waived, and (ii) the Reorganization has been consummated in accordance with the Plan, the Related Agreements and all applicable laws.

                  4.26 COMPLIANCE WITH STATUTES, ETC. Company and the Guarantor Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Company or any of the Guarantor Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  4.27 DISCLOSURE. No statement or information contained in this Agreement, any other Credit Document, or any other document, certificate or statement furnished to any Agent or the Lenders or any of them, by or on behalf of any Credit Party for use in connection with the transactions contemplated by this Agreement or the other Credit Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or, when taken together with all such other agreements, documents, certificates and statements, omitted to state a material fact regarding the Credit Parties necessary in order to make the statements contained herein or therein not misleading. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

                  4.28 SPECIAL REPRESENTATIONS RELATING TO ELIGIBLE RECEIVABLES. With respect to each Eligible Receivable, (i) it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment; (ii) it arose out of a completed rendition of services by a Credit Party in the ordinary course of its business and in accordance with the terms and conditions of all contracts or other documents relating thereto and forming a part of the contract between such Credit Party and the account debtor; (iii) to the knowledge of the applicable Credit Party, the account debtor thereunder had the capacity to contract at the time any contract or other document giving rise to the Eligible Receivable was executed, and is solvent; (iv) to the knowledge of the applicable Credit Party, there are no proceedings or actions which are threatened or pending against the account debtor thereunder which could reasonably be expected to result in any material adverse change in such account debtor's financial condition or the collectibility of such Eligible Receivable; (v) the Eligible Receivable is for a liquidated amount maturing as stated in the Credit Parties' records which are available to the Administrative Agent and the Collateral Monitoring Agent; (vi) the Eligible Receivable is not subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for discounts and allowances made in the ordinary course of business and consistent with the Credit and Collection Policy, and each Eligible Receivable is absolutely owing to such Credit Party and was not contingent in any respect or for any reason, and there are not facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements with respect thereto; and (vii) the Credit Party has made no agreement with any account debtor pertaining to an Eligible Receivable for any deduction therefrom, except discounts or allowances which are granted by such Credit Party in the ordinary course of its business for the prompt payment and which are reflected in the calculation of the net amount of the invoice related thereto.

                  4.29 CASH MANAGEMENT SYSTEM. The cash management system described on Schedule 4.29 is an accurate and complete description of the cash management system maintained by Credit Parties and in effect on the date hereof at all times thereafter with respect to the deposit and transfer of funds from the collection of all Receivables (subject to the right of the Credit Parties to consolidate multiple Concentration Accounts or to transfer or create new Concentration Accounts in accordance with the applicable express provisions hereof and of the Pledge and Security Agreement).

                  4.30     CASH COLLATERAL ACCOUNTS.

                           (a)      Company is, following their establishment,
the sole entitlement holder or account holder of each of the Cash Collateral Accounts, and Company has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent or the Joint Collateral Agent pursuant to the Credit Documents) having "control" (within the meanings of Sections 8-106 and 9-106 or 9-104 as applicable of the UCC) over, or any other interest in, any such Cash Collateral Accounts or any securities or other property credited thereto or deposited therein; and

                           (b)      Company has, following their establishment,
taken all actions necessary or desirable to establish the Administrative Agent's "control" (within the meanings of Sections 8-106 and 9-106 or 9-104, as applicable of the UCC) over the Cash Collateral Accounts by delivering an agreement substantially in the form of Exhibit C (with such modifications and the Administrative Agent may, in its reasonable discretion, approve) to the Pledge and Security Agreement entered into by Company,

Administrative Agent and the securities intermediary or depositary institution, as the case may be, maintaining such Cash Collateral Accounts pursuant to which such securities intermediary or depositary institution, as the case may be, has agreed to comply with the Administrative Agent's "entitlement orders" or "instructions," as the case may be, without further consent by the Company.

SECTION 5.     AFFIRMATIVE COVENANTS

               Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, each Credit Party shall perform, and (where so indicated herein) shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

               5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Company will deliver (including, where feasible, by e-mail) to Administrative Agent (and Administrative Agent hereby agrees promptly upon receipt to deliver to each Lender) with sufficient copies for each of the Lenders:

                      (a) Monthly Reports. As soon as available, and in any event within thirty (30) days after the end of each month ending after the Closing Date, (i) the consolidated balance sheet of Company and its consolidated Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of Company and its consolidated Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year; (ii) to the extent prepared, copies of any narrative reports or other presentations to senior management with respect to such monthly financial statements; (iii) copies of any monthly financial statements required to be provided (pursuant to relevant documentation as of the date hereof) by Company or PHCMI to Omega for such month with respect to PHCMI and its Subsidiaries; and (iv) monthly percentage statistics concerning occupancy rate, payor mix, any other statistical and operating information that Company deems relevant in the operation of its business and that of the Guarantor Subsidiaries, together with other such information as the Administrative Agent may reasonably request; all in reasonable detail, together with a Financial Officer Certification;

                      (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year, (i) the consolidated balance sheets of Company and its consolidated Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its consolidated Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year;
(ii) the Form 10K or Form 10Q, if any, filed in connection with such financial statements and, to the extent prepared, copies of any narrative reports or other presentations to senior management with respect to such quarterly financial statements, (iii) copies of any quarterly financial statements required to be provided (pursuant to relevant documentation as of the date hereof) and such copies which are in fact provided by Company or PHCMI to Omega for such Fiscal Quarter with respect to PHCMI and its Subsidiaries, (iv) quarterly percentage statistics concerning occupancy rate, payor mix, any other statistical and operating information that Company deems relevant in the operation of its business and that of the Guarantor Subsidiaries, together with such other information as the Administrative Agent may reasonably request; all in reasonable detail, together with a Financial Officer Certification with respect thereto;

                      (c) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheets of Company and its consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its consolidated Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification with respect thereto; (ii) the Form 10K, if any, filed in connection with such financial statements and, to the extent prepared, copies of any narrative reports or other presentations to senior management of the Company with respect to such quarterly financial statements (iii) annual percentage statistics concerning occupancy rate, payor mix, any other statistical and operating information that Company deems relevant in the operation of its business and that of the Guarantor Subsidiaries together with such other information as the Administrative Agent may reasonably request; and (iv) with respect such consolidated financial statements a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Credit Documents, (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (3) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof. Contemporaneously with the delivery of such financial statements,

Company shall deliver copies of any annual financial statements required to be provided (pursuant to relevant documentation as of the date hereof) and such copies which are in fact provided by Company or PHCMI to Omega for the immediately preceding Fiscal Year with respect to PHCMI and its Subsidiaries;

                      (d) Compliance Certificate. Together with each delivery of financial statements of Company and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

                      (e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more a statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

                      (f) Notice of Default. Promptly (and in any event within 5 Business Days) upon any "executive officer" (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended) of Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company with respect thereto; (ii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in
Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                      (g) Notice of Litigation. Promptly (and in any event within 5 Business Days) upon any "executive officer" (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended) of Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either
(i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

                      (h) ERISA. (i) Promptly (and in any event within 5 Business Days) upon becoming aware of the occurrence of or forthcoming occurrence of any

ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Company, any of the Guarantor Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                      (i) Financial Plan. As soon as practicable and in any event no later than the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (a "FINANCIAL PLAN"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and the Guarantor Subsidiaries for such Fiscal Year, together with pro forma Compliance Certificates for such Fiscal Year and an explanation of the assumptions on which such forecasts are based,
(ii) forecasted consolidated statements of income and cash flows of Company and the Guarantor Subsidiaries for each month of such Fiscal Year, (iii) forecasts demonstrating projected compliance with the requirements of Section
6.8 through the end of such Fiscal Year and (iv) forecasts demonstrating adequate liquidity through the end of such Fiscal Year without giving effect to any additional debt or equity offerings not reflected in the Projections, together, in each case, with an explanation of the assumptions on which such forecasts are based, all in form and substance reasonably satisfactory to Agents;

                      (j) Insurance Report. Together with delivery of the quarterly Compliance Certificates pursuant to Section 5.1 (d), a report in form and substance satisfactory to Administrative Agent and Collateral Monitoring Agent outlining any material change in insurance coverage maintained by Company and its Subsidiaries in accordance with this Agreement and, to the extent the Company is aware, any planned material change in insurance coverage for the immediately succeeding Fiscal Year. At all times following the formation of an Approved Captive Insurance Subsidiary in accordance with the provisions of Section 5.10 such report shall also include a detailed description of the services provided by such Subsidiary and the claims history during the relevant Fiscal Quarter most recently ended, the material Contractual Obligations (together with a copy of all documents evidencing such) of such Subsidiary (including details of all insurance contracts and fronting arrangements), of such Subsidiary's balance sheet, statement of income, stockholder's equity and cash flows for the Fiscal Quarters most recently ended;

                      (k) Notice of Change in Board of Directors. With reasonable promptness (and in any event within 5 Business Days), written notice of any change in the board of directors (or similar governing body) of Company;

                      (l) Notice Regarding Material Contracts. Promptly, and in any event within ten (10) Business Days (i) after any Material Contract of Company or any of the Guarantor Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or (ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Company or the applicable Guarantor Subsidiary with the intent of avoiding compliance with this Section 5.1(l)), and an explanation of any actions being taken with respect thereto;

                      (m) Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any Facility or which relate to any environmental liabilities of Company or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                      (n) Information Regarding Collateral. Company will furnish to the Collateral Monitoring Agent prompt written notice of (and in any event within 30 days after) any change after the Closing Date (i) in any Credit Party's corporate name, (ii) in any Credit Party's identity or corporate structure or (iii) in any Credit Party's Federal Taxpayer Identification Number. Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Monitoring Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents. Company also agrees promptly (and in any event within two (2) Business Days) to notify the Collateral Monitoring Agent if any material portion of the Collateral is damaged or destroyed;

                      (o) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Company shall deliver to the Administrative Agent and Syndication Agent an Officer's Certificate confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes;

                      (p) Audits. Promptly upon their becoming available, copies of all audits prepared for, or submitted to, any of the Credit Parties or any Approved Captive Insurance Subsidiary by any outside professional firm or service, including, without limitation, any comment letter submitted by the Company's accountants to management in connection with their annual audit;

                      (q) Insurance Notices and Reports. Promptly and in any event within ten (10) Business Days after the occurrence of any casualty affecting any Health

Care Facility that could reasonably be expected to result in casualty insurance proceeds in excess of $2,000,000 (a "material loss"), notice of such material loss, and thereafter, within five (5) Business Days after receipt thereof by Company, copies of any notices or correspondence from any company or agent for any company providing insurance coverage to any Credit Party or any Subsidiary of a Credit Party (including, without limitation, any Approved Captive Insurance Subsidiary) relating to any material loss;

                      (r) Disposals. Together with each delivery of the Compliance Certificate pursuant to Section 5.1(d), and without limiting any Credit Party's other obligations to give notice under the Credit Documents, a schedule setting forth each sale or other disposition of any asset or property effected outside the ordinary course of business during such quarter, the date of each such sale or disposition, the sales price with respect to such asset or property sold or disposed of and the Net Cash Proceeds received during such quarter from each such sale or disposition;

                      (s) Borrowing Base Certificate. Each month, within 30 days after the end of each month, a Borrowing Base Certificate for such prior month;

                      (t) Borrowing Base Calculations. At the request of the Collateral Monitoring Agent or the Administrative Agent, provide to the Collateral Monitoring Agent and the Syndication Agent any documents used in the preparation of any Borrowing Base Certificate, including without limitation, accounts receivables agings and reconciliations; and

                      (u) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders acting in such capacity or by any Guarantor Subsidiary of Company to its security holders other than Company or another Guarantor Subsidiary, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the SEC or any Governmental Authority, (iii) all press releases and other statements made available generally by Company or any of the Guarantor Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries; (B) the following events, as soon as possible and in any event within five Business Days (i) after obtaining knowledge thereof, the occurrence of any event that would (with the giving of notice, the passage of time, or both) be a violation of any Health Care Permit necessary for the lawful conduct of the business or operations of the Company or any of its Guarantor Subsidiaries (other than those Health Care Permits the violation of which could not reasonably be expected to have a Material Adverse Effect), including, without limitation, the ownership and operation of its Health Care Facilities, (ii) after receipt thereof, any notice of any violation of any requirements of applicable law which would (with the giving of notice, the passage of time, or both) cause any of the Health Care Permits referred to in clause (i) to be modified, rescinded or revoked and which the Company does not reasonably expect to be able to cure within a reasonable period of time, (iii) after receipt thereof, any notice, summons, citation or other proceeding seeking to adversely modify in any material respect, revoke, or suspend any Medicare Provider Agreement, Medicaid Provider Agreement, Medicare certification or Medicaid certification applicable to any of the Health Care Facilities of the Company or any of its Guarantor Subsidiaries in any manner which could reasonably be expected to have a Material Adverse Effect, or (iv) after obtaining knowledge thereof, any revocation or involuntary termination of any Medicare Provider Agreement, Medicaid Provider Agreement, Medicare certification or Medicaid certification applicable to any of the Health Care Facilities of the Company or any of its Guarantor Subsidiaries that could reasonably be expected to have a Material Adverse Effect; and (C) such other information and data with respect to Company or the Guarantor Subsidiaries (including without limitation the Non-Material Guarantor Subsidiaries and the continued satisfaction of the eligibility criteria in respect thereof) as from time to time may be reasonably requested by Administrative Agent or any Lender.

               5.2 EXISTENCE. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Guarantor Subsidiaries (other than Non-Material Guarantor Subsidiaries) and its Non-Guarantor Subsidiaries that are Approved Captive Insurance Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses or permits of any Subsidiary if such Person's board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders; provided, further, that, in the case that such Subsidiary is a Guarantor Subsidiary, such Person shall have given the Administrative Agent and the Collateral Monitoring Agent 45 days' prior written notice of the cessation of preservation of any such existence, right or franchise, license or permit.

               5.3 PAYMENT OF TAXES AND CLAIMS. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings timely instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Company or any of its Subsidiaries).

               5.4 MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

               5.5 INSURANCE. Each Credit Party will, and will cause each of its Subsidiaries to:

                      (a) Maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, (ii) casualty insurance on the Collateral insuring against all risk of loss or damage including, without limitation, loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Collateral Monitoring Agent and the Administrative Agent, but in no event in an amount less than the replacement cost value thereof, and (iii) comprehensive general and automobile liability insurance under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation of the same or similar size engaged in similar businesses or as otherwise may be reasonably satisfactory to the Collateral Monitoring Agent and the Administrative Agent. Each such policy of insurance shall (i) name Joint Collateral Agent, on behalf of Secured Parties as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy and each physical damage insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent and the Collateral Monitoring Agent, that names Joint Collateral Agent, on behalf of Secured Parties as the loss payee thereunder, with the right, if an Event of Default has occurred and is then continuing, to adjust losses and claims with respect to any Collateral or Real Estate Asset, and as an additional insured for liability insurance, provide for at least thirty (30) days' prior written notice to Administrative Agent, Collateral Monitoring Agent and the Joint Collateral Agent of any modification or cancellation of such policy, (iii) state that neither the Agents, any of the Lenders, nor any other Secured Party shall be responsible for premiums, commissions, club calls, assessments or advances, and (iv) be reasonably satisfactory in all other respects (including deductibles) to the Administrative Agent and the Collateral Monitoring Agent.

                      (b) Upon the request of either the Administrative Agent or the Collateral Monitoring Agent, furnish to such Agent, an updated schedule describing all insurance maintained by the Credit Parties, which schedule shall set forth, for each insurance policy the policy number, the type of coverage, the policy limits and deductibles, the insurer and the expiration date.

                      (c) Furnish to the Administrative Agent and the Collateral Monitoring Agent, to the extent not previously delivered, original certificates of insurance for all insurance maintained by a Credit Party which certificates shall comply with the requirements of this Section 5.5 set forth above and contain signatures of duly authorized representatives of the insurer, at all times prior to policy termination, cessation or cancellation.

                      (d) Maintain such other insurance or self-insurance as may be required by applicable laws or any material Contractual Obligation to which any Credit Party or any Subsidiary thereof is a party, and maintain in respect of the Collateral such other insurance or self-insurance as either the Administrative Agent or the Collateral Monitoring Agent may reasonably request.

                      (e) The Credit Parties shall apply all amounts standing to the credit of the Insurance Concentration Account only: (i) to the payment of the self-insured retention actually required to be paid in respect of any insured claim and (in an amount not exceeding 5% of the required balance of such account in any Fiscal Year) otherwise in respect of costs and expenses of the Credit Parties which are directly insurance or risk management related (but expressly excluding payment of any premiums); (ii) following establishment of one or more Approved Captive Insurance Subsidiaries in accordance with the terms of this Agreement, to make Investments pursuant to
Section 6.7(h); (iii) to the payment of the Cash purchase price of Permitted Acquisitions; and (iv) to the prepayment, in whole or in part, of the Term Loans pursuant to Section 2.13(a).

               5.6 INSPECTIONS. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender or any Agent to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested, provided that all visits to and inspections shall be conducted in a manner calculated to minimize any disruption to the Credit Parties' operations and consistent with the confidentiality provision set forth in
Section 10.17, and provided, further, that so long as no Event of Default has occurred and is then continuing, the Credit Parties shall not be required to reimburse the costs or expenses incurred by such representatives of any Lender or any Agent in conducting in each case more than one such visit or inspection (which may include up to ten (10) Health Care Facilities) in any period of six
(6) consecutive months. Without limiting the foregoing, the Company shall, at Company's expense, permit representatives and agents of Collateral Monitoring Agent on a quarterly basis, to examine and make abstracts or copies from the Credit Parties' books and records, and conduct collateral audits and analysis of its Receivables, Facilities and Real Estate Assets at such reasonable times and as often as may reasonably be desired.

               5.7 LENDERS MEETINGS. Company will, upon the request of Administrative Agent, Syndication Agent or Requisite Lenders, participate in a meeting of Agents and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent and Syndication Agent) at such time as may be agreed to by Company and Administrative Agent and Syndication Agent.

               5.8 COMPLIANCE WITH LAWS. Each Credit Party will comply, and shall cause each of its Guarantor Subsidiaries and all other Persons, if any, on or occupying any Health Care Facility to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Credit Party will take all action reasonably necessary to
(a) maintain in full force and effect all Health Care Permits reasonably necessary for the lawful conduct of its business or operations where now conducted and as planned to be conducted, including the ownership and operation of its Health Care Facilities, pursuant to all Requirements of Law and (b) to ensure that all Health Care Facilities owned, leased, managed or operated by the Company or any of its Guarantor Subsidiaries are entitled to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent the Company or any of its Guarantor Subsidiaries has decided to participate in any such program, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto, except, in each case, where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

               5.9    ENVIRONMENTAL.

                      (a) Environmental Disclosure. Company will deliver to Administrative Agent and Lenders:

                             (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

                             (ii)   promptly upon the occurrence thereof,
        written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local Governmental Authority under any applicable Environmental Laws, (2) any remedial action taken by Company or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3)

        Company's discovery of any occurrence or condition on any real property adjoining or in the reasonable vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

                             (iii)  as soon as practicable following the
        sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect,
        (2) any Release required to be reported to any federal, state or local Governmental Authority, and (3) any request for information from any governmental agency that suggests such Governmental Authority is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

                             (iv)   prompt written notice describing in
        reasonable detail (1) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (A) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or
        (B) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

                             (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

                      (b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               5.10   SUBSIDIARIES.

                      (a) In the event after the Closing Date that any Person becomes a wholly owned Domestic Subsidiary of Company (other than an Approved Captive Insurance Subsidiary but expressly including each of the PHCMI Debtors upon prepayment or repayment in full of the Omega Loan), Company shall (a) promptly cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Monitoring Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(g), 3.1(l), 3.1(m), 3.1(n), and 3.1(r). In the event that any Person becomes a Foreign Subsidiary of Company (other than an Approved Captive Insurance Subsidiary), and the ownership interests of such Foreign Subsidiary are owned by Company or by any wholly owned Domestic Subsidiary thereof, Company shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(g), and Company shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(m)(i) necessary to grant and to perfect a First Priority Lien in favor of Joint Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in such ownership interests, provided that in no event shall such Domestic Subsidiary be required to pledge ownership interests exceeding sixty-five percent (65%) of its total ownership interests in such Foreign Subsidiary. With respect to each such Subsidiary, Company shall promptly send to Administrative Agent and Collateral Monitoring Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedule
4.1 and 4.2 for all purposes hereof.

                      (b) At any time no Default or Event of Default has occurred and is continuing, the Company may request in writing that a Subsidiary be designated by the Administrative Agent, Collateral Monitoring Agent and the Syndication Agent as an Approved Captive Insurance Subsidiary. Such request shall include all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(g) and set forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company; (ii) the jurisdiction of organization of such Person;
(iii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; (iv) descriptions of any insurance, reinsurance, insurance fronting arrangements, material contracts and investments proposed to be entered into by any such Subsidiary. Upon receipt of such notice, the Administrative Agent and the Syndication may, in their sole discretion, designate such Person an Approved Captive Insurance Subsidiary. In no event shall any Person not designated by both of the Administrative Agent and the Syndication Agent be an Approved Captive Insurance Subsidiary; provided that such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof.

               5.11 ADDITIONAL MATERIAL REAL ESTATE ASSETS. In the event that any Credit Party purchases, leases or otherwise acquires a Material Real Estate Asset or a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Joint Collateral Agent, for the benefit of Secured Parties, then contemporaneously with acquiring such Material Real Estate Asset (or such Real Estate Asset subsequently becoming a Material Real Estate Asset, such Credit Party shall (a) promptly, but in any event within thirty (30) days after such purchase, lease or other acquisition, provide written notice thereof to the Administrative Agent and the Collateral Monitoring Agent, setting forth with specificity a description of such Material Real Estate Asset acquired, a title commitment, a survey (if available) and such Credit Party's good faith estimate of the current fair market value of such Material Real Estate Asset and (b) if either such Agent so requests, the applicable Credit Party shall promptly execute and deliver to the Joint Collateral Agent (with a copy to the Collateral Monitoring Agent), a Mortgage and such other documents, instruments as such Persons shall reasonably request with respect to such Material Real Estate Asset; provided, however that, in the case of any Leasehold Property, such obligation to deliver a Mortgage shall be contingent upon such Credit Party's obtaining and delivering to the Collateral Monitoring Agent a Landlord Consent and Estoppel and evidence that such Leasehold Property is a Recorded Leasehold Interest and for which such Credit Party agrees to use commercially reasonable best efforts to obtain (it being acknowledged and agreed that "commercially reasonable best efforts" shall not be construed to require the payment by any Credit Party of any fee or other consideration for such Landlord Consent and Estoppel other than reimbursement of legal expenses actually incurred by landlords). In addition to the foregoing, the relevant Credit Party shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent and Collateral Monitoring Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Joint Collateral Agent has been granted a Lien.

               5.12 INTEREST RATE PROTECTION. No later than ninety (90) days following the Closing Date and at all times thereafter, Company shall maintain, or caused to be maintained, in effect one or more Interest Rate Agreements having terms, conditions and tenors, and being otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent, to the extent necessary so that until the Term Loan Maturity Date interest on Indebtedness in a principal amount equal to at least 50.0% of the total outstanding funded Indebtedness of the Company and its consolidated Subsidiaries at any time is effectively fixed or capped at rates which are reasonably acceptable to the Syndication Agent.

               5.13   OBSERVANCE OF AGREEMENTS.  Each Credit Party shall:

                      (a) duly observe and perform all material terms and conditions of any agreement relating to any Material Real Estate Asset, any Management Agreement or any other agreement which is material to the Credit Parties taken as a whole and diligently protect and enforce the rights of the Credit Parties and their Subsidiaries under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements;

                      (b) promptly provide any Agents copies of any and all agreements amending, altering, modifying, waiving or supplementing in any material respect the Rollover Note Indenture, any other Related Agreement and any Material Contract; and

                      (c) except where the failure to participate or comply would not reasonably be expected to have a Material Adverse Effect, continue its participation in all Third Party Payor Arrangements and comply with all rules, regulations, standard procedures and decrees necessary to constitute its participation in such Third Party Payor Arrangements and prepare and file all applicable cost reports with respect to such Third Party Payor Arrangements.

               5.14 CASH MANAGEMENT SYSTEM. At all times maintain or cause to be maintained an integrated cash management system in accordance with Sections 4.3(b)(ii) and 4.4(c) of the Pledge and Security Agreement and the following provisions:

                      (a) Each Credit Party shall at all times maintain in all material respects their current cash management system as described in
Schedule 4.29 (including, without limitation, the timing and frequency of cash sweeps and other inter-account transfers described herein) (the "CASH MANAGEMENT SYSTEM") or cause to be maintained another cash management system reasonably acceptable to the Administrative Agent.

                      (b) So long as no Event of Default shall have occurred and be continuing, the Credit Parties shall have free access to the funds in the Concentration Accounts. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent (for the benefit of the Secured Parties), subject to applicable law, shall have the right to direct the Joint Collateral Agent to establish sole dominion and control over the Concentration Accounts, and the balances in such accounts may be applied toward the payment of the Obligations in accordance with the provisions hereof and the Intercreditor Agreement.

               5.15 FURTHER ASSURANCES. At any time or from time to time upon the request of Administrative Agent and Collateral Monitoring Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Monitoring Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Monitoring Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and, except as otherwise expressly agreed in the Credit Documents, are secured by substantially all of the assets of Company, and its Guarantor Subsidiaries and all of the outstanding Capital Stock of Company and its Guarantor Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

               5.16 FILING OF AGREEMENT. Unless otherwise consented to by Agents or Requisite Lenders, within 10 Business Days of the Closing Date, provided that Company or any of its Subsidiaries is otherwise required to file periodic reports with the SEC, Company or such Subsidiaries shall file a copy of this Agreement (but not necessarily the Exhibits or the Schedules) hereto as a material contract with the SEC.

               5.17   CERTAIN POST-CLOSING OBLIGATIONS.

                      (a) For the period of 120 days after the Closing Date, each Credit Party shall use all its commercially reasonable best efforts to obtain a Landlord Consent and Estoppel and, upon receipt of same, executed by the applicable landlord, the applicable Credit Party shall deliver a fully executed and notarized Mortgage in proper form for recording in all appropriate places in all appropriate jurisdictions in respect of each Leasehold Property (other than those in respect of which such has already been delivered prior to the Closing Date pursuant to Section 3.1(l)), it being acknowledged and agreed that "commercially reasonable best efforts" shall not be construed to require the payment by any Credit Party of any fee or other consideration for such Landlord Consent and Estoppel other than reimbursement of legal expenses actually incurred by landlords.

                      (b) Promptly following the Closing Date and in any event within 180 days thereafter, the Company and its Guarantor Subsidiaries shall have obtained all Restructuring CHOW Approvals necessary or reasonable advisable (in the Administrative Agent's or Syndication Agent's judgment) in connection with the confirmation, consummation and implementation of the Plan of Reorganization provided that failure to obtain any Restructuring CHOW Approval shall not be deemed to be a failure to comply with this provision to the extent that the Credit Parties shall have used commercially reasonable best efforts to obtain such Restructuring CHOW Approval and such failure, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Notwithstanding the above, each applicable Credit Party will use all its commercially reasonable best efforts to obtain such approvals as promptly as practicable.

                      (c) Within 45 days following the Closing Date and at all times thereafter, each Credit Party shall ensure that (i) the Capital Stock of each PHCMI Debtor shall be wholly owned by another PHCMI Debtor or by a Guarantor Subsidiary which shall not engage in any business activities or own any assets or properties other than the Capital Stock of such PHCMI Debtor and otherwise as incident to its existence as a holding company, (ii) any Guarantor Subsidiary which is the direct parent of a PHCMI Debtor shall not directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than the Obligations, the Rollover Notes and any intercompany Indebtedness permitted pursuant to Section 6.1(b) hereof); and (iii) any Guarantor Subsidiary which is the direct parent of a PHCMI Debtor shall not have any employees, material Contractual Obligations, Investments, accounts, liabilities, claims or assets other then incidental to its existence as a holding Company.

                      (d) Each Credit Party shall use all its commercially reasonable best efforts to obtain ALTA mortgage title insurance policies reasonably satisfactory to Administrative Agent and Collateral Monitoring Agent in respect of each Closing Date Mortgaged Property which is a fee interest and in respect of which such a policy was not delivered pursuant to
Section 3.1(l)(iii).

                      (e) Promptly upon request by the Administrative Agent, each Credit Party shall use all its commercially reasonable best efforts to deliver Mortgages, for the benefit of the Secured Parties, in favor of the Joint Collateral Agent in respect of the Health Care Facilities subject to the Mortgage Loans listed as items 1 and 2 on Schedule 6.6(A). It hereby is acknowledged that nothing in this Section 5.17(e) shall necessitate a prepayment of such Mortgage Loans not otherwise intended by the relevant Credit Parties. Following the Closing Date, no Credit Party shall grant any other Lien in respect of such Health Care Facilities.

                      (f) For the period of 120 days after the Closing Date, each Credit Party shall use all its commercially reasonable best efforts to create in favor of Joint Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the Capital Stock of each Joint Venture in which any Credit Party had an interest as of the Closing Date, except to the extent such security interest was granted on the Closing Date by delivering to the Joint Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached to the Pledge and Security Agreement, together with all Supplements to Schedules thereto, reflecting such Pledged Stock. Without limitation, following the Closing Date, no Credit Party shall grant any other Lien in respect of the Capital Stock in such Joint Ventures.

                      (g) The Credit Parties hereby agree as follows with respect to their Cash Management System: (i) within 30 days after the Closing Date, the Credit Parties will have arranged for the Concentration Accounts at First Union National Bank to be swept on a daily basis into one or more of the JPMorgan Chase Bank Concentration Accounts and will cease issuing checks, ACH credits or other transfers from the First Union Concentration Accounts, other than to the JPMorgan Chase Concentration Accounts; (ii) within 90 days after the Closing Date, the Credit Parties will have fully transitioned cash sweeps from the Local Accounts (as defined in Schedule 4.29) previously swept into the First Union Concentration Accounts to one or more JPMorgan Chase Concentration Accounts, and will make no further cash sweeps into the First Union Concentration Accounts; (iii) within 210 days after the date on which the last check is issued on any of the First Union Concentration Accounts, the Credit Parties shall close such Concentration Accounts; (iv) within 30 days after the Closing Date, the Credit Parties will have established a new investment account with a financial institution located in the continental United States and with respect to which account the Company has taken all actions necessary to establish the Joint Collateral Agent's "control" (within the meaning of Section 8-106 and 9-106 or 9-104, as applicable, to the UCC); provided, however, that in the event the such investment account has not been established and subjected to the Joint Collateral Agent's control within the time required in this clause (iv), and until such actions have been taken, the investment of funds in the JPMorgan Concentration Accounts shall be limited to the investment thereof through a sweep account attached to, and part of, the JPMorgan Chase Concentration Account that is covered by blocked account control agreement meeting the requirements of this Agreement and the Pledge and Security Agreement.

                      (h) Within 30 days following the Closing Date, each Credit Party shall use its commercially reasonable best efforts to deliver to the Joint Collateral Agent the originally executed promissory notes evidencing the Pledged Debt listed on
Schedule 4.4(A)(5)(B) to the Pledge and Security Agreement ("Original Notes"); provided, however, in the event an Original Note cannot be located, the Credit Parties shall use commercially reasonable best efforts to cause a replacement originally executed promissory note evidencing the applicable Pledged Debt to be reissued by the maker thereof("Replacement Notes") and delivered such Replacement Note to the Joint Collateral Agent within 30 days following the Closing Date together with a lost note affidavit for the Original Note, in form and substance satisfactory to the Joint Collateral Agent.

               5.18 CASH COLLATERAL ACCOUNTS. Company shall not close or terminate any Cash Collateral Account without the prior consent of the Administrative Agent and unless a successor or replacement account has been established with the consent of the Administrative Agent with respect to which successor or replacement account the Company has taken all actions necessary to establish the Administrative Agent's "control" (within the meanings of Sections 8-106 and 9-106 or 9-104, as applicable of the UCC).

SECTION 6.        NEGATIVE COVENANTS

               Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, such Credit Party shall perform, and (where so indicated herein) shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

               6.1 INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                      (a)    the Obligations;

                      (b) Indebtedness of any Guarantor to Company or to any other Guarantor, or of Company to any Guarantor; provided, (i) to the extent such Indebtedness is evidenced by promissory notes and all such notes, all shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent, and (iii) any payment by any such Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Guarantor Subsidiary to Company or to any of its Guarantor Subsidiaries for whose benefit such payment is made;

                      (c) Indebtedness evidenced by the Rollover Notes in an aggregate principal amount not to exceed $150,000,000;

                      (d) Indebtedness incurred by Company or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Company or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Company or any of its Subsidiaries;

                      (e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

                      (f) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with Deposit Accounts;

                      (g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries;

                      (h) Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

                      (i) Indebtedness with respect to Capital Leases not otherwise permitted pursuant to Section 6.1(h) in an aggregate amount not to exceed at any time $5,000,000.

                      (j) purchase money Indebtedness not otherwise permitted pursuant to Section 6.1(h), in an aggregate amount not to exceed at any time $10,000,000 (including any Indebtedness acquired in connection with a Permitted Acquisition); provided, any such Indebtedness (i) shall be secured only to the asset acquired in connection with the incurrence of such Indebtedness, and (ii) shall constitute not less than 75% of the aggregate consideration paid with respect to such asset;

                      (k) senior unsecured or subordinated unsecured debt securities, in an amount of up to $200,000,000, issued to redeem the Rollover Notes (the "REFINANCING NOTES"); provided that the proceeds thereof are used to prepay or redeem the Rollover Notes and/or prepay the Term Loans, or a portion thereof, and reasonable and customary fees, commissions, legal fees and other costs and expenses incurred in connection with such issuance and redemption or prepayment; provided further that (i)(A) the terms of such additional Indebtedness shall not contain any cross-default provisions (other than material non-payment, and may include a cross-acceleration provision), (B) the terms of such additional Indebtedness shall not contain any financial maintenance covenants, (C) such additional Indebtedness shall not be secured by any asset of Company or any of its Subsidiaries (other than restricted Cash or Cash Equivalents allocated from the funds representing such Indebtedness securing prefunded interest payments), (D) no portion of the principal of such additional Indebtedness shall be scheduled to be redeemed, repurchased or otherwise repaid or prepaid (other than as a result of a change of control, acceleration or such other provision as shall be customary for comparable high-yield debt securities) prior to the date that is six months after the Term Loan Maturity Date, and
(E) such Indebtedness shall otherwise be on terms then customary for high-yield debt Securities of comparable issuers; and (ii) after giving effect to the incurrence of such Indebtedness, (1) Company and its Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Section
6.8 and (2) no Default or Event of Default shall exist;

                      (l) Indebtedness of a Person which becomes a Subsidiary of a Credit Party after the Closing Date pursuant to a Permitted Acquisition; provided, that (i) such Indebtedness existed at the time the Person became a Subsidiary and was not created in anticipation of the acquisition of such Person, (ii) immediately after giving effect to the acquisition of such Person by a Credit Party, no Default or Event of Default shall have occurred and be continuing, (iii) such Indebtedness is non-recourse to the Company or any other Credit Party (other than such Person and its Subsidiaries to the extent such Indebtedness was with recourse to such Subsidiaries at the time such Person became a Subsidiary of a Credit Party) and (iv) the aggregate outstanding principal amount of Indebtedness of all the Credit Parties permitted by this Section 6.1(l) shall not exceed $10,000,000 at any time;

                      (m) Indebtedness secured by any asset at the time of acquisition of such asset by a Credit Party or a Subsidiary of a Credit Party (not in violation of any of the terms hereof) at any time after the Closing Date pursuant to a Permitted Acquisition; provided, that (i) such Indebtedness existed at the time the asset was acquired by a Credit Party and was not created in anticipation of the acquisition thereof, (ii) such Indebtedness is non-recourse to the Company or any other Credit Party (other than to the specific asset acquired) and (iii) the aggregate principal amount of Indebtedness of all of the Credit Parties permitted by this Section 6.1(m) shall not exceed $5,000,000 at any time; and

                      (n) other unsecured Indebtedness of Company and its Subsidiaries, which is unsecured and in an aggregate amount which when aggregated with all Indebtedness at any time outstanding pursuant to 6.1(j) not to exceed at any such $10,000,000.

               6.2 LIENS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

                      (a) Liens in favor of Joint Collateral Agent for the benefit of Secured Parties, or Administrative Agent for the benefit of Beneficiaries, in each case, granted pursuant to any Credit Document;

                      (b) Liens for Taxes not yet due or being contested in good faith by appropriate proceedings timely instituted and diligently conducted and otherwise meeting the requirements in Section 5.3;

                      (c) statutory and common law Liens of landlords, banks (and rights of set-off), and statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business for amounts not yet overdue, unless such obligations are being contested in good faith, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

                      (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, to secure performance as lessee under leases of real or personal property, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                      (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

                      (f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

                      (g) Liens solely on any cash earnest money deposits made by Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

                      (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

                      (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                      (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                      (k) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary;

                      (l) Liens granted with respect to the Rollover Notes pursuant to the Collateral Documents, to the extent and only to the extent such Liens are at all times subject to the provisions of the Intercreditor Agreement and such agreement is in full effect, binding on the parties thereto and enforceable in accordance with its terms;

                      (m) Liens described in Schedule 6.2 or on a title commitment delivered pursuant to Section 3.1(l) or 5.11;

                      (n) Liens securing Indebtedness permitted pursuant to 6.1(j); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

                      (o) Liens existing on the Closing Date and described on Schedule 6.2 securing Indebtedness permitted pursuant to Section 6.1(h); and

                      (p) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced, unless fully bonded or otherwise effectively stayed) and as to which appropriate reserves have been established in accordance with GAAP;

                      (q) Liens on the property or assets of a Person which becomes a Subsidiary of a Credit Party after the Closing Date pursuant to a Permitted Acquisition securing Indebtedness permitted under Section 6.1(l); provided, that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation of the acquisition of such Person, (ii) any such Lien does not by its terms cover any property or assets after the time such Person becomes a Subsidiary which were not covered immediately prior thereto, and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary to the extent such Indebtedness is permitted under Section 6.1(l);

                      (r) Liens on assets at the time of acquisition of the asset by a Credit Party or a Subsidiary thereof; provided, that (i) such Liens existed at the time of such acquisition and were not created in anticipation of the acquisition of such asset, (ii) any such Lien does not by its terms cover any property or assets other than the asset acquired, and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness permitted pursuant to Section 6.1(m); and

                      (s) Liens not otherwise permitted hereunder securing Indebtedness or other obligations permitted hereunder not exceeding $2,500,000 at any time outstanding.

               6.3 RECEIVABLES. No Credit Party shall, nor shall any of its Guarantor Subsidiaries, sell, discount or otherwise dispose of Receivables owing to any Credit Party or any Guarantor Subsidiary of a Credit Party except
(i) for purposes of collection in the ordinary course of business or (ii) in connection with the sale of the related Credit Party, Guarantor Subsidiary or Real Estate Asset to the extent not prohibited under Sections 6.10 or 6.11 hereof.

               6.4 NO FURTHER NEGATIVE PLEDGES. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale (b) restrictions contained in the Related Agreements or the Refinancing Notes or Refinancing Note Indenture (on terms approved in advance by the Syndication Agent) and (c) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

               6.5 RESTRICTED JUNIOR PAYMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that (a) Company and its Subsidiaries may make regularly scheduled payments of principal and interest owing by it in respect of any Indebtedness outstanding under the Related Agreements (including the Rollover Notes) or the Refinancing Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions (if any) contained in, the indenture or other agreement pursuant to which such Indebtedness was issued; (b) Company may prepay or redeem the Rollover Notes with the proceeds of the Refinancing Notes; and (c) Company and its Subsidiaries may make on or after the Closing Date the Restricted Junior Payments required under the terms of the Plan.

               6.6 RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements existing as of the Closing Date evidencing Indebtedness permitted by Section 6.1(j) that impose restrictions on the property so acquired and (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement and (iv) restrictions described in Schedule 6.6.

               6.7 INVESTMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

                      (a)    Cash Equivalents;

                      (b) equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in Guarantor Subsidiaries;

                      (c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors consistent with the past practices of Company and its Subsidiaries and
(ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Company and its Subsidiaries;

                      (d)    intercompany loans to the extent permitted under
Section 6.1(b);

                      (e)    Consolidated Capital Expenditures permitted by
Section 6.8(d);

                      (f) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.9;

                      (g) Investments existing on the Closing Date and described in Schedule 6.7(g);

                      (h) Investments in Approved Captive Insurance Subsidiaries made in the ordinary course of business consistent with historical practices of the Company in an aggregate amount (i) not in excess of the reserves as shall be required by GAAP and as shall have been reasonably advised by, as shall have been approved by Company's Board of Directors after taking into account any advice of the Company's actuarial consultants and auditors and, insofar as the same are reasonable ascertainable by Company from publicly available information, not materially inconsistent with the reserve practices of the Company's competitors in the industry in which it operates,
(ii) provided that as of the date of such Investment, no Default or Event of Default shall have occurred and be continuing or would result from the consummation of such Investment and (iii) the Company shall have demonstrated in a Compliance Certificate (setting forth in reasonable detail the relevant information), that, after giving effect to such proposed Investment, each Credit Party shall be in compliance on a pro forma basis as of the last day of the Fiscal Quarter most recently ended with each of the financial covenants in Section 6.8;

                      (i) Investments made as a result of the receipt of non-cash consideration from an asset sale made in compliance with this Section 6.7(i) hereof;

                      (j) Loans and advances to employees of Company and its Subsidiaries in the ordinary course of business and consistent with the past practice of Company and its Subsidiaries (including, without limitation, for travel, entertainment and relocation expenses), which loans and advances, in the aggregate do not exceed $1,000,000 at any time outstanding; and

                      (k) other Investments (which for the avoidance of doubt shall include all Investments in any Joint Venture and in the PHCMI Debtors) in an aggregate amount not to exceed at any time $5,000,000; and

                      (l) Investments by any Approved Captive Insurance Subsidiary in Cash and Cash Equivalents or such other Investments permitted pursuant to the Medicare Provider Reimbursement Manual Section 2162.2 sub-clause A4 as of the Closing Date, the text of which is set out on Schedule 6.7(l), provided and to the extent that, the annual certified statement referred to therein is provided, at the same time required thereby, to the Administrative Agent.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investments which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5.

               6.8    FINANCIAL COVENANTS.

                      (a) Fixed Charge Coverage Ratio. Company shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 2002, to be less than 1.50:1.00.

                      (b) Minimum Consolidated Adjusted EBITDA. Company shall not permit Consolidated Adjusted EBITDA for any four Fiscal Quarter period ending on the dates set forth below, to be less than the correlative amount indicated below:

                   ---------------------------------------
                                             MINIMUM
                                             EBITDA
                           DATE            (MILLIONS)
                   ---------------------------------------
                        June 2002            $110.00
                   ---------------------------------------
                      September 2002         $110.00
                   ---------------------------------------
                      December 2002          $110.00
                   ---------------------------------------
                        March 2003           $110.00
                   ---------------------------------------
                        June 2003            $115.00
                   ---------------------------------------
                      September 2003         $115.00
                   ---------------------------------------
                      December 2003          $115.00
                   ---------------------------------------
                        March 2004           $120.00
                   ---------------------------------------
                        June 2004            $120.00
                   ---------------------------------------
                      September 2004         $120.00
                   ---------------------------------------
                      December 2004          $125.00
                   ---------------------------------------
                        March 2005           $130.00
                   ---------------------------------------
                        June 2005            $130.00
                   ---------------------------------------
                      September 2005         $130.00
                   ---------------------------------------
                      December 2005          $130.00
                   ---------------------------------------
                        March 2006           $135.00
                   ---------------------------------------
                        June 2006            $135.00
                   ---------------------------------------
                      September 2006         $135.00
                   ---------------------------------------
                      December 2006          $135.00
                   ---------------------------------------

                   ---------------------------------------
                                             MINIMUM
                                             EBITDA
                           DATE            (MILLIONS)
                   ---------------------------------------
                        March 2007           $135.00
                   ---------------------------------------
                        June 2007            $135.00
                   ---------------------------------------
                      September 2007         $135.00
                   ---------------------------------------
                      December 2007          $135.00
                   ---------------------------------------
                        March 2008           $135.00
                   ---------------------------------------
                        June 2008            $135.00
                   ---------------------------------------
                      September 2008         $135.00
                   ---------------------------------------
                      December 2008          $135.00
                   ---------------------------------------

               (c)    Leverage Ratio.

                      (i) Company shall not permit the Total Debt Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2002, to exceed the correlative ratio indicated:

                   ---------------------------------------
                                           TOTAL DEBT
                          FISCAL            LEVERAGE
                         QUARTER              RATIO
                   ---------------------------------------
                        June 2002           4.10:1.00
                   ---------------------------------------
                      September 2002        4.00:1.00
                   ---------------------------------------
                      December 2002         4.00:1.00
                   ---------------------------------------
                        March 2003          3.75:1.00
                   ---------------------------------------
                        June 2003           3.75:1.00
                   ---------------------------------------
                      September 2003        3.75:1.00
                   ---------------------------------------

                   ---------------------------------------
                                           TOTAL DEBT
                          FISCAL            LEVERAGE
                         QUARTER              RATIO
                   ---------------------------------------
                      December 2003         3.50:1.00
                   ---------------------------------------
                        March 2004          3.50:1.00
                   ---------------------------------------
                        June 2004           3.25:1.00
                   ---------------------------------------
                      September 2004        3.25:1.00
                   ---------------------------------------
                      December 2004         3.25:1.00
                   ---------------------------------------
                        March 2005          3.00:1.00
                   ---------------------------------------
                        June 2005           3.00:1.00
                   ---------------------------------------
                      September 2005        3.00:1.00
                   ---------------------------------------
                    December 2005 and
                        thereafter          3.00:1.00
                   ---------------------------------------


                      (ii) Company shall not permit the Senior Debt Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2002, to exceed the correlative ratio indicated:

                   ---------------------------------------
                                           SENIOR DEBT
                          FISCAL            LEVERAGE
                         QUARTER              RATIO
                   ---------------------------------------
                        June 2002           2.75:1.00
                   ---------------------------------------
                      September 2002        2.75:1.00
                   ---------------------------------------
                      December 2002         2.75:1.00
                   ---------------------------------------
                        March 2003          2.75:1.00
                   ---------------------------------------
                        June 2003           2.50:1.00
                   ---------------------------------------
                      September 2003        2.50:1.00
                   ---------------------------------------

                   ---------------------------------------
                                           SENIOR DEBT
                          FISCAL            LEVERAGE
                         QUARTER              RATIO
                   ---------------------------------------
                      December 2003         2.25:1.00
                   ---------------------------------------
                        March 2004          2.25:1.00
                   ---------------------------------------
                        June 2004           2.00:1.00
                   ---------------------------------------
                      September 2004        2.00:1.00
                   ---------------------------------------
                    December 2004 and
                        thereafter          2.00:1.00
                   ---------------------------------------

               (d)    Maximum Consolidated Capital Expenditures.

                      (i) Company shall not, and shall not permit its Guarantor Subsidiaries to, make or incur Consolidated Capital Expenditures (which shall for these purposes, to the extent included, be deemed to exclude the cash portion of any consideration paid in respect of any Permitted Acquisition in such period), in any Fiscal Year (or portion thereof) indicated below, in an aggregate amount for Company and its Guarantor Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year (or portion thereof);

                   ---------------------------------------
                                          CONSOLIDATED
                                             CAPITAL
                          FISCAL          EXPENDITURES
                          PERIOD           (MILLIONS)
                   ---------------------------------------
                      Closing Date -         $25.00
                         12/31/02
                   ---------------------------------------
                     Fiscal Year 2003        $40.00
                   ---------------------------------------
                     Fiscal Year 2004        $40.00
                   ---------------------------------------
                     Fiscal Year 2005        $40.00
                   ---------------------------------------
                     Fiscal Year 2006        $40.00
                   ---------------------------------------
                     Fiscal Year 2007        $40.00
                   ---------------------------------------

                   ---------------------------------------
                                          CONSOLIDATED
                                             CAPITAL
                          FISCAL          EXPENDITURES
                          PERIOD           (MILLIONS)
                   ---------------------------------------
                     Fiscal Year 2008        $40.00
                   ---------------------------------------

                      (iii) To the extent the amount of Consolidated Capital Expenditures permitted by the preceding paragraph (i) for any Fiscal Year (without regard to any carry-over from a prior Fiscal Year pursuant to this paragraph) is in excess of the actual amount of Consolidated Capital Expenditures for such period, the amount of permitted Consolidated Capital Expenditures during the immediately succeeding Fiscal Year only, shall be increased by the lesser of (A) the amount of such excess and (B) the amount equal to 20% of the amount of Consolidated Capital Expenditures permitted by such paragraph (i) without regard to any carry-over from a prior Fiscal Year pursuant to this paragraph) for the period with respect to which such excess exists (provided that, for purposes of determining the portion of any such excess from the Closing Date through December 31, 2002 which may be carried over into Fiscal Year 2003, the amount determined under clause (B) of this paragraph shall be based on 20% of the Consolidated Capital Expenditures permitted from the Closing Date through December 31, 2002 were annualized for all of Fiscal Year
        2002).

               (e) Certain Calculations. With respect to any period during which a Permitted Acquisition or an Asset Sale or other disposition of a Health Care Facility has occurred (each, a "SUBJECT TRANSACTION"), for purposes of determining compliance with the financial covenants set forth in this Section 6.8 (but not for purposes of determining the Applicable Margin or Applicable Commitment Fee Percentage), Consolidated Adjusted EBITDA and the components of Consolidated Fixed Charges shall be calculated with respect to such period on a pro forma basis reasonably acceptable to the Administrative Agent (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer, chief accounting officer or treasurer of Company) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

               6.9 FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases, leases or other acquisitions of inventory, materials and equipment in the ordinary course of business and operating leases of real property for use in the business of the Credit Parties) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

                      (a) any Guarantor Subsidiary and with the approval of the Agents, any other Subsidiary of Company may be merged with or into Company or any Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor; provided, in the case of such a merger, Company or such Guarantor, as applicable shall be the continuing or surviving Person;

                      (b) sales or other dispositions of (i) assets that do not constitute Asset Sales and (ii) assets listed on Schedule 6.9;

                      (c) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) (i) are less than $2,500,000 with respect to any single Asset Sale or series of related Asset Sales and (ii) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $5,000,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company (or similar governing body)),
(2) no less than 75% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a);

                      (d) disposals of obsolete, worn out or surplus property;

                      (e) Permitted Acquisitions, the consideration (including without limitation all Indebtedness assumed in connection with such acquisition) for which constitutes (i) less than $10,000,000 in the aggregate in any Fiscal Year, and (ii) less than $50,000,000 in the aggregate from the Closing Date to the date of determination; provided that in no event shall any Investment in any business or line of business deemed "reasonably related" to the Closing Date business or lines of business of Company pursuant to clause
(vi) of the definition of Permitted Acquisitions (as opposed to any business or line of business actually engaged in by the Credit Parties on the Closing
Date) exceed $2,500,000 during the term of this Agreement;

                      (f) swaps of assets used in the business in a substantially concurrent exchange for other assets to be used in the business (such newly acquired asset or assets a "Swapped Asset"); provided, however, that (i) the aggregate LTM EBITDA for all Swapped Assets (determined for each Swapped Asset as of the time of exchange thereof) during the term of this Agreement shall not exceed $15,000,000; (ii) after giving effect to the asset swap on a pro forma basis, no Default or Event of Default has occurred and is continuing; (iii) LTM EBITDA for the Swapped Asset or aggregate LTM EBITDA for a related series of Swapped Assets shall be at least 90% of LTM EBITDA for the asset or related series of assets exchanged therefor; (iv) all aspects of the asset swap (including, without limitation, the calculation of LTM EBITDA in connection therewith) shall be satisfactory to the Administrative Agent and the Joint Lead Arrangers in their sole discretion; (v) prior to consummating any such asset swap, Company shall deliver to Administrative Agent a certificate signed by the chief financial officer, chief accounting officer or treasurer of Company demonstrating to the reasonable satisfaction of Administrative Agent that, on a pro forma basis, Company would be in compliance with each of the financial covenants set forth in Section 6.8, and certifying that no Default or Event of Default exists immediately prior to and immediately after giving effect to such asset swap; and (vi) prior to consummating any such asset swap, Company shall have provided evidence reasonably satisfactory to Administrative Agent demonstrating satisfaction of the requirements of the Rollover Note Indenture or the Refinancing Note Indenture (as the case may be) relating to such asset swap;

                      (g)    Investments made in accordance with Section 6.7;
and

                      (h) cancellation, termination or surrender by any Credit Party of any lease other than a Material Lease.

               6.10 DISPOSAL OF SUBSIDIARY INTERESTS. Except for any sale of all of its interests in the Capital Stock of any of the Subsidiaries in compliance with the provisions of Section 6.9, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of the Guarantor Subsidiaries or any Approved Captive Insurance Subsidiary, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of the Guarantor Subsidiaries or any Approved Captive Insurance Subsidiary, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

               6.11 SALES AND LEASE-BACKS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of the Guarantor Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Company or any of the Guarantor Subsidiaries) in connection with such lease.

               6.12 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 15% or more of any class of Capital Stock of Company or any of its Subsidiaries or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Company and any Guarantor; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Company and its Subsidiaries; (c) compensation arrangements for officers and other employees of Company and its Subsidiaries entered into in the ordinary course of business; and (d) transactions described in Schedule 6.12.

               6.13   CONDUCT OF BUSINESS.

                      (a) From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by any Credit Party on the Closing Date and similar or related businesses and (ii) such other lines of business as may be expressly permitted hereunder or otherwise consented to by Requisite Lenders.

                      (b) (i) Each Credit Party shall ensure that (1) from and after the Closing Date, each of its Subsidiaries which is an Approved Captive Insurance Subsidiary is a wholly owned Subsidiary of a Guarantor Subsidiary, which Guarantor Subsidiary shall not engage in any business activities or own any assets or properties other than the Capital Stock of such Approved Captive Insurance Subsidiary and otherwise as incident to its existence as a holding company; and (2) from and after the Closing Date, each of its Subsidiaries which is an Approved Captive Insurance Subsidiary shall not engage in any business other than (or have any Contractual Obligation or own any assets or properties (excluding Cash and Cash Equivalents) other than) in connection with insurance fronting arrangements entered into with financially sound and reputable insurers for the sole purpose of the Credit Parties satisfying the requirements of Section 5.5 hereof; (ii) no Approved Captive Insurance Subsidiary or its direct parent, shall directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than the Obligations and the Rollover Notes); and (iii) no Approved Captive Insurance Subsidiary or its direct parent, shall have any employees, material Contractual Obligations, Investments, accounts, liabilities, claims or assets other then incidental to the business of such entities as described in (i) above.

               6.14 AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS. No Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights, interests or obligations under any Related Agreement after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders (or in the case of any Related Agreement relating to a Mortgage Loan, by Administrative Agent and Syndication Agent) to such amendment, restatement, supplement or other modification or waiver. Without limitation to the generality of the foregoing, no Credit Party shall, nor shall it permit any of its Guarantor Subsidiaries to, so amend or change the terms of any Related Agreement, or make any payment consistent with any such amendment thereof or change thereto without the aforesaid consent of the Required Lenders or the Administrative Agent and Syndication Agent (as applicable), if the effect of such amendment or change is to increase the interest rate under such Related Agreement, change any dates upon which payments of principal or interest are due thereon, make stricter any event of default (or amend, modify or supplement the definition thereof) or condition to an event of default with respect thereto, change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of any such Related Agreement (or of any guaranty in respect thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness under such Related Agreement (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders.

               6.15 JOINT VENTURES OR PARTNERSHIPS. The Company shall not, nor shall it permit any other Credit Party to enter into or be party to any Joint Venture (including, without limitation, by way of selling the Capital Stock of a Subsidiary), other than with the PHCMI Debtors, unless (a) any interest received by a Credit Party in such Joint Venture is pledged to the Joint Collateral Agent (for the benefit of the Secured Parties) pursuant hereto and (b) permitted by Sections 6.7(g) or (i).

               6.16 FISCAL YEAR. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31.

               6.17   HEALTH CARE PERMITS AND APPROVALS. No Credit Party shall
(i) fail to maintain in effect all Health Care Permits and Reimbursement Approvals necessary to the operation of its business, or (ii) shall engage in any activity that (a) constitutes or, with the giving of notice, the passage of time, or both, would result in a material violation of, any Health Care Permit necessary for the lawful conduct of its business or operations or (b) constitutes or, with the giving of notice, the passage of time, or both, would result in the loss by any Health Care Facility owned, leased, managed or operated by the Company or any of its Guarantor Subsidiaries of the right to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent that such Credit Party has decided to participate in any such program, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto, in each case under (i) and (ii), except where the loss of such Health Care Permit or rights to participate in or receive payments under such programs could not reasonably be expected to have a Material Adverse Effect.

               6.18 CHANGES TO CREDIT AND COLLECTION POLICY AGREEMENTS. No Credit Party shall make any material change in its Credit and Collection Policy which in the reasonable opinion of the Administrative Agent or Collateral Monitoring Agent would materially and adversely affect the collection of Receivables.

SECTION 7.     GUARANTY

               7.1 GUARANTY OF THE OBLIGATIONS. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) (collectively, the "GUARANTEED OBLIGATIONS").

               7.2 CONTRIBUTION BY GUARANTORS. All Guarantors desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "FAIR SHARE CONTRIBUTION AMOUNT" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section
7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

               7.3 PAYMENT BY GUARANTORS. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

               7.4 LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

                      (a) this Guaranty is a guaranty of payment when due and not of collectibility. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

                      (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

                      (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

                      (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

                      (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

                      (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

               7.5 WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

               7.6 GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

               7.7 SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

               7.8 CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

               7.9 AUTHORITY OF GUARANTORS OR COMPANY. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

                7.10 FINANCIAL CONDITION OF COMPANY. Any Credit Extension may be made to Company or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.


               7.11   BANKRUPTCY, ETC.

                      (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

                      (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

                      (c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

               7.12 DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

SECTION 8.     EVENTS OF DEFAULT

               8.1 EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur:

                      (a) Failure to Make Payments When Due. Failure by Company to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within two (2) Business Days after the date due; or

                      (b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than (1) Indebtedness referred to in Section 8.1(a) and (2) Indebtedness of the PHCMI Debtors to Omega, so long as such Indebtedness constitutes Designated Non-Recourse Debt) in an individual or aggregate principal amount of $2,500,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

                      (c) Default in Rollover Notes. Any Event of Default (as defined in the Rollover Note Indenture or any Refinancing Notes) shall occur under the Rollover Note Indenture or any indenture or other instrument evidencing the Refinancing Notes; or

                      (d) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in (i)
Section 5.1(t), and such default shall not have been remedied within five days, or (ii) Section 2.6, Section 5.2 or Section 6; or

                      (e)    Breach of Representations, etc. Any
representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

                      (f) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

                      (g) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Company any Approved Captive Insurance Subsidiary (if any) or any Guarantor Subsidiaries (other than a Non-Material Guarantor Subsidiary) (the Company and any such Approved Captive Insurance Subsidiary and any such Guarantor Subsidiary, each a "RELEVANT ENTITY") in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Relevant Entity under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Relevant Entity, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Relevant Entity for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Relevant Entity, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

                      (h) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Relevant Entity shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Relevant Entity shall make any assignment for the benefit of creditors; or (ii) any Relevant Entity shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Relevant Entity (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

                      (i) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in any individual case or in the aggregate at any time an amount in excess of $5,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, which coverage may provide for a self-insured retention provided such self-insured retention is covered by an adequately funded Approved Captive Insurance Subsidiary or, if none exist, an adequately funded Insurance Concentration Account) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

                      (j) Dissolution. Any order, judgment or decree shall be entered against any Relevant Entity decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

                      (k) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA;

                      (l) Change of Control. A Change of Control shall occur and shall not have been consented to by the Requisite Lenders;

                      (m) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Joint Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, which Collateral, individually or in the aggregate, has a fair market value in excess of $1,000,000 in each case for any reason other than the negligent or willful failure of Joint Collateral Agent or any Lender to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

                      (n) Licenses. There shall occur any revocations, suspensions, terminations, recessions, non-renewals or forfeitures or any similar final administrative actions with respect to one or more Health Care Permits or Reimbursement Approvals, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

                      (o) Management Agreement. The termination (other than by a Credit Party as a result of a default by a third party) of any Management Agreement which could reasonably be expected to have a Material Adverse Effect.

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(g) or 8.1(h), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by

Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(b)(iv) or
Section 2.4(e); (C) the Administrative Agent may cause the Joint Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Administrative Agent shall direct Company to pay (and Company hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.1(g) and (h) to pay) to Administrative Agent such additional amounts of cash, to be held as security for Company's reimbursement Obligations in respect of Letters of Credit then outstanding, equal to the Letter of Credit Usage at such time.

SECTION 9.    AGENTS

               9.1 APPOINTMENT OF AGENTS. Each of GSCP and UBSW is hereby appointed a Joint Lead Arranger hereunder. GSCP is hereby appointed Syndication Agent hereunder. Each Lender hereby authorizes each Joint Lead Arranger and Syndication Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. General Electric Capital Corporation ("GECC") is hereby appointed Documentation Agent hereunder, and each Lender hereby authorizes Documentation Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. UBS is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. GECC is hereby appointed Collateral Monitoring Agent hereunder, and each Lender hereby authorizes Collateral Monitoring Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Without limiting the generality of UBS' appointment as Administrative Agent, each Lender and each Agent (other than Administrative Agent) hereby directs Administrative Agent to execute and deliver the Intercreditor Agreement on its behalf and agrees that it shall be bound by and subject to the terms of the Intercreditor Agreement and, without limitation, expressly authorizes the Administrative Agent to appoint the "Joint Collateral Agent" and any successor thereof (as such term is defined in the Intercreditor Agreement, and herein the "JOINT COLLATERAL AGENT") pursuant to such Intercreditor Agreement and upon the terms thereof and each Lender hereby conforms and ratifies the appointment of GMAC as Joint Collateral Agent and each Lender hereby authorizes Joint Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 (except Section 9.9 and 9.10) are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Each of the Joint Lead Arrangers, Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, neither GSCP, in its capacities as a Joint Lead Arranger, nor UBSW, in its capacity as a Joint Lead Arranger, nor GECC, in its capacity as Documentation Agent, shall have any obligations but shall be entitled to all benefits of this Section 9.

               9.2 POWERS AND DUTIES. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

               9.3    GENERAL IMMUNITY.

                      (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

                      (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing,
(i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

               9.4 AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

               9.5    LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT.

                      (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

                      (b) Each Lender, by delivering its signature page to this Agreement and funding its Term Loan and/or a Revolving Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

               9.6    RIGHT TO INDEMNITY.

                      (a) Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out hereof or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

                      (b) Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify the Joint Collateral Agent, to the extent that the Joint Collateral Agent shall not have been reimbursed by any Credit Party within fifteen (15) Business Days after demand (or incurrence if the Joint Collateral Agent is stayed from making any demand), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Joint Collateral Agent in exercising its powers, rights and remedies or performing its duties under the Collateral Documents in accordance with the direction of the Administrative Agent or otherwise pursuant to the terms of the Intercreditor Agreement; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Joint Collateral Agent's gross negligence or willful misconduct. Without limitation to the generality of the foregoing, each Lender, in

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proportion to its Pro Rata Share, severally agrees to indemnify the Joint
Collateral Agent, to the extent that the Joint Collateral Agent shall not have been reimbursed by any Credit Party within fifteen (15) Business Days after demand (or incurrence if the Joint Collateral Agent is stayed from making any demand), for and against any and all liabilities to any depositary bank in respect of reimbursement or payment obligations or indemnity obligations under any control agreement entered into by the Joint Collateral Agent on the Closing Date or otherwise at the direction of the Administrative Agent, if and to the extent that at the time that the Joint Collateral Agent is obligated to reimburse, pay or indemnify a depositary bank, the Joint Collateral Agent is prohibited by operation of law or otherwise from discharging such reimbursement, payment or indemnity obligations from the proceeds of Collateral held by it or the same are inadequate.

               9.7    SUCCESSOR ADMINISTRATIVE AGENT AND SWING LINE LENDER.

                      (a) Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Syndication Agent, Collateral Monitoring Agent, the Joint Collateral Agent, Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company, the Joint Collateral Agent, and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five (5) Business Days' notice to Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral, if any, held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and
(ii) if requested by the Collateral Monitoring Agent, execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, if any, which were held by the retiring or removed Administrative Agent, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder. Any resignation or removal of Administrative Agent pursuant to this Section shall also constitute the resignation or removal of UBS or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (a) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (b) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to

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Company for cancellation, and (c) Company shall issue, if so requested by successor Administrative Agent and Swing Line Loan Lender, a new Swing Line Note to the successor Administrative Agent and Swing Line Lender, in the principal amount of the Swing Line Loan Sublimit then in effect and with other appropriate insertions.

                      (b) SUCCESSOR COLLATERAL MONITORING AGENT. Collateral Monitoring Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Syndication Agent, Administrative Agent, Lenders and Company, and Collateral Monitoring Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company, Administrative Agent and Collateral Monitoring Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Collateral Monitoring Agent. Upon the acceptance of any appointment as Collateral Monitoring Agent hereunder by a successor Collateral Monitoring Agent, that successor Collateral Monitoring Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Monitoring Agent and the retiring or removed Collateral Monitoring Agent shall promptly
(i) transfer to such successor Collateral Monitoring Agent all sums, Securities and other items of Collateral, if any, held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Monitoring Agent under the Credit Documents, and (ii) execute and deliver to such successor Collateral Monitoring Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Monitoring Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Monitoring Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Collateral Monitoring Agent's resignation or removal hereunder as Collateral Monitoring Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

               9.8    COLLATERAL DOCUMENTS AND GUARANTY.

                      (a) Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents and authorizes Administrative Agent to appoint and direct the Joint Collateral Agent to be the agent for and representative of the Lenders with respect to the Collateral (other than the Cash Collateral Accounts) and the Collateral Documents in accordance with the provisions of the Intercreditor Agreement. Subject to Section 10.5, without further written consent or authorization from Lenders, (i) Administrative Agent may execute any documents or instruments necessary to release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, and (ii) Administrative Agent may authorize and direct the Joint Collateral Agent to execute any

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documents or instruments necessary to (or in the case of the Cash Collateral
Accounts may itself execute any documents or instruments necessary to) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

                      (b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Monitoring Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Joint Collateral Agent at the direction of the Administrative Agent in accordance with the terms of the Intercreditor Credit, and (ii) in the event of a foreclosure by Joint Collateral Agent on any of the Collateral pursuant to a public or private sale, Joint Collateral Agent, Administrative Agent, Collateral Monitoring Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Beneficiaries (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Joint Collateral Agent at such sale.

               9.9    CASH COLLATERAL ACCOUNTS.

                      (a) Within sixty (60) days following the Closing Date, the Company shall establish with the Administrative Agent (i) an account (the "Breakage Cost Cash Collateral Account") in the name of the Administrative Agent (for the benefit of the Beneficiaries), into which the Company may from time to time deposit Dollars pursuant to, and in accordance with Section 2.15(v) hereof and (ii) an account (the "Borrowing Base Deficiency Cash Collateral Account" and together with the Breakage Cost Cash Collateral Account, the "Cash Collateral Accounts") in the name of the Administrative Agent (for the benefit of the Beneficiaries), into which the Company may from time to time deposit Dollars pursuant to and in accordance with Section 2.15(vi). Except to the extent otherwise provided in this Section 9.9, the Cash Collateral Accounts shall be under the sole dominion and control of the Administrative Agent and shall be subject to a control agreement entered into between the Company and the Administrative Agent.

                      (b) The Administrative Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited into the Cash Collateral Accounts, so long as no Event of Default has occurred and is continuing, on the instructions of the Company (provided, that any such instructions given verbally shall be confirmed promptly in writing) or, if the Company shall fail to give such instructions upon delivery of any such funds, in the sole discretion of the Administrative Agent; provided, that in no event may the Company give instructions to the Administrative Agent to, or may the Administrative Agent in its discretion, invest or reinvest funds in either of the Cash Collateral Accounts in other than Cash Equivalents and nor may funds in either of the Cash Collateral Accounts be co-mingled.

                      (c) Any net income or gain on the investment of funds from time to time held in either of the Cash Collateral Accounts, shall be promptly reinvested by the Administrative Agent as a part of the relevant Cash Collateral Account; and any net loss on any such investment shall be charged against the relevant Cash Collateral Account.

                      (d) None of the Agents, the Issuing Bank, any of the Lenders nor any other Secured Party shall be a trustee for any of the Credit Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with either of the Cash Collateral Accounts, except as expressly provided herein and except that the Administrative Agent shall have the obligations of a secured party under the UCC. None of the Agents, the Issuing Bank, any of the Lenders nor any other Secured Party shall have any obligation or responsibility or shall be liable in any way for any investment decision made in accordance with this Section
9.9 or for any decrease in the value of the investments held in either of the Cash Collateral Accounts.

                      (e) Grant of Security Interest. For value received and to induce the Issuing Bank to issue Letters of Credit and the Lenders to enter into this Agreement and to make loans to the Company and to acquire participations in Letters of Credit from time to time as provided for in this Agreement, as security for the payment of all of the Obligations, each of the Credit Parties hereby assigns to the Administrative Agent (for the benefit of the Beneficiaries) and grants to the Administrative Agent (for the benefit of the Beneficiaries), a first priority Lien upon all of such Credit Party's rights in and to the Cash Collateral Accounts, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Cash Collateral Accounts and all products and proceeds of any of the foregoing. All Cash, documents, instruments and securities from time to time on deposit in the Cash Collateral Account, and all rights pertaining to investments of funds in the Cash Collateral Account shall immediately and without any need for any further action on the part of any of the Credit Parties, the Administrative Agent or any Beneficiaries, become subject to the Lien set forth in this Section, be deemed Collateral for all purposes hereof and be subject to the provisions of this Credit Agreement.

                      (f) Remedies. At any time during the continuation of an Event of Default, the Administrative Agent may sell any documents, instruments and securities held in the Cash Collateral Accounts and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Accounts in accordance with Section 9.10.

               9.10 APPLICATION OF PROCEEDS. All proceeds received by the Administrative Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral by the Joint Collateral Agent (or in the case of the

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Cash Collateral Accounts, the Administrative Agent itself) shall be applied in full or in part by the Administrative Agent against, the Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith, and all amounts for which the Administrative Agent is entitled to indemnification hereunder (in its capacity as the Administrative Agent and not as a Lender) and all advances made by the Administrative Agent hereunder for the account of the applicable Credit Party, and to the payment of all costs and expenses paid or incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder or under any Collateral Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess, to the payment of all other Obligations for the ratable benefit of the Beneficiaries; and third, to the extent of any excess such proceeds, to the payment to or upon the order of such Credit Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 10.    MISCELLANEOUS

               10.1 NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Collateral Monitoring Agent, Administrative Agent, Swing Line Lender, Issuing Bank or Documentation Agent, shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent and Company in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

               10.2 EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly, without duplication, (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company and the other Credit Parties; (c) the reasonable and documented fees, expenses and disbursements of counsel to Syndication Agent in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company in connection with the Loans; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent, for the benefit of Beneficiaries pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums (excluding fees and expenses of any counsel not covered under clause (c) of this Section 10.2); (e) on the Closing Date and thereafter upon demand, all the documented, out-of-pocket costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers employed or retained by Administrative Agent and/or Collateral Monitoring Agent in connection with the monitoring, custody or preservation of any of the Collateral, including, without limitation, all customary field audit charges of Collateral Monitoring Agent plus actual out-of-pocket expenses (including in connection with any environmental review with respect to any Facility that is the subject of an Environmental Claim and other consultant costs and fees) incurred by Collateral Monitoring Agent and its auditors in connection with any field audit (including any of the collateral audits conducted pursuant to Section 5.6) and in connection with the approval and evaluation of any of the Collateral conducted prior to and subsequent to the Closing Date, to be paid by Credit Parties within 30 days after delivery of an invoice therefor; and (f) after the occurrence and during the continuation of a Default or an Event of Default, all costs and expenses, including reasonable and documented attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agents and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

               10.3   INDEMNITY.

                      (a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, the Joint Collateral Agent, each Agent and Lender and the officers, partners, directors, trustees, employees, agents and Affiliates of each Agent and each Lender (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. To the extent permitted by applicable law, no Credit Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Credit Document or any agreement or instrument or transaction contemplated hereby.

                      (b) To the extent permitted by applicable law, neither Company nor any of its Subsidiaries or Affiliates shall assert, and hereby waives, any claim against any Lender or any of their Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                      (c)    The indemnification provisions set forth in this
Section 10.3 shall supersede any indemnification obligations of Company and the Guarantor Subsidiaries contained in any loan commitment or other agreement executed and delivered by Company prior to the Closing Date with respect to the financing contemplated by this Agreement, except as it relates to any claim, action, loss, liability, cost or expense incurred by the Agents or any Lender in connection with or otherwise arising from acts, omissions or events occurring prior to the Closing Date.

               10.4 SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time, subject to the consent of Administrative Agent (such consents not to be unreasonably withheld or delayed), without prior notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party to such Lender hereunder, the Letter of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to
Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender so exercising its right of set off provided herein shall promptly thereafter give written notice to Company of such action and the amount of the set-off.

               10.5   AMENDMENTS AND WAIVERS.

                      (a) Requisite Lenders' Consent. Subject to Section 10.5(b) and 10.5(c), and except as may be specifically provided to the contrary herein or in the other Credit Documents, no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

                      (b) Affected Lenders' Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

                             (i) extend the scheduled final maturity of any Loan or Note;

                             (ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

                             (iii) extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;

                             (iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee payable to the Lenders (and not solely to Issuing Bank or any of the Agents) hereunder;

                             (v) extend the time for payment of any such interest or fees;

                             (vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

                             (vii)  amend, modify, terminate or waive any
        provision of this Section 10.5(b) or Section 10.5(c);

                             (viii) amend the definition of "REQUISITE
        LENDERS" or "PRO RATA SHARE"; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "REQUISITE LENDERS" or "PRO RATA SHARE" on substantially the same basis as the Term Loan Commitments, the Term Loan, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

                             (ix) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

                             (x) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

                      (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

                             (i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

                             (ii) increase the Revolving Commitment or the Term Loan Commitment over the amount thereof then in effect (A) without the consent of the Supermajority Lenders, if immediately prior to and after giving effect to such increase, the Total Debt Leverage Ratio is no greater than 3.75 to 1.00 and the Senior Debt Leverage Ratio is no greater than 2.50 to 1.00 and (B) without the consent of each Lender, if immediately prior to and after giving effect to such increase, the Total Debt Leverage Ratio is greater than 3.75 to 1.00 or the Senior Debt Leverage Ratio is greater than 2.50 to 1.00.

                             (iii)  amend, modify, terminate or waive any
        provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;

                             (iv) amend the definition of "REQUISITE CLASS LENDERS" without the consent of Requisite Class Lenders of each Class; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such "REQUISITE CLASS LENDERS" on substantially the same basis as the Term Loan Commitments, the Term Loan, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

                             (v)    alter the required application of any
        repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

                             (vi)   amend, modify, terminate or waive any
        obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.4(e) without the written consent of Administrative Agent and of Issuing Bank;

                             (vii)  waive any condition precedent to the
        initial Credit Extension set forth in Section 3.1 for which it is expressly provided in such Section that satisfaction of such condition is to be acceptable to or approved by the Agents or any specifically identified Agent, without the consent of the Agents or the Agents so identified (as the case may be), and in any such event it shall not be necessary to obtain the consent of any other Lender to such waiver;

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                             (viii) amend, modify, terminate or waive any
        provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or

                             (ix)   amend, modify, terminate or waive the
        obligations of the Company pursuant to Section 5.12 without the consent of the Administrative Agent and the Syndication Agent.

                      (d) Disproportionate Amendments. Any amendment which would disproportionately affect the obligation of the Company to make payment of the loans under the Revolving Loans or the Term Loans shall not be effective without the approval of holders of more than 50% of such Class of Loans.

                      (e) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

               10.6   SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

                      (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                      (b) Register. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

                      (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments; provided, further, for the avoidance of doubt, that nothing herein shall require a Lender to make pro rata assignments of both its Revolving Commitments and Term Loan Commitment which shall remain at all times independently assignable):

                             (i)    to any Person meeting the criteria of
        clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Company and Administrative Agent; and

                             (ii)   to any Person meeting the criteria of
        clause (ii) of the definition of the term of "Eligible Assignee" and, in the case of assignments of Revolving Loans or Revolving Commitments to any such Person (except in the case of assignments made by or to GSCP), consented to by each of Company (except during the existence of an Event of Default) and Administrative Agent (each such consent not to be unreasonably withheld or delayed); provided, further each such assignment pursuant to this Section 10.6(c)(ii) -------- ------- shall be in an aggregate amount of not less than (A) $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans and
        (B) $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Term Loan) with respect to the assignment of the Term Loan.

                      (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $500 in the case of assignments pursuant to Section 10.6(c)(i) or made by or to GSCP, and $2,000 in the case of all other assignments (except that only one fee shall be payable in the case of contemporaneous assignments to Related Funds), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.20(c).

                      (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in Section 10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

                      (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and
(iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

                      (g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the "Effective Date" specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and
(z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder);
(iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and
(iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

                      (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Company, any of its Subsidiaries or any of its Affiliates (other than an Affiliate which is also a Lender or an Affiliate of any Lender) in all or any part of its Commitments, Loans or in any other

Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. The Company agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Company's prior written consent and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of
Section 2.20 unless the Company is notified of the participation sold to such participant and such participant agrees, for the benefit of the Company, to comply with Section 2.20 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section
10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17 as though it were a Lender.

                      (i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, (i) any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

               10.7 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

               10.8 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17 and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof, though such survival shall not be taken into account for purposes of determining when the Agents are required to release the Collateral in connection with the payment in full of the Loans and the termination of the Revolving Commitment.

               10.9 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

               10.10 MARSHALLING; PAYMENTS SET ASIDE. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

               10.11 SEVERABILITY. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               10.12 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

               10.13 HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

               10.14 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

               10.15 CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

               10.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

               10.17 CONFIDENTIALITY. Each Lender shall hold all non-public information regarding Company, its Subsidiaries and their business identified as such by Company and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by each Credit Party that, in any event, a Lender may make (i) disclosures of such information to Affiliates of such Lender and to their agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this
Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts promptly to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

               10.18 USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

               10.19 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

               10.20 EFFECTIVENESS. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                 [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                    MARINER HEALTH CARE, INC.


                                    By: /s/ Boyd P. Gentry
                                       ---------------------------------------
                                       Name:  Boyd P. Gentry
                                       Title: Sr. Vice President and Treasurer

                   AID & ASSISTANCE, INC.
                   AMERICAN MEDICAL INSURANCE BILLING SERVICES, INC. AMERICAN PHARMACEUTICAL SERVICES, INC.
                   AMERICAN REHABILITY SERVICES, INC.
                   AMERRA PROPERTIES, INC.
                   APS HOLDING COMPANY, INC.
                   APS PHARMACY MANAGEMENT, INC.
                   BEECHWOOD HERITAGE RETIREMENT COMMUNITY, INC. BRIAN CENTER HEALTH & REHABILITATION/TAMPA, INC. BRIAN CENTER HEALTH & RETIREMENT/ALLEGHANY, INC. BRIAN CENTER HEALTH & RETIREMENT/BASTIAN, INC. BRIAN CENTER MANAGEMENT CORPORATION
                   BRIAN CENTER NURSING CARE/AUSTELL, INC.
                   BRIAN CENTER NURSING CARE/FINCASTLE, INC.
                   BRIDE BROOK NURSING & REHABILITATION CENTER, INC. COMPASS PHARMACY SERVICES OF MARYLAND, INC. COMPASS PHARMACY SERVICES OF TEXAS, INC.
                   COMPASS PHARMACY SERVICES, INC.
                   CORNERSTONE HEALTH MANAGEMENT COMPANY
                   DEVCON HOLDING COMPANY
                   EH ACQUISITION CORP. III
                   GCI HEALTH CARE CENTERS, INC.
                   GCI REHAB, INC.
                   GCI THERAPIES, INC.
                   GCI-CAL THERAPIES COMPANY
                   GCI-WISCONSIN PROPERTIES, INC.
                   GRANCARE HOME HEALTH SERVICES, INC.
                   GRANCARE OF MICHIGAN, INC.
                   GRANCARE OF NORTH CAROLINA, INC.
                   GRANCARE SOUTH CAROLINA, INC.
                   GRANCARE, LLC
                   HERITAGE OF LOUISIANA, INC.
                   HOSPICE ASSOCIATES OF AMERICA, INC.
                   IHS REHAB PARTNERSHIP, LTD.
                   LCR, INC.
                   LIVING CENTERS DEVELOPMENT COMPANY

                   LIVING CENTERS LTCP DEVELOPMENT COMPANY
                   LIVING CENTERS OF TEXAS, INC.
                   LIVING CENTERS-EAST, INC.
                   LIVING CENTERS-ROCKY MOUNTAIN, INC.
                   LIVING CENTERS-SOUTHEAST DEVELOPMENT CORPORATION LIVING CENTERS-SOUTHEAST, INC.
                   LONG RIDGE NURSING AND REHABILITATION CENTER, INC. LONGWOOD REHABILITATION CENTER, INC.
                   MARINER HEALTH AT BONIFAY, INC.
                   MARINER HEALTH CARE MANAGEMENT COMPANY
                   MARINER HEALTH CARE OF ATLANTIC SHORES, INC.
                   MARINER HEALTH CARE OF DELAND, INC.
                   MARINER HEALTH CARE OF FORT WAYNE, INC.
                   MARINER HEALTH CARE OF GREATER LAUREL, INC.
                   MARINER HEALTH CARE OF INVERNESS, INC.
                   MARINER HEALTH CARE OF LAKE WORTH, INC.
                   MARINER HEALTH CARE OF MACCLENNY, INC.
                   MARINER HEALTH CARE OF METROWEST, INC.
                   MARINER HEALTH CARE OF NASHVILLE, INC.
                   MARINER HEALTH CARE OF NORTH HILLS, INC.
                   MARINER HEALTH CARE OF ORANGE CITY, INC.
                   MARINER HEALTH CARE OF PALM CITY, INC.
                   MARINER HEALTH CARE OF PINELLAS POINT, INC.
                   MARINER HEALTH CARE OF PORT ORANGE, INC.
                   MARINER HEALTH CARE OF SOUTHERN CONNECTICUT, INC. MARINER HEALTH CARE OF TOLEDO, INC.
                   MARINER HEALTH CARE OF TUSKAWILLA, INC.
                   MARINER HEALTH CARE OF WEST HILLS, INC.
                   MARINER HEALTH CENTRAL, INC.
                   MARINER HEALTH HOME CARE, INC.
                   MARINER HEALTH MASSACHUSETTS SHELF CORPORATION MARINER HEALTH OF FLORIDA, INC.
                   MARINER HEALTH OF JACKSONVILLE, INC.
                   MARINER HEALTH OF MARYLAND, INC.
                   MARINER HEALTH OF ORLANDO, INC.
                   MARINER HEALTH OF PALMETTO, INC.
                   MARINER HEALTH OF SEMINOLE COUNTY, INC.
                   MARINER HEALTH OF TAMPA, INC.
                   MARINER HEALTH PROPERTIES IV, LTD.

                   MARINER HEALTH RESOURCES, INC.
                   MARINER PHYSICIAN SERVICES, INC.
                   MARINER PRACTICE CORPORATION
                   MARINER SUPPLY SERVICES, INC.
                   MARINER-REGENCY HEALTH PARTNERS, INC.
                   MARINERSELECT STAFFING SOLUTIONS, INC.
                   MEDREHAB OF INDIANA, INC.
                   MEDREHAB OF LOUISIANA, INC.
                   MEDREHAB OF MISSOURI, INC.
                   MEDREHAB, INC.
                   MED-THERAPY REHABILITATION SERVICES, INC.
                   MERRIMACK VALLEY NURSING & REHABILITATION CENTER, INC. METHUEN NURSING & REHABILITATION CENTER, INC.
                   MHC CONSOLIDATING CORPORATION
                   MHC FLORIDA HOLDING COMPANY
                   MHC GULF COAST HOLDING COMPANY
                   MHC HOLDING COMPANY
                   MHC ILLINOIS, INC.
                   MHC MIDAMERICA HOLDING COMPANY
                   MHC MIDATLANTIC HOLDING COMPANY
                   MHC NORTHEAST HOLDING COMPANY
                   MHC RECRUITING COMPANY
                   MHC REHAB CORP.
                   MHC ROCKY MOUNTAIN HOLDING COMPANY
                   MHC TEXAS HOLDING COMPANY, LLC
                   MHC TRANSPORTATION, INC.
                   MHC WEST HOLDING COMPANY
                   MHC/CSI FLORIDA, INC.
                   MHC/LCA FLORIDA, INC.
                   MYSTIC NURSING & REHABILITATION CENTER, INC.
                   NAN-DAN CORP.
                   NATIONAL HEALTH STRATEGIES, INC.
                   NATIONAL HERITAGE REALTY, INC.
                   THE OCEAN PHARMACY, INC.
                   PARK TERRACE NURSING & REHABILITATION CENTER, INC. PINNACLE CARE CORPORATION OF HUNTINGTON
                   PINNACLE CARE CORPORATION OF NASHVILLE
                   PINNACLE CARE CORPORATION OF WILLIAMS BAY
                   PINNACLE CARE CORPORATION OF WILMINGTON
                   PINNACLE CARE MANAGEMENT CORPORATION
                   PINNACLE PHARMACEUTICAL SERVICES, INC.

                   PINNACLE REHABILITATION OF MISSOURI, INC.
                   PINNACLE REHABILITATION, INC.
                   PRISM CARE CENTERS, INC.
                   PRISM HEALTH GROUP, INC.
                   PRISM HOME CARE COMPANY, INC.
                   PRISM HOME CARE, INC.
                   PRISM HOME HEALTH SERVICES, INC.
                   PRISM HOSPITAL VENTURES, INC.
                   PRISM REHAB SYSTEMS, INC.
                   PROFESSIONAL RX SYSTEMS, INC.
                   REGENCY HEALTH CARE CENTER OF SEMINOLE COUNTY, INC. REHABILITY HEALTH SERVICES, INC.
                   RENAISSANCE MENTAL HEALTH CENTER, INC.
                   SASSAQUIN NURSING & REHABILITATION CENTER, INC. SEVENTEENTH STREET ASSOCIATES LIMITED PARTNERSHIP SUMMIT HOSPITAL OF SOUTHEAST ARIZONA, INC.
                   SUMMIT HOSPITAL OF SOUTHWEST LOUISIANA, INC.
                   SUMMIT INSTITUTE FOR PULMONARY MEDICINE
                   AND REHABILITATION, INC.
                   SUMMIT INSTITUTE OF AUSTIN, INC.
                   SUMMIT MEDICAL HOLDINGS, LTD.
                   SUMMIT MEDICAL MANAGEMENT, INC.
                   TAMPA MEDICAL ASSOCIATES, INC.
                   TRI-STATE HEALTH CARE, INC.
                   WINDWARD HEALTH CARE, INC.


                   By: /s/ Brian Grazzini
                      -------------------------
                      Name:  Brian Grazzini
                      Title: Vice President

                            GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                as a Joint Lead Arranger, Sole Syndication
                                Agent and a Lender


                            By:     /s/
                                ---------------------------------------------
                                Authorized Signatory

                          UBS AG, STAMFORD BRANCH,
                            as Administrative Agent, Swing Line Lender,
                            Issuing Bank and a Lender


                        By:     /s/ Patricia O'Kicki
                            -----------------------------------------------
                            Name:  Patricia O'Kicki
                            Title:    Director


                        By:     /s/ Lynne B. Alfarone
                            -----------------------------------------------
                            Name: Lynne B. Alfarone
                            Title: Associate Director

                              GENERAL ELECTRIC CAPITAL
                                  CORPORATION, as Collateral Monitoring
                                  Agent, Documentation Agent and a
                                  Lender,


                              By:     Brian S. Beckwith
                                  --------------------------------------------
                                  Name:  Brian S. Beckwith
                                  Title: Duly Authorized Signatory

                          UBS WARBURG LLC,
                            as a Joint Lead Arranger


                        By: /s/
                            -----------------------------------------------
                            Name:
                            Title:

                                  FOOTHILL CAPITAL CORP.,
                                        as a Lender


                                  By:       /s/ Marshall E. Stearns
                                        ---------------------------------------
                                        Name: Marshall E. Stearns
                                        Title: Sr. Vice President

                                  RESIDENTIAL FUNDING CORPORATION
                                       dba GMAC-RFC HEALTH CAPITAL,
                                       as a Lender


                                  By:      /s/ Marshall E. Stearns
                                       --------------------------------------
                                       Name: Marshall E. Stearns
                                       Title: Managing Member

                                    RESIDENTIAL FUNDING CORPORATION
                                     dba GMAC-RFC HEALTH CAPITAL,
                                     as Joint Collateral Agent


                                    By:     /s/ Lorna Gleason
                                        --------------------------------------
                                        Name:  Lorna Gleason
                                        Title: Managing Director

                                                                  APPENDIX A-1
                                              TO CREDIT AND GUARANTY AGREEMENT

                            TERM LOAN COMMITMENTS

----------------------------------------------------------------------------------------
                                                                               PRO
                LENDER                         TERM LOAN COMMITMENT         RATA SHARE
----------------------------------------------------------------------------------------
Goldman Sachs Credit Partners L.P. (1)            $96,782,609.00             45.652%
----------------------------------------------------------------------------------------
UBS AG, Stamford Branch                           $18,434,783.00              8.696%
----------------------------------------------------------------------------------------
General Electric Capital Corporation              $23,043,478.00             10.870%
----------------------------------------------------------------------------------------
Foothill Income Trust, L.P.                       $30,000,000.00             14.151%
----------------------------------------------------------------------------------------
Foothill Group, Inc.                               $6,869,565.00              3.240%
----------------------------------------------------------------------------------------
Residential Funding Corporation dba
GMAC-RFC Health Capital                           $36,869,565.00             17.391%
----------------------------------------------------------------------------------------
                 TOTAL                           $212,000,000.00               100%
----------------------------------------------------------------------------------------


--------
(1) The commitment of GSCP set-out on this Appendix A-1 includes $ 64,521,739.00 which shall be taken by way of assignment from GSCP by Highland Capital on the Closing Date immediately upon effectiveness of this Agreement by execution and delivery of an Assignment Agreement.


                                APPENDIX A-1-1

                                                                  APPENDIX A-2
                                              TO CREDIT AND GUARANTY AGREEMENT

                            REVOLVING COMMITMENTS

----------------------------------------------------------------------------------------
                                                    REVOLVING                  PRO
                LENDER                              COMMITMENT              RATA SHARE
----------------------------------------------------------------------------------------
Goldman Sachs Credit Partners L.P.                $20,000,000.00              23.53%
----------------------------------------------------------------------------------------
UBS AG, Stamford Branch                           $20,000,000.00              23.53%
----------------------------------------------------------------------------------------
General Electric Capital Corporation              $25,000,000.00              29.41%
----------------------------------------------------------------------------------------
Residential Funding Corporation dba
GMAC-RFC Health Capital                           $20,000,000.00              23.53%
----------------------------------------------------------------------------------------
                 TOTAL                            $85,000,000.00               100%
----------------------------------------------------------------------------------------

                                APPENDIX A-2-1

                                                                    APPENDIX B
                                              TO CREDIT AND GUARANTY AGREEMENT

                               NOTICE ADDRESSES

MARINER HEALTH CARE, INC.
        One Ravinia Drive
        Suite 1500
        Atlanta, GA  30346
        Attention:  Boyd P. Gentry,
                    Senior Vice President and Treasurer
        Telecopier: (678) 443-6874



EACH GUARANTOR SUBSIDIARY
        One Ravinia Drive
        Suite 1500
        Atlanta, GA  30346
        Attention:  Boyd P. Gentry
        Telecopier: (678) 443-6874



in each case, with a copy to:
        Powell, Goldstein, Frazer & Murphy LLP
        Sixteenth Floor
        191 Peachtree Street, N.E.
        Atlanta, Georgia 30303
        Attention:  Robert C. Lewinson, Esq.
        Telecopier: (404) 572-6999



GOLDMAN SACHS CREDIT PARTNERS L.P.,
as a Joint Lead Arranger, Sole Syndication Agent and a Lender

        Goldman Sachs Credit Partners L.P.
        85 Broad Street
        New York, New York  10004
        Attention:  Lisa Perrotto
        Telecopier:  (212) 346-2608



                                 APPENDIX B-1
with a copy to:

        Goldman Sachs Credit Partners L.P.
        85 Broad Street
        New York, New York  10004
        Attention: Stephen King
        Telecopier:  (212) 357-9110



UBS AG, STAMFORD BRANCH,
as Administrative Agent,
Swing Line Lender, Issuing Bank and a Lender

        Administrative Agent's Principal Office:
        UBS AG, Stamford Branch
        677 Washington Boulevard
        Stamford, CT 06901
        Attention:  Lynne Alfarone
        Telecopier:  203-719-3888



Swing Line Lender's Principal Office:

        UBS AG, Stamford Branch
        677 Washington Boulevard
        Stamford, CT 06901
        Attention:  Lynne Alfarone
        Telecopier:  203-719-3888



Issuing Bank's Principal Office:

        UBS AG, Stamford Branch
        677 Washington Boulevard
        Stamford, CT 06901
        Attention:  Lynne Alfarone
        Telecopier:  203-719-3888



UBS WARBURG LLC,


                                 APPENDIX B-2
as a Joint Lead Arranger

        UBS Warburg LLC
        299 Park Avenue
        New York, NY 10171
        Attention:  Lynne Alfarone
        Telecopier:  203-719-3888



GENERAL ELECTRIC CAPITAL CORPORATION,
as Collateral Monitoring Agent, Documentation Agent and a Lender

        General Electric Capital Corporation
        2325 Lakeview Parkway, Suite 700
        Alpharetta, GA 30004-1976
        Telecopier:  (678) 624-7904

with a copy to:

        Katherine R. Lofft, esq.
        Vice President and Senior Counsel
        Heller Healthcare Finance, Inc.,
        d/b/a GE Capital Healthcare Financial Services
        2 Wisconsin Circle, 4th Floor
        Chevy Chase, MD 20815
        Telecopier:  (301) 664-9866

FOOTHILL GROUP, INC.,
as a Lender

        Foothill Capital Corporation
        2450 Colorado Ave. Suite 3000W
        Santa Monica, CA  90404
        Attention: Ed Stearns
        Telecopier: 310-453-7470



FOOTHILL INCOME TRUST, L.P.,
as a Lender

        Foothill Capital Corporation
        2450 Colorado Ave. Suite 3000W
        Santa Monica, CA  90404
        Attention: Ed Stearns
        Telecopier: 310-453-7470

                                 APPENDIX B-3

RESIDENTIAL FUNDING CORPORATION
dba GMAC-RFC HEALTH CAPITAL,
as a Lender

        Residential Funding Corporation
        8400 Normandale Lake Blvd.
        Minneapolis, MN  55437
        Attention:  Health Capital- Mail Stop 01-14-30
        Telecopier: 952-857-7470



RESIDENTIAL FUNDING CORPORATION
dba GMAC-RFC HEALTH CAPITAL,
as Joint Collateral Agent

        Residential Funding Corporation
        8400 Normandale Lake Blvd.
        Minneapolis, MN  55437
        Attention:  Health Capital- Mail Stop 01-14-30
        Telecopier: 952-857-7470





                                 APPENDIX B-4

                                                                  EXHIBIT A-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                                 FUNDING NOTICE

        Reference is made to the Credit and Guaranty Agreement, dated as of [______], 2002 (as it may be amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among MARINER HEALTH CARE, INC. (the "COMPANY"), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as a Joint Lead Arranger and as Syndication Agent, UBS WARBURG LLC, as a Joint Lead Arranger, UBS AG STAMFORD BRANCH, as Administrative Agent and as Swing Line Lender, GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Monitoring Agent and as Documentation Agent, and for certain limited purposes, RESIDENTIAL FUNDING CORPORATION DBA GMAC-RFC HEALTH CAPITAL, as Joint Collateral Agent.

        Pursuant to Section 2.2 of the Credit Agreement, Company desires that Lenders make the following Loans to Company in accordance with the applicable terms and conditions of the Credit Agreement on [_______], 2002 (the "CREDIT DATE"):

        1.      Revolving Loans

                [ ]   Base Rate Loans(1):                       $[___,___,___]

                [ ]   Eurodollar Rate Loans, with an
                      Initial Interest Period of ________
                      Month(s)(2):                              $[___,___,___]

        2.      Swing Line Loans(3):                            $[___,___,___]

        Company hereby certifies that:

               (i) attached hereto is a copy of the fully executed Borrowing Base Certificate that has been delivered to the Administrative Agent and the Collateral Monitoring Agent with respect to the Loans requested;

               (ii) after making the Loans requested on the Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

---------------------------
(1) Minimum $2,000,000; increments of $1,000,000.
(2) Minimum $5,000,000; increments of $1,000,000.
(3) Minimum $500,000; increments of $100,000.

                                  EXHIBIT A-1-1

               (iii) after making the Loans requested on the Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Borrowing Base then in effect;

               (iv)    as of the Credit Date, the Leverage Ratios set forth in
        Section 6.8 of the Credit Agreement determined as of such date after giving pro forma effect to the Loans requested shall not exceed the maximum Leverage Ratios permitted as of the last day of the immediately preceding Fiscal Quarter pursuant to Section 6.8 of the Credit Agreement;

               (v) after giving effect to the Loans requested on the Credit Date, the Cash Book Balance of the Company and its subsidiaries will not exceed $25,000,000;

               (vi) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date; and

               (viii) as of the Credit Date, no Default or Event of Default has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby.

Date:                                     MARINER HEALTH CARE, INC.
      ----------

                                          By:
                                              ----------------------------------
                                          Title:



                                  EXHIBIT A-1-2

                                                                  EXHIBIT A-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                         CONVERSION/CONTINUATION NOTICE

        Reference is made to the Credit and Guaranty Agreement, dated as of [________], 2002 (as it may be amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among MARINER HEALTH CARE, INC. (the "COMPANY"), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as a Joint Lead Arranger and as Syndication Agent, UBS WARBURG LLC, as a Joint Lead Arranger, UBS AG STAMFORD BRANCH, as Administrative Agent and as Swing Line Lender, GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Monitoring Agent and as Documentation Agent, and for certain limited purposes, RESIDENTIAL FUNDING CORPORATION DBA GMAC-RFC HEALTH CAPITAL, as Joint Collateral Agent.

        Pursuant to Section 2.8 of the Credit Agreement, Company desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [__________]:

        1. TERM LOANS:

                $[___,___,___]  Eurodollar Rate Loans to be continued with Interest
                                Period of ____ month(s)

                $[___,___,___]  Base Rate Loans to be converted to Eurodollar Rate
                                Loans with Interest Period of ____ month(s)

                $[___,___,___]  Eurodollar Rate Loans to be converted to Base Rate
                                Loans

        2. REVOLVING LOANS:

                $[___,___,___]  Eurodollar Rate Loans to be continued with Interest
                                Period of ____ month(s)


                $[___,___,___]  Base Rate Loans to be converted to Eurodollar Rate
                                Loans with Interest Period of ____ month(s)

                $[___,___,___]  Eurodollar Rate Loans to be converted to Base Rate
                                Loans

                                  EXHIBIT A-2-1

        Company hereby certifies that as of the date hereof, no Event of Default or a Default has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby.

Date:                                     MARINER HEALTH CARE, INC.
      ---------

                                          By:
                                              ----------------------------------
                                          Title:







                                  EXHIBIT A-2-2

                                                                  EXHIBIT A-3 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                                 ISSUANCE NOTICE

        Reference is made to the Credit and Guaranty Agreement, dated as of [_________], 2002 (as it may be amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among MARINER HEALTH CARE, INC. (the "COMPANY"), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as a Joint Lead Arranger and as Syndication Agent, UBS WARBURG LLC, as a Joint Lead Arranger, UBS AG STAMFORD BRANCH, as Administrative Agent and as Swing Line Lender, and GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Monitoring Agent and as Documentation Agent, and for certain limited purposes, RESIDENTIAL FUNDING CORPORATION DBA GMAC-RFC HEALTH CAPITAL, as Joint Collateral Agent.

        Pursuant to Section 2.3 of the Credit Agreement, Company desires a Letter of Credit to be issued in accordance with the terms and conditions of the Credit Agreement on [__________], 2002 (the "CREDIT DATE") in an aggregate face amount of $[___,___,___].

        Attached hereto for each such Letter of Credit are the following:

                (a)     the stated amount of such Letter of Credit;

                (b)     the name and address of the beneficiary;

                (c)     the expiration date; and

                (d)     either (i) the verbatim text of such proposed
        Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

        Company hereby certifies that:

               (i) attached hereto is a copy of the fully executed Borrowing Base Certificate that has been delivered to the Administrative Agent and the Collateral Monitoring Agent with respect to the Letter of Credit requested;



                                  EXHIBIT A-3-1

               (ii) attached hereto is a copy of the [documents] [information] delivered to the Administrative Agent in compliance with the requirements of the Issuing Bank in connection with the issuance of such Letter of Credit;

               (iv) after making the issuance of the Letter of Credit requested on the Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Borrowing Base then in effect;

               (iii) after issuing such Letter of Credit requested on the Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments or the Maximum Revolving Credit Amount then in effect;

               (v) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date;

               (vii)   as of the Credit Date, the Leverage Ratios set forth in
        Section 6.8 of the Credit Agreement determined as of such date after giving effect pro forma to the Loans requested shall not exceed the maximum Leverage Ratios permitted as of the last day of the immediately preceding Fiscal Quarter pursuant to Section 6.8 of the Credit Agreement;

               (viii) as of such Credit Date, no Event of Default or a Default has occurred and is continuing or would result from the consummation of the issuance contemplated hereby.


Date:                                     MARINER HEALTH CARE, INC.
      ---------

                                          By:
                                              ----------------------------------
                                          Title:


                                  EXHIBIT A-3-2

                                                                  EXHIBIT B-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                                 TERM LOAN NOTE

$ [___,___,___][1]
[2][_________], 2002                                          New York, New York

        FOR VALUE RECEIVED, MARINER HEALTH CARE, INC., a Delaware corporation ("COMPANY"), promises to pay [NAME OF LENDER] ("PAYEE") or its registered assigns the principal amount of [DOLLARS] ($[___,___,___]) in the installments referred to below.

        Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of [__________], 2002 (as it may be amended, restated, supplemented or otherwise modified, the "CREDIT Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as a Joint Lead Arranger and as Syndication Agent, UBS WARBURG LLC, as a Joint Lead Arranger, UBS AG STAMFORD BRANCH, as Administrative Agent and as Swing Line Lender, GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Monitoring Agent and as Documentation Agent, and for certain limited purposes, RESIDENTIAL FUNDING CORPORATION DBA GMAC-RFC HEALTH CAPITAL, as Joint Collateral Agent.

        Company shall make scheduled principal payments on this Note as set forth in Section 2.12 of the Credit Agreement.

        This Note is one of the "Term Loan Notes" in the aggregate principal amount of $[___,___,___] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

        All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted

---------------------------
1 Lender's Term Loan Commitment
2 Date of Issuance

                                  EXHIBIT B-1-1
by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

        This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

        THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

        Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

        The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

        No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

        Company promises to pay all costs and expenses, including reasonable attorneys' fees actually incurred, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.


                                  EXHIBIT B-1-2

        IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                          MARINER HEALTH CARE, INC.


                                          By:
                                              ----------------------------------
                                          Title:

















[Term Loan Note]


                                  EXHIBIT B-1-3

                                                                  EXHIBIT B-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                               REVOLVING LOAN NOTE

$ [___,___,___][1]
[2][__________], 2002                                         New York, New York

        FOR VALUE RECEIVED, MARINER HEALTH CARE, INC., a Delaware corporation ("COMPANY"), promises to pay [NAME OF LENDER] ("PAYEE") or its registered assigns, on or before [__________], 2002, the lesser of (a) [DOLLARS] ($ [___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

        Company also promises to pay interest on the advanced and unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of [_________], 2002 (as it may be amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as a Joint Lead Arranger and as Syndication Agent, UBS WARBURG LLC, as a Joint Lead Arranger, UBS AG STAMFORD BRANCH, as Administrative Agent and as Swing Line Lender, GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Monitoring Agent and as Documentation Agent, and for certain limited purposes, RESIDENTIAL FUNDING CORPORATION DBA GMAC-RFC HEALTH CAPITAL, as Joint Collateral Agent.

        This Note is one of the "Revolving Loan Notes" in aggregate principal amount of $[___,___,___] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid. Advances borrowed by the Company and evidenced hereby may be prepaid or repaid and reborrowed as provided in the Credit Agreement.

        All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted

---------------------------
1 Lender's Revolving Credit Commitment
2 Date of Issuance

                                  EXHIBIT B-2-1
by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

        This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

        THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

        Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

        The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

        No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

        Company promises to pay all costs and expenses, including reasonable attorneys' fees actually incurred, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.


                                  EXHIBIT B-2-2

        IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                          MARINER HEALTH CARE, INC.



                                          By:
                                              ----------------------------------
                                          Title:









                                  EXHIBIT B-2-3

                                 TRANSACTIONS ON
                               REVOLVING LOAN NOTE

                Amount of Loan  Amount of Principal     Outstanding Principal   Notation
         Date   Made This Date    Paid This Date          Balance This Date     Made By















                                  EXHIBIT B-2-4

                                                                  EXHIBIT B-3 TO
                                                   CREDIT AND GUARANTY AGREEMENT


                                 SWING LINE NOTE

$ [___,___,___][1]
[2][__________], 2002                                         New York, New York

        FOR VALUE RECEIVED, MARINER HEALTH CARE, INC., a Delaware corporation ("COMPANY"), promises to pay to UBS AG STAMFORD BRANCH, as Swing Line Lender ("PAYEE"), on or before [_________], 2002, the lesser of (a) [DOLLARS] ($[___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to Company as Swing Line Loans under the Credit Agreement referred to below.

        Company also promises to pay interest on the advanced and unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of [_________], 2002 (as it may be amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as a Joint Lead Arranger and as Syndication Agent, UBS WARBURG LLC, as a Joint Lead Arranger, UBS AG STAMFORD BRANCH, as Administrative Agent and as Swing Line Lender, GENERAL ELECTRIC CAPITAL CORPORATION as Collateral Monitoring Agent and as Documentation Agent, and for certain limited purposes, GMAC-RFC HEALTH CAPITAL GMAC, as Joint Collateral Agent.

        This Note is the "Swing Line Note" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid. Advances borrowed by the Company and evidenced hereby may be prepaid or repaid and reborrowed as provided in the Credit Agreement.

        All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Swing Line Lender or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

---------------------------
1 Swing Line Sublimit
2 Date of Issuance

                                  EXHIBIT B-3-1

        This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

        THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

        Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

        The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

        No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

        Company promises to pay all costs and expenses, including reasonable attorneys' fees actually incurred, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.



                                  EXHIBIT B-3-2

        IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                          MARINER HEALTH CARE, INC.


                                          By:
                                             -----------------------------------
                                          Title:




                                  EXHIBIT B-3-3

                                TRANSACTIONS ON
                                SWING LINE NOTE

                Amount of Loan  Amount of Principal     Outstanding Principal   Notation
         Date   Made This Date    Paid This Date          Balance This Date     Made By














                                  EXHIBIT B-3-4

                                                                    EXHIBIT C TO
                                                   CREDIT AND GUARANTY AGREEMENT

                             COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

        1. I am the [Chief Financial Officer/ Chief Accounting Officer/ Treasurer] of MARINER HEALTH CARE, INC., a Delaware corporation ("COMPANY").

        2. I have reviewed the terms of that certain Credit and Guaranty Agreement, dated as of [________], 2002 (as it may be amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as a Joint Lead Arranger and as Syndication Agent, UBS WARBURG LLC, as a Joint Lead Arranger, UBS AG STAMFORD BRANCH, as Administrative Agent and as Swing Line Lender, GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Monitoring Agent and as Documentation Agent, and for certain limited purposes RESIDENTIAL FUNDING CORPORATION DBA GMAC-RFC HEALTH CAPITAL, as Joint Collateral Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements.

        3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in reasonable detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event .

        The foregoing certifications, together with the computations set forth in the Annex A hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered [__________], 2002 pursuant to Section 5.1(d) of the Credit Agreement.

                                          MARINER HEALTH CARE, INC.


                                          By:
                                              ----------------------------------
                                          Title: [Chief Financial Officer/ Chief
                                                 Accounting Officer/ Treasurer]


                                   EXHIBIT C-1

                                                                      ANNEX A TO
                                                          COMPLIANCE CERTIFICATE

        FOR THE FISCAL [QUARTER] [YEAR] ENDING [MM/DD/YY] (the "PERIOD").

A. CERTAIN CREDIT PARTY INDEBTEDNESS AMOUNTS

1.  Aggregate Capital Leases incurred during the Period:                                   $[___,___,___]

2.  Aggregate Capital Leases since the Closing Date                   Actual:              $[___,___,__]
    which remain outstanding as of the end of the Period:             Permitted:           $5,000,000

3.  Aggregate Schedule 6.1 Indebtedness remaining outstanding                              $[___,___,__]

4.  Aggregate Purchase Money Indebtedness incurred
    during the Period:                                                                     $[___,___,___]

5.  Aggregate Purchase Money Indebtedness
    since the Closing Date which remain outstanding                   Actual:              $[___,___,__]
    as of the end of the Period:                                      Permitted:           $10,000,000

6.  Senior Unsecured or Subordinated Unsecured
    Debt Securities permitted under Section 6.1(k):                   Actual:              $[___,___,__]
                                                                      Permitted:           $200,000,000

7.  Aggregate other unsecured Indebtedness permitted under
    Section 6.1(k) incurred during the Period:                                             $[___,___,___]

8.  Aggregate other unsecured Indebtedness permitted under
    Section 6.1(l) remaining outstanding as of
    the end of the Period:                                            Actual:              $[___,___,__]
                                                                      Permitted:           $10,000,000(1)

9.  Indebtedness Evidenced by Rollover Notes:                         Actual:              $[___,___,__]
                                                                      Permitted:           $150,000,000

10. Aggregate Indebtedness permitted under 6.1(m) Actual:                                  $[___,___,__]
                                                                      Permitted:           $5,000,000
B. INVESTMENTS, SALES AND ACQUISITIONS

1.  Aggregate amount of Schedule 6.7(g) Investments:                                       $[___,___,__]


(1) The permitted aggregate amount is $10,000,000 less the actual value of 7 above.



                                  EXHIBIT C-2

2.    Investments in Approved Captive Insurance
      Subsidiaries pursuant to Section 6.7(h):

      (i)    Amount of Investments under 6.7(h) in the Period:                             $[___,___,__]

      (ii)   Aggregate amount for the [current/most recent]
             Fiscal Year:                                                                  $[___,___,__]

      (iii)  Amount approved by Board of Directors:                                        $[___,___,__]


3.    Aggregate Loans and advances to employees:                      Actual:              $[___,___,__]
                                                                      Permitted:           $1,000,000

4.    Aggregate Investments permitted under Section 6.7(k):           Actual:              $[___,___,__]
                                                                      Permitted:           $5,000,000

5.    Aggregate Investment in respect of Permitted
      Acquisitions deemed "reasonably related" for the
      Period:                                                                              $[___,___,___]

6.    Aggregate Investment in respect of Permitted
      Acquisitions deemed "reasonably related"
      for the [current/most recent] Fiscal Year:                      Actual:              $[___,___,___]
                                                                      Permitted:           $2,500,000

7.    Aggregate Investment in Joint Ventures
      for the Period:                                                                      $[___,___,___]

8.    Aggregate Investment in Joint Ventures
      the Closing Date:                                                                    $[___,___,___]

9.    Aggregate consideration paid in respect of
      Permitted Acquisitions in the Period:                                                $[___,___,___]

10.   Aggregate consideration paid in respect of
      Permitted Acquisitions for the [current/most
      recently ended] Fiscal Year (6.9(e)):                           Actual:              $[___,___,__]
                                                                      Permitted:           $10,000,000

11.   Permitted Acquisitions (6.9(e)) since the Closing Date:         Actual:              $[___,___,__]
                                                                      Permitted:           $ 50,000,000


                                  EXHIBIT C-3

12.   Aggregate consideration received in respect of
      Asset Sales in the Period:                                                           $[___,___,___]

13.   Aggregate consideration received in respect of
      Asset Sales for the [current/most recently                      Actual:              $[___,___,__]
      ended] Fiscal Year:                                             Permitted:           $ 5,000,000

14.   Aggregate LTM EBITDA for Swapped Assets
      during the Period:                                                                   $[___,___,__]

15.   Aggregate LTM EBITDA for Swapped Assets
      since Closing Date:                                             Actual:              $[___,___,__]
                                                                      Permitted:           $ 15,000,000

16.   Aggregate Restricted Junior Payments made during
      the Period:                                                                          $[___,___,__]

17.   Aggregate consideration in respect of sub-leases of
      non-performing or under-performing Health Care
      Facilities, or Health Care Facilities located in a non-
      core market during the Period:                                                       $[___,___,__]

18.   Aggregate consideration in respect sub-leases of non-
      performing or under-performing Health Care Facilities,
      or Health Care Facilities located in a non-core market
      since the Closing Date:                                         Actual:              $[___,___,__]
                                                                      Permitted:           $1,000,000
      C. FINANCIAL COVENANTS

1.  Consolidated Adjusted EBITDA: (i) - (ii) =                                             $[___,___,___]
    ----------------------------

           (i)       (a)       Consolidated Net Income:                                    $[___,___,___]

                     (b)       Consolidated Interest Expense:                              $[___,___,___]

                     (c)       provisions for taxes based on income:                       $[___,___,___]

                     (d)       total depreciation expense:                                 $[___,___,___]

                     (e)       total amortization expense:                                 $[___,___,___]

                     (f)       to the extent not deducted in determining
                               Consolidated Net Income, non-recurring


                                  EXHIBIT C-4

                             charge or restructuring charge in
                             connection with the implementation of
                             the Plan of Reorganization [(2)]:
                                                                                           $[___,___,___]

                     (g)     other non-cash items reducing
                             Consolidated Net Income[(3)]:                                 $[___,___,___]

             (ii)   other non-cash items increasing
                    Consolidated Net Income[(4)]:                                          $[___,___,___]

2.  Consolidated Rent Expense:                                                             $[___,___,___]

3.  Consolidated Capital Expenditures:                                                     $[___,___,___]

4.  Consolidated Cash Interest Expense:                                                    $[___,___,___]

5.  Consolidated Current Assets:                                                           $[___,___,___]

6.  Consolidated Current Liabilities:                                                      $[___,___,___]

7.  Insurance Concentration Account balance:                                               $[___,___,___]

8.  Aggregate Cash and Cash Equivalent balances and fair market value of
      Investments other than Cash and Cash Equivalents, if any, held by
      Approved Captive Insurance to the extent available to satisfy
      "current liabilities" on the most recent annual audited balance sheet of the Company and its consolidated
      Subsidiaries:                                                                        $[___,___,___]

9.  Consolidated Excess Cash Flow[(5)]: (i) - (ii) =                                       $[___,___,___]



---------------------

(1) The permitted aggregate amount is $10,000,000 less the actual value of 7 above.
(2)     For the period ending on or prior December 31, 2002 only.
(3) Excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period.
(4) Excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period.
(5) Notwithstanding anything to the contrary set forth herein, for the purposes of the Company's 2002 Fiscal Year, Consolidated Adjusted EBITDA, Consolidated Excess Cash Flow shall be determined solely for the period from and including June 1, 2002 to December 31, 2002.


                                 EXHIBIT C-5


           (i)       (a)       Consolidated Adjusted EBITDA [(6)]:                         $[___,___,___]

                     (b)       Consolidated Working Capital Adjustment[]:                  $[___,___,___]

                     (c)       Insurance reserve adjustment [(7)]:                         $[___,___,___]

           (ii)      (a)       voluntary and scheduled repayments
                               of Consolidated Total Debt [(8)]:                           $[___,___,___]

                     (b)       Consolidated Capital Expenditures[(,9)]:                    $[___,___,___]

                     (c)       Consolidated Cash Interest Expense:                         $[___,___,___]

                     (d)       the provision for current taxes based on
                               income of Company and Guarantor Subsidiaries
                               and payable in cash in such period:                         $[___,___,___]

                     (e)       aggregate purchase price of Permitted Acquisitions
                               not included in C.9(ii)(b) above:                           $[___,___,___]

                     (f)       sum of lines C.7 and C.8 above[(10)]:                       $[___,___,___]


10.  Consolidated Fixed Charges: (i) + (ii) + (iii) + (iv) =                               $[___,___,___]

           (i)       Consolidated Cash Interest Expense                                    $[___,___,___]

           (ii)      scheduled payments of principal
                     on Consolidated Total Debt:                                           $[___,___,___]

-----------------------

 (6) After subtracting, without duplication, any amounts deducted under line C.1(i)(f) above.
 (7) Equal to 110% of the amount of accrued insurance obligations included under "current liabilities" on the most recent annual audited balance sheet of the Company and its consolidated Subsidiaries (including Approved Captive Insurance Subsidiaries).
 (8) Excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Credit Commitments are permanently reduced in connection with such repayments.
 (9) Net of any proceeds of (y) any related financings with respect to such expenditures and (z) any sales of assets used to finance such expenditures.
(10) The net amount on this line shall not exceed the amount of accrued insurance obligations added back for the period pursuant to line C. 9(i)(c).


                                 EXHIBIT C-6

           (iii)     Consolidated Rent Expense:                                            $[___,___,___]

           (iv)      the portion of taxes based on income
                     actually paid in cash and provisions
                     for cash income taxes:                                                $[___,___,___]

11.  Consolidated Interest Expense:                                                        $[___,___,___]

12.  Consolidated Net Income: (i) - (ii) =                                                 $[___,___,___]

           (i)       the net income (or loss) of Company and its Guarantor
                     Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with
                     GAAP:                                                                 $[___,___,___]

           (ii)      (a)       the income (or loss) of any Person in which
                               any other Person (other than Company or any of
                               the Guarantor Subsidiaries) has a joint interest,
                               except to the extent of the amount of dividends
                               or other distributions actually paid to Company
                               or any of the Guarantor Subsidiaries by such
                               Person during such period:                                  $[___,___,___]

                     (b)       the income (or loss) of any Person accrued prior
                               to the date it becomes a Guarantor Subsidiary or
                               is merged into or consolidated with Company or
                               any of the Guarantor Subsidiaries or that
                               Person's assets are acquired by Company or any of
                               the Guarantor Subsidiaries:                                 $[___,___,___]

                     (c)       the income of any Guarantor Subsidiary of Company
                               to the extent that the declaration or payment of
                               dividends or similar distributions by that
                               Subsidiary of that income is not at the time
                               permitted by operation of the terms of its
                               charter or any agreement, instrument, judgment,
                               decree, order, statute, rule or governmental
                               regulation applicable to that
                               Guarantor Subsidiary:                                       $[___,___,___]

                     (d)       any after-tax gains or losses attributable to
                               Asset Sales or returned surplus assets
                               of any Pension Plan:                                        $[___,___,___]

                     (e)       to the extent not included in clauses C.12 (ii)(a)



                                 EXHIBIT C-7

                               through (d) above, any net extraordinary
                               gains or net extraordinary losses:                          $[___,___,___]

                     (f)       income (or loss) of any person which ceases
                               during the Period to be a Guarantor Subsidiary of
                               the Company or assets sold or otherwise disposed
                               of by the Company or any of its consolidated
                               Guarantor Subsidiaries during
                               the Period:[(11)]                                           $[___,___,___]

                     (g)       to the extent included in C.12(ii)(f) above, the net
                               income (or loss) of Sellco Assets:[(12)]                    $[___,___,___]


13.  Consolidated Senior Debt:                                                             $[___,___,___]

14.  Consolidated Total Debt:                                                              $[___,___,___]

15.  Consolidated Working Capital: (i) - (ii) =                                            $[___,___,___]

           (i)       Consolidated Current Assets:                                          $[___,___,___]

           (ii)      Consolidated Current Liabilities [(13)]:                              $[___,___,___]

16.  Consolidated Working Capital Adjustment: (i) - (ii) =                                 $[___,___,___]

           (i)       Consolidated Working Capital
                     as of the beginning of such period:                                   $[___,___,___]

           (ii)      Consolidated Working Capital
                     as of the end of such period:                                         $[___,___,___]

17.  Fixed Charge Coverage Ratio: (i) /(ii) =

           (i)       (a)       Consolidated Adjusted EBITDA:                               $[___,___,___]

                     (b)       Consolidated Rent Expenses


----------------------
(11) Calculated on a pro forma basis after giving effect to such disposition and assuming that such disposition occurred at the beginning of the most recent rolling four quarter period ending at least thirty (30) days prior to the date on which such disposition occurred in accordance with
        Article 11 of Regulation S-X of the Securities and Exchange Act, as amended.

(12)    Applicable for any period ending on or prior to December 31, 2002.

(13) Excluding the amount of insurance obligations otherwise included as Consolidated Current Liabilities.


                                 EXHIBIT C-8

                         for the four-Fiscal Quarter Period then ending:                   $[___,___,___]

           (ii)      Consolidated Fixed Charges
                     for such four-Fiscal Quarter Period:                                  $[___,___,___]

                                                                                Actual:         _.__:1.00
                                                                                Required:       _.__:1.00

18.  Senior Debt Leverage Ratio: (i)/(ii) =

           (i)       Consolidated Senior Debt                                              $[___,___,___]

           (ii)      Consolidated Adjusted EBITDA for the
                     four-Fiscal Quarter period ending on
                     such date[(14)]:                                                      $[___,___,___]

                                                                                Actual:         _.__:1.00
                                                                                Required:       _.__:1.00

19.  Total Debt Leverage Ratio: (i)/(ii) =
     -------------------------

           (i)       Consolidated Total Debt:                                              $[___,___,___]

           (ii)      Consolidated Adjusted EBITDA
                     for the four-Fiscal Quarter period
                     then ended[(14)]:                                                     $[___,___,___]

                                                                                Actual:         _.__:1.00
                                                                                Required:       _.__:1.00

20.  Minimum Consolidated Adjusted EBITDA:

           (i)       Consolidated Adjusted EBITDA                               Actual:    $[___,___,___]
                                                                                Required : $[___,___,___]

21.  Maximum Consolidated Capital Expenditures: (i) - (ii)=

(i)        Consolidated Capital Expenditure:                                               $[___,___,___]

---------------------------------------

(14) Excluding (i) Designated Non-Recourse Debt and (ii) income of and distributions in respect of capital stock or other equity interests made by non-guarantor subsidiaries, except to the extent of the amount of dividends or other distributions actually received in cash by the Company or any Guarantor from any such Non-Guarantor subsidiary.





                                  EXHIBIT C-9

(ii)       cash portion of any consideration
           paid in respect of any Permitted
           Acquisition in the period:                                                      $[___,___,___]


                                                                                Actual:    $[___,___,___]
                                                                                Required : $[___,___,___]

           plus, to the extent the amount of Consolidated Capital Expenditures permitted (i) for any Fiscal Year (without regard to any carry-over from a prior Fiscal Year) is in excess of the actual amount of
           Consolidated Capital Expenditures for such period, the amount of permitted Consolidated Capital Expenditures during the immediately succeeding Fiscal Year only, the lesser of (A) the amount of such excess and (B) the amount equal to 20% of the amount of Consolidated
           Capital Expenditures permitted (without regard to any carry-over from a prior Fiscal Year) for the period with respect to which such excess
           exists: [(15)]                                                                  $[___,___,___]










--------------------
(15) For the purposes of determining the portion of any such excess from the Closing Date through December 31, 2002 which may be carried over into Fiscal Year 2003, the amount determined under this paragraph shall be based on 20% of the Consolidated Capital Expenditures permitted from the Closing Date through December 31, 2002 were annualized for all of Fiscal Year 2002.





                                 EXHIBIT C-10

                                                                    EXHIBIT D TO
                                                   CREDIT AND GUARANTY AGREEMENT

                               OPINIONS OF COUNSEL

           Capitalized terms used in this Exhibit D not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement to which this Exhibit D is attached.

A.  GENERALLY.

           1. The Company and each other Credit Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1 to the Credit Agreement, has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and is qualified to do business and is in good standing in every jurisdiction identified in Schedule 4.1 to the Credit Agreement. Schedule 4.1 correctly sets forth the ownership interest of Company and each of its Subsidiaries in their respective Subsidiaries.

           2. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, any of the Organizational Documents of Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries; except as otherwise set forth in the Acquisition Agreement, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries; result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Joint Collateral Agent for the benefit of the Agents and the Lenders (the "SECURED PARTIES")); or require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders, or as otherwise set forth in the Acquisition Agreement.

           3. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except as otherwise set forth in the Acquisition Agreement, and except for filings and


                                  EXHIBIT D-1
recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Monitoring Agent, as of the Closing Date.

           4. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

           5. Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

           6. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. The pledge of the Investment Property Collateral pursuant the Pledge and Security Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

           Opinions with respect to the Credit Documents may be subject to the following qualifications:

                     (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                     (ii) certain of the remedial provisions, including waivers, with respect to the exercise of remedies contained in the Credit Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any Credit Document, taken as a whole;

                     (iii) counsel may assume that each Credit Document constitutes the legal, valid and binding obligation of each party to such agreement (other than Company and each other Credit Party) enforceable against each such party (other than Company or any other Credit Party ) in accordance with its terms.

B.  COLLATERAL OPINIONS

                     As required pursuant to the Pledge and Security Agreement


                                  EXHIBIT D-2

                                                                    EXHIBIT E TO
                                                   CREDIT AND GUARANTY AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

           This Assignment and Assumption Agreement (the "Assignment") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 (the "Standard Terms and Conditions") attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

                     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit and swingline loans) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.  Assignor:                   ______________________

2.  Assignee:                   ______________________ [and is an Related Fund]

3.  Borrower:                   Mariner Health Care, Inc.

4.  Administrative Agent:       UBS AG Stamford Branch, as the administrative
                                agent under the Credit Agreement

5.  Credit Agreement:           The $297,000,000 Senior Secured Credit and
                                Guaranty Agreement dated as of [____], 2002 (as it may be amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among MARINER HEALTH CARE, INC. (the
                                "COMPANY"), certain Subsidiaries of Company, as


                                  EXHIBIT E-1

                                Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as a Joint Lead Arranger and as Syndication Agent, UBS WARBURG LLC, as a Joint Lead Arranger, UBS AG STAMFORD BRANCH, as Administrative Agent and as Swing Line Lender, GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Monitoring Agent and as Documentation Agent, and for certain limited purposes, RESIDENTIAL FUNDING CORPORATION DBA GMAC-RFC HEALTH CAPITAL, as Joint Collateral Agent.

6.         Assigned Interest:


                                          Aggregate Amount of                 Amount of             Percentage Assigned of
                                           Commitment/Loans               Commitment/Loans             Commitment/Loans
         Facility Assigned                  for all Lenders                   Assigned                      [(*)]
         -----------------                  ---------------                   --------                      -----
--------------------------------------------------------------------------------------------------------------------------------
             Term Loan                      $______________                $______________                ____________%
--------------------------------------------------------------------------------------------------------------------------------
          Revolving Loan                    $______________                $______________                ____________%
--------------------------------------------------------------------------------------------------------------------------------
          Swing Line Loan                   $______________                $______________                ____________%
--------------------------------------------------------------------------------------------------------------------------------


Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.         NOTICE AND WIRE INSTRUCTIONS:

     [NAME OF ASSIGNOR]                                                [NAME OF ASSIGNEE]

     Notices:                                                          Notices:
     -------                                                           -------
             -------------------------                                             ---------------------------
             -------------------------                                             ---------------------------
             -------------------------                                             ---------------------------
             Attention:                                                            Attention:
             Telecopier:                                                           Telecopier:

--------------

[(*)] Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

                                  EXHIBIT E-2

      with a copy to:                                                   with a copy to:

             -------------------------                                             ---------------------------
             -------------------------                                             ---------------------------
             -------------------------                                             ---------------------------
             Attention:                                                            Attention:
             Telecopier:                                                           Telecopier:

      Wire Instructions:                                                Wire Instructions:
      ------------------                                                ------------------


          The terms set forth in this Assignment are hereby agreed to:


                                                  ASSIGNOR
                                                  --------
                                                  [NAME OF ASSIGNOR]

                                                  By:_______________________
                                                  Title:

                                                  ASSIGNEE
                                                  --------
                                                  [NAME OF ASSIGNEE]


                                                  By:_______________________
                                                  Title:
[Consented to and][(**)] Accepted:

UBS AG STAMFORD BRANCH, as
   Administrative Agent

By:_______________________
Title:

[Consented to:][(**)]

MARINER HEALTH CARE, INC.
By:_______________________
Title:

--------------------

[(**)]To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[(**)]To be added only if the consent of the Company is required by the terms of the Credit Agreement.

                                  EXHIBIT E-3

                                                                         ANNEX 1



                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
                            AND ASSUMPTION AGREEMENT



1.  Representations and Warranties.
    ------------------------------

    1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document,
          (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "Credit Documents"), or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

    1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement,
          (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will,


                                  EXHIBIT E-4
          independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest
    (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date; provided, Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Credit Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of the applicable consideration for this Assignment occurs on a date other than the Effective. Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that in the event Assignor is an Issuing Bank, any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Revolving Loan Commitment shall include, with respect to any outstanding Letters of Credit, the sale to Assignee of a participation in such Letters of Credit and any drawings thereunder as contemplated by Section 2.2 of the Credit Agreement.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.



                                  EXHIBIT E-5

                                                                    EXHIBIT F TO
                                                   CREDIT AND GUARANTY AGREEMENT

                         CERTIFICATE RE NON-BANK STATUS

           Reference is made to the Credit and Guaranty Agreement, dated as of [__________], 2002 (as it may be amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among MARINER HEALTH CARE, INC. (the "COMPANY"), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as a Joint Lead Arranger and as Syndication Agent, UBS WARBURG LLC, as a Joint Lead Arranger, UBS AG STAMFORD BRANCH, as Administrative Agent and as Swing Line Lender, GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Monitoring Agent and as Documentation Agent, and for certain limited purposes, RESIDENTIAL FUNDING CORPORATION DBA GMAC-RFC HEALTH CAPITAL, as Joint Collateral Agent. Pursuant to Section 2.20(c) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

                                                 [NAME OF LENDER]


                                                 By:_______________________
                                                    Name:
                                                    Title:


                                  EXHIBIT F-1

                                                                  EXHIBIT G-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                            CLOSING DATE CERTIFICATE

        THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

        1. We are the chief executive officer and the [chief financial officer/ chief accounting officer/ treasurer] of MARINER HEALTH CARE, INC., a Delaware corporation ("COMPANY").

        2. Pursuant to Section 2.1 of the Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as a Joint Lead Arranger and as Syndication Agent, UBS WARBURG LLC, as a Joint Lead Arranger, UBS AG STAMFORD BRANCH, as Administrative Agent and as Swing Line Lender, GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Monitoring Agent and as Documentation Agent, and for certain limited purposes, RESIDENTIAL FUNDING CORPORATION DBA GMAC-RFC HEALTH CAPITAL, as Joint Collateral Agent, Company requests that Lenders make the following Loans to Company on ____________ (the "Closing Date"):

                     Term Loans:                      $[___,___,___]

        3. We have reviewed the terms of Section 3 of the Credit Agreement and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

        4. Based upon our review and examination described in paragraph (3) above, we certify, on behalf of Company, that as of the date hereof (and, except with respect to (iv), (v), (vi), and (vii) below, after giving effect to all aspects of Reorganization being consummated contemporaneously herewith):

                     (i) as of the Closing Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such


                                  EXHIBIT G-1-1
           representations and warranties are true, correct and complete in all respects on and as of such earlier date;

                     (ii) as of the Closing Date, no injunction or other restraining order has been issued and remains in effect and no hearing to cause an injunction or other restraining order to be issued is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the borrowing contemplated hereby;

                     (iii) as of the Closing Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default;

                     (iv) all governmental and third party approvals (including that of the Bankruptcy Court) necessary in connection with the confirmation, consummation and implementation of the Plan of Reorganization, the financing and transactions contemplated in the Credit Agreement or otherwise referred to in therein, including the Loans, and the continuing operations of Company and its Subsidiaries, have been obtained and are in full force and effect, and all applicable waiting periods have expired without any action being taken or threatened by any competent authority, which without limitation, would restrain, prevent or otherwise impose adverse conditions on the Reorganization or the financing thereof;

                     (v) the Plan of Reorganization is in full force and effect and has not been amended or waived in whole or in part;

                     (vi) the Confirmation Order is in full force and effect, has not have been stayed, reversed, vacated or otherwise modified, there has been no appeal or petition for rehearing or certiorari pending in respect of the Confirmation Order or motion to revoke confirmation of the Plan of Reorganization, and the time to file any appeal or petition for rehearing or certiorari has lapsed;

                     (vii) the transactions contemplated by the Plan of Reorganization to be concluded on the Effective Date of the Plan of Reorganization have been consummated;

                     (viii) the DIP Facilities have been terminated and discharged to the extent required in the Credit Agreement and any collateral in respect thereof released, other than cash collateral pledged withy respect to letters of credit issued thereunder which will remain outstanding after the Closing date;


                                  EXHIBIT G-1-2

                     (ix) as of the Closing Date, except as set forth on
           Schedule 3.1(k) to the Credit Agreement, during the last twenty-four
           (24) months, no Credit Party nor any Subsidiary of a Credit Party has been notified by JCAHO or any relevant Governmental Authority or other Person with respect to any Health Care Permit, any Reimbursement Approval or other approval or authorization necessary to operate its business as currently being conducted, of such Governmental Authority's or other Person's actual revocation, suspension, termination, rescission, or non-renewal, such Health Care Permit, Reimbursement Approval or other approval or authorization;

           5. Attached hereto as Annex A (or previously delivered to the Syndication Agent and Administrative Agent) are true and complete (and, where applicable, executed and conformed) copies of each of the Related Agreements, and all other documents evidencing Indebtedness and Liens existing as of Closing Date and permitted pursuant to Section 6.1(h) or 6.2(o) of the Credit Agreement, and Material Contracts, and we have reviewed the terms of each of such documents and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to in paragraph (4).

           6. Each Credit Party has requested Powell, Goldstein, Frazer & Murphy LLP, to deliver to Agents and Lenders on the Closing Date favorable written opinions setting forth substantially the matters in the opinions designated in Exhibit D annexed to the Credit Agreement, and as to such other matters as Syndication Agent and Administrative Agent may reasonably request.

           7. Attached hereto as Annex B are true, complete and correct copies of (a) the Historical Financial Statements, (b) pro forma consolidated balance sheets of Company and its consolidated Subsidiaries as at the Closing Date plus the separate, consolidated balance sheet of the PHCMI Debtors as at the Closing Date, and reflecting the consummation of the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Lenders, and
(c) the Projections.

                  [Remainder of page intentionally left blank.]


                                  EXHIBIT G-1-3

    The foregoing certifications are made and delivered as of [_________], 2002.

                                                MARINER HEALTH CARE, INC.




                                                ------------------------
                                                Title: Chief Executive Officer



                                                ------------------------
                                                Title: [Chief Financial Officer/
                                                Treasurer/ Chief Accounting
                                                Officer]



                                  EXHIBIT G-1-4

                                     ANNEX A
                  [Related Agreements, Evidence of Indebtedness
                       and Liens, and Material Contracts]



                                  EXHIBIT G-1-5

                                               ANNEX B

                [Historical Financial Statements, pro forma consolidated balance sheets, consolidated balance sheet of the PHCMI Debtors ]



                                  EXHIBIT G-1-6

                                    ANNEX C

                       CERTIFICATE OF ASSISTANT SECRETARY


           I, [_____________], hereby certify that I am the Assistant Secretary of Mariner Health Care, Inc., a Delaware corporation (the "Company"), and each of the entities listed on Schedule A (the "Guarantors" and together with the Company, the "Credit Parties") and do hereby further certify that:

           (a) Attached hereto as Exhibit A are true, complete and correct copies of the certificates of incorporation and bylaws, certificates of limited partnership, partnership agreements, articles of organization, as the case may be, and as amended in each case (the "Articles") of each of the Credit Parties, certified by the secretary of state or similar appropriate government official of the state of organization of each Credit Party (the "Secretary of State's Certificate"). Each of the Articles has not been amended since the date of the last amendment thereto indicated on such Secretary of State's Certificate, and no action has been taken by any Credit Party or its shareholders, directors or officers in contemplation of the filing of any amendment to such Certificate or the dissolution, merger or consolidation of any of the Credit Parties and no proceedings therefor have occurred.

           (b) The resolutions of the Board of Directors of the Credit Parties attached hereto as Exhibit B and incorporated herein by this reference thereto, are true, correct and complete copies of resolutions duly adopted by unanimous consent of all the members of the Board of Directors of the Credit Parties and that said resolutions are still in full force and effect and have not been amended, supplemented, or otherwise modified or rescinded.

           (c) The following named persons are the [Insert titles of officers] of each of the Credit Parties, duly elected, qualified and acting as such; that the signatures appearing opposite the names of such officers are authentic and genuine and are, in fact, the signatures of such officers:



                                  EXHIBIT G-1-7


    NAME                           OFFICER                           SIGNATURE
    ----                           -------                           ---------


           IN WITNESS WHEREOF, I have hereunto signed my name this [__] day of [______], 200[_].


                                         [___________], Secretary

           I, [__________], Assistant Secretary of the Company, do hereby certify that [_____________] is the duly elected, qualified and acting Secretary of the Company, and that the signature of [______________] set forth above is his true and genuine signature.

           IN WITNESS WHEREOF, I have hereunto signed my name this [___] day of May, 2002.


                                 [_____________________], Assistant Secretary



                                  EXHIBIT G-1-8

                                                                  EXHIBIT G-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                              SOLVENCY CERTIFICATE

           THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

           1. I am the [chief financial officer/ chief accounting officer/ treasurer] of MARINER HEALTH CARE, INC., a Delaware corporation ("COMPANY").

           2. Reference is made to that certain Credit and Guaranty Agreement, dated as of [________], 2002 (as it may be amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Companyt, certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as a Joint Lead Arranger and as Syndication Agent, UBS WARBURG LLC, as a Joint Lead Arranger, UBS AG STAMFORD BRANCH, as Administrative Agent and as Swing Line Lender, GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Monitoring Agent and as Documentation Agent, and for certain limited purposes, RESIDENTIAL FUNDING CORPORATION DBA GMAC-RFC HEALTH CAPITAL, as Joint Collateral Agent.

           3. I have reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, together with each of the Related Agreements, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

           4. Based upon my review and examination described in paragraph (3) above, I certify that as of the date hereof, after giving effect to the consummation of the transactions contemplated by the Plan, the related financings and the other transactions contemplated by the Credit Documents and the Related Agreements, each Credit Party (other than any Non-Material Guarantor Subsidiary, as to which no such certification is made) is Solvent.

           The foregoing certifications are made and delivered as of [________],2002.

                                           --------------------------------
                                           Title: [Chief Financial Officer/
                                                      Treasurer]


                                  EXHIBIT G-2-1-

                                                                    EXHIBIT H TO
                                                   CREDIT AND GUARANTY AGREEMENT

                              COUNTERPART AGREEMENT

           This COUNTERPART AGREEMENT, dated [________], 2002 (this "COUNTERPART AGREEMENT") is delivered pursuant to that certain Credit and Guaranty Agreement, dated as of [________], 2002 (as it may be amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among MARINER HEALTH CARE, INC., a Delaware corporation (the "Company"), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as a Joint Lead Arranger and as Syndication Agent, UBS WARBURG LLC, as a Joint Lead Arranger, UBS AG STAMFORD BRANCH, as Administrative Agent and as Swing Line Lender, GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Monitoring Agent and as Documentation Agent, and for certain limited purposes, RESIDENTIAL FUNDING CORPORATION DBA GMAC-RFC HEALTH CAPITAL, as Joint Collateral Agent.

           SECTION 1. Pursuant to Section 5.10 of the Credit Agreement, the undersigned hereby:


                  (a) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

                  (b) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;

                  (c) no Default or Event of Default has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof;

                  (d) agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the




                                  EXHIBIT H-1
operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) and in accordance with Section 7 of the Credit Agreement; and

                  (e) the undersigned hereby (i) agrees that this counterpart may be attached to the Pledge and Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Security Agreement as if it were an original signatory thereto, (iii) grants to Secured Party (as such term is defined in the Pledge and Security Agreement) a security interest in all of the undersigned's right, title and interest in and to all "Collateral" (as such term is defined in the Pledge and Security Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Collateral Monitoring Agent supplements to all schedules attached to the Pledge and Security Agreement. All such Collateral shall be deemed to be part of the "Collateral" and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.

                  SECTION 2. The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

           THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.


                                  EXHIBIT H-2

           IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

                                   [NAME OF SUBSIDIARY]

                                   By:______________________
                                         Name:
                                         Title:
Address for Notices:

           --------------
           --------------
           --------------
           Attention:
           Telecopier

with a copy to:


           --------------
           --------------
           --------------
           Attention:
           Telecopier

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

UBS AG STAMFORD BRANCH,
as Administrative Agent

By:_____________________
   Name:
   Title:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Collateral Monitoring Agent

By:_____________________
   Name:
   Title:


                                  EXHIBIT H-3

                                                                    EXHIBIT I TO
                                                   CREDIT AND GUARANTY AGREEMENT

                                     [PLEDGE AND SECURITY AGREEMENT]
                                        [CIRCULATED SEPARATELY AND
                                          TO BE ADDED AT CLOSING]



                                  EXHIBIT I-1

                                                                    EXHIBIT J TO
                                                   CREDIT AND GUARANTY AGREEMENT


                                                  [MORTGAGE]
                                          [CIRCULATED SEPARATELY AND
                                            TO BE ADDED AT CLOSING]





                                  EXHIBIT J-1

                                                                    EXHIBIT K TO
                                                   CREDIT AND GUARANTY AGREEMENT


                                        [LANDLORD CONSENT AND ESTOPPEL]
                                           [CIRCULATED SEPARATELY AND
                                             TO BE ADDED AT CLOSING]


                                  EXHIBIT K-1

                                                                    EXHIBIT M TO
                                                   CREDIT AND GUARANTY AGREEMENT

                                        [INTERCREDITOR AGREEMENT]
                                       [CIRCULATED SEPARATELY AND
                                         TO BE ADDED AT CLOSING]


                                  EXHIBIT M-1

                                                                    EXHIBIT N TO
                                                   CREDIT AND GUARANTY AGREEMENT

                           BORROWING BASE CERTIFICATE

Pursuant to the Credit and Guaranty Agreement dated as of [May__, 2002], among the undersigned, Mariner Health Care, Inc. (the "Company"),certain subsidiaries of the Company as Guarantors, the persons designated therein as Lenders, Goldman Sachs Credit Partners L.P., as a Joint Lead Arranger and as Syndication Agent, UBS Warburg LLC, as a Joint Lead Arranger, UBS AG Stamford Branch, as Administrative Agent and as Swing Line Lender, General Electric Capital Corporation, as Collateral Monitoring Agent and as Documentation Agent, and for certain limited purposes, Residential Funding Corporation dba GMAC-RFC Health Capital as Joint Collateral Agent (the "Credit Agreement"), the undersigned certifies that as of the close of business on the date set forth below, the Borrowing Base is computed as set forth below:

The undersigned represents and warrants that this Borrowing Base Certificate is a true and correct statement of, and that the information contained herein is true and correct in all material respects regarding, the status of Eligible Receivable and Net Value of Eligible Real Estate and that the amounts reflected herein are in compliance with the provisions of the Credit Agreement and the Exhibits thereto. The undersigned further represents and warrants that there is no Default of Event of Default and all representations and warranties contained in the Credit Agreement and other Credit Documents are true and correct in all respects. The undersigned understands that the Lenders will extend Loans and issue Letters of Credit in reliance upon the information contained herein. Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Credit Agreement.

1.  SHG RECEIVABLES (As of [MM/DD/YY]):                                                    $[_________]

Less:   Adjustments

        (i) any and all rebates, discounts, credits, allowances, sales or excise taxes of any nature at any time issued, owing, claimed, granted, outstanding or payable in
        connection with such Receivables at such time                                      $[_________]

        (ii) patient credit balances resulting from duplication
        of payments                                                                        $[_________]






                                  EXHIBIT N-1


        (iii) reserves for potential or actual payables to other
        non-governmental third-party payors                                             $[_________]

        (iv) to the extent not reflected in the foregoing adjustments, any other reserves and adjustments which are reflected on the books and records of the Credit Parties (other than reserves relating to
        uncollectible accounts)                                                         $[_________]

Total Adjustments                                                                       $[_________]

Total SHG Receivables                                                                   $[_________]

Less: Ineligible Category #1--sale to director,
                  officer employee or Subsidiary                                        $[_________]
        Ineligible Category #2--unpaid more than 120 days                               $[_________]
        Ineligible Category #3--breach of covenant, representation
                  or warranty                                                           $[_________]
        Ineligible Category #4--account debtor also a creditor or supplier, has commenced  a litigation disputing liability or is
                  otherwise subject to any right of setoff (to the extent of such
                  offset, dispute or claim)                                             $[_________]
        Ineligible Category #5--account debtor subject to
                  Debtor Relief Laws                                                    $[_________]
        Ineligible Category #6--account debtor outside U.S.                             $[_________]
        Ineligible Category #7--collection doubtful or will be delayed                  $[_________]
        Ineligible Category #8--obligation of a government, etc.
                  (other than a Government Receivable)                                  $[_________]
        Ineligible Category #9--account debtor is located in state/denies
                  creditors access to courts                                            $[_________]
        Ineligible Category #10--no first priority security interest                    $[_________]
        Ineligible Category #11--chattel paper or instrument reduced
                  to judgment                                                           $[_________]
        Ineligible Category #12--deductions made                                        $[_________]
        Ineligible Category #13--due from credit card clearing house                    $[_________]
        Ineligible Category #14--right to payment not absolute or is
                  contingent                                                            $[_________]
        Ineligible Category #15--Credit Party cannot enforce its remedies               $[_________]
        Ineligible Category #16--progress billing/future performance                    $[_________]
        Ineligible Category #17--private pay patient account (to the extent
                  not covered)                                                          $[_________]

Total SHG Ineligible Receivables                                                        $[_________]


                                  EXHIBIT N-2

Eligible SHG Receivables                                                                   $[_________]

ELIGIBLE SHG RECEIVABLES AT 25%                                                     LINE A $[_________]

2.  ISG RECEIVABLES (As of [MM/DD/YY]):                                                    $[_________]

Less:      Adjustments

           (i) any and all rebates, discounts, credits, allowances, sales or excise taxes of any nature at any time issued, owing, claimed, granted, outstanding or payable in
           connection with such Receivables at such time                                   $[_________]

           (ii) patient credit balances resulting from duplication
           of payments                                                                     $[_________]

           (iii) reserves for potential or actual payables to other
           non-governmental third-party payors                                             $[_________]

           (iv) to the extent not reflected in the foregoing adjustments, any other reserves and adjustments which are reflected on the books and records of the Credit Parties (other than reserves relating to
           uncollectible accounts)                                                         $[_________]

Total Adjustments                                                                          $[_________]

Total ISG Receivables                                                                      $[_________]


Less:      Ineligible Category #1--sale to director,
                     officer employee or Subsidiary                                        $[_________]
           Ineligible Category #2--unpaid more than 120 days                               $[_________]
           Ineligible Category #3--breach of covenant, representation
                     or warranty                                                           $[_________]
           Ineligible Category #4--account debtor also a creditor or supplier, has commenced  a litigation disputing liability or is
                     otherwise subject to any right of setoff (to the extent of such
                     offset, dispute or claim)                                             $[_________]
           Ineligible Category #5--account debtor subject to
                     Debtor Relief Laws                                                    $[_________]
           Ineligible Category #6--account debtor outside U.S.                             $[_________]
           Ineligible Category #7--collection doubtful or will be delayed                  $[_________]
           Ineligible Category #8--obligation of a government, etc.



                                  EXHIBIT N-3

                     (other than a Government Receivable)                                         $[_________]
           Ineligible Category #9--account debtor is located in state/denies
                     creditors access to courts                                                   $[_________]
           Ineligible Category #10--no first priority security interest                           $[_________]
           Ineligible Category #11--chattel paper or instrument reduced
                     to judgment                                                                  $[_________]
           Ineligible Category #12--deductions made                                               $[_________]
           Ineligible Category #13--due from credit card clearing house                           $[_________]
           Ineligible Category #14--right to payment not absolute or is
                     contingent                                                                   $[_________]
           Ineligible Category #15--Credit Party cannot enforce its remedies                      $[_________]
           Ineligible Category #16--progress billing/future performance                           $[_________]
           Ineligible Category #17--private pay patient account (to the extent
                     not covered)                                                                 $[_________]

Total ISG Ineligible Receivables                                                                  $[_________]

Eligible ISG Receivables                                                                          $[_________]

ELIGIBLE ISG RECEIVABLES AT 80%                                                            LINE B $[_________]

2.  TOTAL ELIGIBLE RECEIVABLES                                                             LINE C $[_________]
      (Sum of Line A and Line B above)

3.  NET VALUE OF ELIGIBLE REAL ESTATE (1)                                                         $[_________]
      less Eligible ISG Receivables                                                        LINE D $[_________]

AVAILABLE REAL ESTATE AT 50%                                                               LINE E  [_________]

4.  BORROWING BASE AVAILABILITY                                                                   $[_________]
           (Sum of Line C and Line E above)


IN WITNESS WHEREOF, I have signed my name this ____ day of _______.

-----------------
(1) Determined based upon a per-licensed bed enterprise valuation methodology set forth in the Credit Agreement and excluding Real Estate Assets which are not currently utilized for ongoing operations or are subject to a Mortgage Loan or a permitted sub-lease to a third party or are SHG Health Care Facilities






                                  EXHIBIT N-4

                                         MARINER HEALTH CARE, INC.



                                         -----------------------------
                                         By:
                                         Title:




                                  EXHIBIT N-5